Exhibit 10.9

COPLEY PLACE

BOSTON, MASSACHUSETTS

OFFICE LEASE

Between

COPLEY PLACE ASSOCIATES, LLC

as Landlord

and

WAYFAIR LLC,

as Tenant

DATED April 18, 2013

FROM THE OFFICE OF:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110-3333

TABLE OF CONTENTS

ARTICLE 1. BASIC DATA
1.01	Date
1.02	Landlord
1.03	Present Mailing Address of Landlord
1.04	Tenant
1.05	Present Mailing Address of Tenant
1.06	Guarantor
1.07	Present Mailing Address of Guarantor
1.08	Commencement Date
1.09	Rent Commencement Date
1.10	Termination Date
1.11	Base Rent
1.12	Operating Expense Base Year
1.13	Base Year Operating Expenses
1.14	Tax Base Year
1.15	Base Year Taxes
1.16	Tenant’s Proportionate Tax Share
1.17	Tenant’s Proportionate Expense Share
1.18	Use
1.19	Premises
1.20	Common Areas
1.21	Letter of Credit Amount
1.22	Brokers

ARTICLE 2. HABENDUM; TERM

ARTICLE 3. POSSESSION
3.01	Rent Commencement
3.02	Early Entry
3.03	No Change in Lease Term
3.04	Appurtenant Rights
3.05	Roof Deck

ARTICLE 4. BASE RENT

ARTICLE 5. ADDITIONAL RENT
5.01	Obligation as to Additional Rent
5.02	Definitions
5.03	Expense & Tax Adjustment
5.04	Adjustment for Services not Rendered by Landlord
5.05	Audit Rights
5.06	Billing for Electricity

ARTICLE 6. USE OF PREMISES

ARTICLE 7. CONDITION OF PREMISES; LANDLORD’S WORK
7.01	Condition of Premises
7.02	Building Renovations
7.03	Landlord’s Work

ARTICLE 8. SERVICES
8.01	List of Services
8.02	Landlord Repairs and Maintenance
8.03	Interruption of Services
8.04	Additional Services
8.05	Energy Conservation

ARTICLE 9. COMPLIANCE WITH LAWS; REPAIRS; HAZARDOUS MATERIALS
9.01	Compliance With Laws
9.02	Repairs
9.03	Hazardous Materials

ARTICLE 10. ADDITIONS AND ALTERATIONS
10.01	Consent Required
10.02	Improvements are Landlord’s Property
10.03	Lines
10.04	Specialty Alterations

ARTICLE 11. COVENANT AGAINST LIENS

ARTICLE 12. INSURANCE
12.01	Waiver of Subrogation
12.02	Coverage
12.03	Avoid Action Increasing Rates
12.04	Landlord’s Insurance

ARTICLE 13. FIRE OR OTHER CASUALTY
13.01	Effect of Casualty
13.02	Intentionally Omitted
13.03	Responsibility for Reconstruction of Improvements

ARTICLE 14. WAIVER OF CLAIMS -INDEMNIFICATION
14.01	Tenant’s Indemnification
14.02	Landlord’s Indemnification

ARTICLE 15. NONWAIVER

ARTICLE 16. CONDEMNATION

ARTICLE 17. ASSIGNMENT AND SUBLETTING
17.01	No Transfer Without Consent
17.02	Rent Premium on Transfer
17.03	Change in Control

ARTICLE 18. SURRENDER OF POSSESSION

ARTICLE 19. HOLDING OVER

ARTICLE 20. ESTOPPEL CERTIFICATE

ARTICLE 21. SUBORDINATION

ARTICLE 22. CERTAIN RIGHTS RESERVED BY LANDLORD

ARTICLE 23. RULES AND REGULATIONS

ARTICLE 24. LANDLORD’S REMEDIES

ARTICLE 25. EXPENSES OF ENFORCEMENT

ARTICLE 26. COVENANT OF QUIET ENJOYMENT

ARTICLE 27. LETTER OF CREDIT
27.01	General Provisions
27.02	Drawings under Letter of Credit
27.03	Use of Proceeds by Landlord
27.04	Additional Covenants of Tenant
27.05	Nature of Letter of Credit

ARTICLE 28. REAL ESTATE BROKER

ARTICLE 29. NOTICE TO MORTGAGEE AND GROUND LESSOR

ARTICLE 30. ASSIGNMENT OF RENTS

ARTICLE 31. PERSONAL PROPERTY TAXES

ARTICLE 32. MISCELLANEOUS

ARTICLE 33. NOTICES

ARTICLE 34. LIMITATION ON LIABILITY

ARTICLE 35. LANDLORD’S DESIGNATED AGENT

ARTICLE 36. COMMENCEMENT DATE

ARTICLE 37. PARKING

ARTICLE 38. TENANT IMPROVEMENT ALLOWANCE

ARTICLE 39. FINANCIAL STATEMENTS

ARTICLE 40. TENANT AUTHORITY TO EXECUTE LEASE
40.01	Tenant Authority to Execute Lease
40.02	Landlord Authority to Execute Lease

ARTICLE 41. OPTION TO EXTEND LEASE

ARTICLE 42. EXPANSION RIGHTS
42.01	Special Expansion Rights
42.02	Expansion Rights
42.03	Expansion Amendment
42.04	Bentley Space

ARTICLE 43. RIGHT OF FIRST OFFER
43.01	Grant of Option; Conditions
43.02	Terms for Offering Space
43.03	Definition of Prevailing Market Rent
43.04	Determination of Prevailing Market Rent
43.05	Condition of Offering Space
43.06	Offering Amendment

ARTICLE 44. ROOFTOP COMMUNICATIONS

ARTICLE 45. EMERGENCY GENERATOR

Exhibit A	Plan of Premises

Exhibit A-1	Early Expansion Spaces

Exhibit A-2	Roof Deck Plan

Exhibit A-3	Expansion Space One and Expansion Space Two

Exhibit B-1	Shell Work

Exhibit B-2	Landlord’s Work

Exhibit C	Rules and Regulations

Exhibit D	Cleaning Specifications

Exhibit E	Measurement Standards

Exhibit F	Letter of Credit Form

Schedule 8.01	Tenant’s HVAC Requirements

OFFICE LEASE

COPLEY PLACE

BOSTON, MASSACHUSETTS

THIS INSTRUMENT is an Agreement of Lease in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the Office Section of Copley Place (hereinafter referred to as the “Office Section”) located at 100 Huntington Avenue, Boston, Suffolk County, Massachusetts (the project known as Copley Place, including without limitation the hotel portions thereof, plazas, pedestrian bridges, service areas and all other common areas, together with all present and future easements, additions, improvements, air rights and other rights appurtenant thereto, is hereinafter referred to as the “Property”), subject to the covenants, terms, provisions and conditions of this Lease. The “Office Section” means the seven (7) levels of office area in four so-called “Towers” (denoted, respectively, as “One Copley Place”, “Two Copley Place”, “Three Copley Place” and “Four Copley Place” or as “Tower 1”, “Tower II”, “Tower Ill” and “Tower IV”, respectively), containing approximately 867,564 square feet of rentable floor area constituting a portion of the building (the “Building”) located at the aforesaid address. The Building also contains retail shopping, restaurant, parking and other facilities, which are not included within the Office Section. The Building does not, however, include the hotel or residential portions of the Property or the pedestrian bridges.

The provisions set forth in this lease are the result of a negotiation in which the parties were represented by counsel experienced in lease transactions of office space in the Commonwealth of Massachusetts. Each of the provisions was negotiated in view of the entire transaction including the type and location of the property, the rental, the term and the respective rights, obligations and remedies of the Landlord and Tenant. As a result, the rights, obligations and remedies which have been agreed to herein are, as negotiated, a part of the transaction as a whole and neither party intends that the absence of any particular remedy being specified for a particular action or lack of action by the other party imply that the parties intended any remedy not so specified. Without limiting the generality of the foregoing, in no event shall Tenant have the right to terminate or cancel this lease as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord or as otherwise specifically set forth herein. In consideration of the covenants herein contained, Landlord and Tenant hereby agree as follows:

ARTICLE 1.

BASIC DATA

The following sets forth basic data and, where the context admits, constitutes definitions of the terms hereinafter listed.

1.01	Date:	April 18, 2013

1.02	Landlord:	COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company

1.03	Present Mailing Address of Landlord:	Simon Property Group, Inc. Attention: Property Manager Two Copley Place, Suite 100 Boston, MA 02116-6502

1.04	Tenant:	WAYFAIR LLC, a Delaware limited liability company

1.05	Present Mailing Address of Tenant:	177 Huntington Avenue, Suite 6000 Boston, MA 02115 Attention: General Counsel

1.06	Guarantor:	None

1.07	Present Mailing Address of Guarantor:	Not Applicable

1.08	Commencement Date:	Subject to ARTICLE 3 and ARTICLE 36 hereof, July 1, 2014.

1.09	Rent Commencement Date:	The Commencement Date

1.10	Termination Date:	June 30, 2024 as the same may be extended pursuant to the option of extension set forth in ARTICLE 41, unless, in any case, sooner terminated as provided in this Lease.

1.11	Base Rent:	Subject to ARTICLE 3, ARTICLE 4 and ARTICLE 36 hereof, Base Rent shall be payable in accordance with the following table:

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent
July 1, 2014 through June 30, 2015	$34.65	$3,662,366.40	$305,197.20
July 1, 2015 through June 30, 2016	$35.65	$3,768,062.40	$314,005.20
July 1, 2016 through June 30, 2017	$36.65	$3,873,758.40	$322,813.20
July 1, 2017 through June 30, 2018	$37.65	$3,979,454.40	$331,621.20

July 1, 2018 through June 30, 2019	$38.65	$4,085,150.40	$340,429.20
July 1, 2019 through June 30, 2020	$39.65	$4,190,846.40	$349,237.20
July 1, 2020 through June 30, 2021	$40.65	$4,296,542.40	$358,045.20
July 1, 2021 through June 30, 2022	$41.65	$4,402,238.40	$366,853.20
July 1, 2022 through June 30, 20233	$42.65	$4,507,934.40	$375,661.20
July 1, 2023 through June 30, 2024	$43.65	$4,613,630.40	$384,469.20

1.12	Operating Expense Base Year:	The Calendar Year 2014.

1.13	Base Year Operating Expenses:	The amount of Operating Expenses incurred with respect to the Base Year, determined in accordance with subsection 5.02(v) (including the grossing up thereof as provided therein).

1.14	Tax Base Year:	The Calendar Year 2014.

1.15	Base Year Taxes:	The amount of Taxes incurred with respect to the Tax Base Year determined in accordance with subsection 5.02(iv) (including the grossing up thereof as provided therein).

1.16	Tenant’s Proportionate Tax Share:	12.82% for the Premises initially leased hereunder (computed on the basis of 95% occupancy).

1.17	Tenant’s Proportionate Expense Share:	12.82% for the Premises initially leased hereunder (computed on the basis of 95% occupancy).

1.18	Use:	Subject to ARTICLE 23, general executive, professional and administrative offices and uses ancillary or accessory thereto.

1.19	Premises:
That portion of the Office Section designated on the plan attached hereto as Exhibit A consisting of a Sheet for each floor of Tower IV in which a portion of the Premises is located and containing a total of approximately 105,696 rentable square feet, consisting of the following approximate rentable square footages in Tower IV of the Building:

35,176 rentable square feet on the 7th floor
24,104 rentable square feet on the 6th floor
15,976 rentable square feet on the 4th floor
23,048 rentable square feet on the 3rd floor
7,392 rentable square feet on the 1st floor

The foregoing described Premises (“Initial Premises”) is subject to an expansion of the Premises pursuant to the Expansion Rights provided in ARTICLE 42 and the exercise(s)  of a Right of First Offer provided in ARTICLE 43.

Excepted and excluded from the Premises are the roof or ceiling, the floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are not excluded from the Premises and are a part thereof for all purposes; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) utility lines, pipes and the like, to serve premises other than the Premises, and to replace and maintain and repair such utility lines, pipes and the like, in, over and upon the Premises, but in no event shall such installations reduce the usable square footage of the Premises by more than de minimus amounts.

1.20	Common Areas:
Those portions of the Property not leased to any tenant, but for the benefit of the Property and its tenants, such as landscaped areas, malls, pedestrian walkways and bridges, public restrooms, service areas and the like

		and if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridor and elevator lobby of such floor.

1.21	Letter of Credit Amount:	$1,220,788.80

1.22	Brokers:	Richards Barry Joyce & Partners for Tenant CB Richard Ellis-N.E. Partners, L.P. for Landlord

ARTICLE 2.

HABENDUM; TERM

To have and to hold the Premises for the Term (as hereinafter defined), and the right to use the Common Areas during the Term in common with others entitled thereto. The term of this Lease (the “Term”) shall be that period of time commencing on the Commencement Date specified in ARTICLE 1 hereof and ending on the Termination Date specified in ARTICLE 1 hereof, unless extended as set forth in ARTICLE 41 hereof or sooner terminated as provided herein.

ARTICLE 3.

POSSESSION

3.01                        Rent Commencement. In the event Landlord is unable to deliver possession of the Premises on or before September 1, 2013 in the condition required pursuant to Section 7.1 by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, this Lease shall nevertheless continue in force and effect, except the Commencement Date and the Rent Commencement Date for any portion of the Initial Premises that Landlord is delayed in delivering beyond September 1, 2013 shall be delayed day for day for each day following September 1, 2013 that Landlord is unable to so deliver possession of such portion of the Premises.  In addition, (i) if Landlord is unable to so deliver possession of all or any portion of the Initial Premises by December 31, 2013, then following the Rent Commencement Date, Tenant shall have the right to receive an abatement of one (1) day of Base Rent allocable to the portion of the Initial Premises which Landlord has not so delivered for each and every day of delay in such delivery following December 31, 2013 and (ii) if Landlord is unable to so deliver possession of fifty percent (50%) or more of the Initial Premises by February 1, 2014, Tenant shall have the right, by giving written notice thereof to Landlord, to terminate this Lease and in such event all obligations of Landlord and Tenant with respect to this Lease shall terminate and be of no further force and effect.

3.02                        Early Entry. Landlord shall deliver the Premises to Tenant, in the condition set forth in Section 7.1 on September 1, 2013 for purposes of performing Tenant’s Initial Alterations (as hereinafter defined) of the Premises and for installation of telecommunications, business equipment and furniture, and may, subject to Legal Requirements (as hereinafter defined) use the Premises for the conduct of Tenant’s business prior to the Commencement Date.  Such entry by

Tenant prior to the Commencement Date shall be at Tenant’s sole risk and without material interference to any work then being performed in the Building by Landlord or to any work then being performed by other tenants in space occupied by such tenants, and all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises.  Nevertheless, Tenant’s obligation to pay Rent shall not commence until the Rent Commencement Date and Tenant shall pay Base Rent and any Additional Rent that may be due under ARTICLE 5 on the Rent Commencement Date and upon the first day of each calendar month thereafter at the rates set forth in ARTICLES 1 and 5 hereof. Tenant shall pay for electricity used by Tenant following commencement of Tenant’s construction of the Initial Alterations in the Premises as determined by actual check metering of such usage.

3.03                        No Change in Lease Term. The occurrence of any of the events described in this ARTICLE 3 shall not be deemed to accelerate or defer the Termination Date.

3.04                        Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, the right (i) to use, in common with others, to the extent space is available therein, the shafts, stacks, pipes, ducts, risers and conduits that are not for the exclusive use of other tenants in the Building, (ii) to use vertical conduits, installed by Tenant at its sole cost and expense, in locations approved by Landlord, for telecommunications running from the Premises to the roof of the Building or a below grade point of entry into the Building, (iii) to install, at Tenant’s sole cost and expense, fiber optic cabling, in conduits and locations approved by Landlord, (iv) to install, use, maintain and repair, a standby generator, in accordance with ARTICLE 45 below, and the Dish/Antenna (as defined in ARTICLE 44 below), and (v) to use the roof area designated on Exhibit A-2 for the installation and maintenance of a roof deck on the terms and conditions set forth in Section 3.05.

3.05                        Roof Deck. If Tenant elects to install a roof deck as described in Section 3.04; such roof deck shall be subject to all Legal Requirements as if the same were a part of the Premises; installed and maintained at Tenant’s expense (but the Allowance provided hereunder may be used for design and installation of the same), removed and replaced at Tenant’s expense as required for roof maintenance, and otherwise subject to all requirements and rights applicable to Initial Alterations, including, without limitation, that the Tenant shall have no obligation of restoration with regard to the roof deck. Tenant shall maintain liability insurance with respect thereto as if the same were part of the Premises. Tenant shall be responsible for any material damage caused to the roof or any other part of the Building by the installation, use, maintenance, removal or replacement of the roof deck, to the extent caused by Tenant, Tenant’s invitees or any of Tenant’s agents or representatives as a result of Tenant’s exercise of its rights with respect to the roof deck. Tenant agrees that if it makes use of the roof for a roof deck, it will keep the roof of the Building free of all trash or waste materials produced by Tenant, Tenant’s invitees or any of Tenant’s agents or representatives.  Except as may arise from the negligence of the Landlord, neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant, Tenant’s invitees or any of Tenant’s agents or representatives while on the roof deck. If Tenant elects to remove the roof deck, Tenant shall repair any damage to the roof caused by such removal, including the patching of any holes. Tenant specifically acknowledges and agrees that the terms and conditions of ARTICLE 14 regarding indemnification and waiver of claims shall apply with full force and effect to the roof deck.

ARTICLE 4.

BASE RENT

Commencing on the Rent Commencement Date, Tenant shall pay to Landlord or Landlord’s agent without notice or demand at Copley Place Associates, LLC, c/o Simon Property Group, Inc., P.O. Box 5631, Indianapolis, Indiana 40206-5631, or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts in the United States of America, the Base Rent specified in ARTICLE 1 hereof in the equal monthly installments specified in ARTICLE 1 hereof in advance on or before the first day of each and every month (and partial month, if any) during the Term following the Rent Commencement Date, without any abatement, counterclaim, set-off or deduction whatsoever, except as expressly provided herein; in this regard, it is understood that the parties have agreed to such remedies with respect to those instances, if any, in which the parties have determined that such remedies are appropriate.  If the Rent Commencement Date for any portion of the Premises is other than on the first day of a month or the Term ends other than on the last day of the month, the Base Rent for such month shall be prorated. The prorated Base Rent for the portion of the month in which the Rent Commencement Date occurs shall be paid on the Rent Commencement Date.

ARTICLE 5.

ADDITIONAL RENT

5.01                        Obligation as to Additional Rent. In addition to paying the Base Rent specified in ARTICLE 4 hereof, Tenant shall, commencing on the Rent Commencement Date and for the duration of the Term, pay as “Additional Rent” the amounts determined pursuant to Sections 5.03 and 5.04 of this ARTICLE 5. The Base Rent and the Additional Rent are sometimes collectively referred to in this Lease as the “Rent”. All amounts due under this ARTICLE as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent and in the same currency, without any abatement, counterclaim, set-off or deduction whatsoever, except as expressly set forth herein. Without limitation on other obligations of Tenant that shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this ARTICLE 5 shall survive the expiration of the Term for a period of eighteen (18) months.  For any partial Calendar Year following the Rent Commencement Date, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of days of the Term falling within such Calendar Year.

5.02                        Definitions.  As used in this ARTICLE 5, the terms:

(i)                                     “Calendar Year” shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

(ii)                                  “Tenant’s Proportionate Tax Share” shall mean the percentage specified in ARTICLE 1 hereof, being the percentage calculated by dividing the rentable area contained in the Premises by 824,186 (being 95% of the rentable square foot area of the Office Section).

(iii)                               “Tenant’s Proportionate Expense Share” shall mean the percentage specified in ARTICLE 1 hereof, being the percentage calculated by dividing the rentable area contained in the Premises by 824,186 (being 95% of the rentable square foot area of the Office Section).

(iv)                              “Taxes” shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the Property or any part thereof including without limitation Common Areas as such taxes and assessments are reasonably determined by Landlord to be for the benefit of the Office Section and ad valorem taxes for any personal property of Landlord to the extent used in connection with the Office Section.  For purposes of clarity, it is understood that there is one real estate tax bill for the Property and that Landlord allocates to the Office Section real estate taxes and assessments on the entire Property based upon the reasonable determination of Landlord.  Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (a) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such real estate taxes and ad valorem personal property taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Property or any part thereof and/or the personal property used by Landlord in connection with the Property or any part thereof, all such taxes, assessments, fees or charges (hereinafter defined as “in lieu of taxes”) shall be deemed to constitute Taxes hereunder.  Taxes shall also include, in the year paid, all fees and costs reasonably incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporate excise taxes, transfer taxes, or net income or capital stock tax. If less than 95% of the Office Section is occupied during all or a portion of the Tax Base Year or any Adjustment Year, Landlord shall make an appropriate adjustment in Taxes for such year by adjusting the amount deemed to be Taxes for such Calendar Year so that Tenant’s responsibility for Taxes shall be an amount equal to the amount it would have paid on account of Taxes had the Office Section been 95% occupied.  In computing the Adjustment Amount under Section 5.03, any refund of Taxes received by Landlord in the period during which Taxes is being computed and which is available to benefit Tenant as described in this ARTICLE 5, shall, net of the cost of obtaining such refund (to the extent costs were not previously included in Taxes or Operating Expenses), reduce Taxes to which Section 5.03 is applicable; and if Tenant expands into space formerly occupied by other tenants, which expansion space becomes subject to this Lease, Tenant shall not be entitled to any refund or credit in connection with a refund or abatement of Taxes for periods prior to the commencement date for Tenant’s lease of such expansion space. All references to Taxes “for” a particular Calendar Year shall be deemed to refer to Taxes due and payable during such Calendar Year without regard to when such Taxes are assessed or levied.

(v)                                 “Operating Expenses” mean all expenses, costs and disbursements of every kind and nature, other than Taxes, paid or incurred by Landlord in operating, managing, repairing and maintaining the Property and its appurtenances as such expenses, costs and disbursements are reasonably allocated on a fair and equitable basis to the Office Section by the

Landlord in its sole reasonable judgment, or as the same are incurred directly in the operation of the Office Section. Operating Expenses shall include, without limitation: premiums for fire, casualty, liability and such other insurance as Landlord may from time to time maintain; security expenses; compensation and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in operating, maintaining, or cleaning the Property (equitably apportioned, if such personnel serve the Property and other properties); steam, water, sewer, stormwater, electric, gas, telephone, and other utility charges to the Building not billed directly to tenants by Landlord or the utility; expenses incurred in connection with the central plant furnishing heating, ventilating and air conditioning to the Office Section (and to the Building and the Property where and to the extent the expenses of the Building and the Property are otherwise allocable to the Office Section), which expenses may include a reasonable fee paid to the independent operator of such central plant; costs of lighting, ventilating, (including maintaining and repairing ventilating fans and fan rooms) making routine repairs to and maintenance of underground roadways (and the access ramps servicing such roadways) and railroad platforms and railroad rights of way (including track); costs of repairing and maintaining fire protection systems relating to the underground roadways, access ramps, railroad platforms and railroad rights of way; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of interior and exterior landscaping; payments to independent contractors under contracts for cleaning, operating, management, maintenance and repair (which payments may be to affiliates of Landlord so long as not more than the market rate for such services is included in determining Tenant’s share of Operating Expenses); all other expenses paid in connection with cleaning, operating, management, maintenance and repair, and the amortized cost of capital expenditures (provided that replacement parts or components which are essentially in the nature of regular maintenance replacements even though classified for accounting purposes as capital and which are installed in the ordinary course of business shall not be deemed capital for these purposes and shall not therefore be capital expenditures for purposes of this Lease) which are: (a) in good faith based upon engineering estimates intended to (I) stabilize or reduce, over the portion of the useful life of such improvements or equipment within the then Term, operating expense costs that would otherwise be incurred or (II) improve the operating efficiency of the Property; or (b) required to comply with any Laws that are enacted, or first become effective, after the date of this Lease. The amount included in any Calendar Year with respect to such capital expenditure shall be the total expenditure amortized by Landlord over the useful life thereof determined in accordance with generally accepted accounting principles or, in the case of those items described in clause (a)(I) or clause (a)(II) above, the lesser of the useful life of such items and the Payback Period (defined below). The amortized cost of a capital expenditure may, at Landlord’s option, include actual rate paid by Landlord to finance the capital expenditure or imputed interest at the rate that Landlord is charged for moneys then borrowed by Landlord or by an affiliate that makes such funds available to Landlord for operations. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital expenditure to equal the total capital expenditure.

Operating Expenses shall not, however, include the following:

(a)                                 costs of any alterations or special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made or which is not furnished generally to all office tenants of the Building;

(b)                                 Taxes;

(c)                                  interest or principal or financing costs on mortgages encumbering the land on which the Building is located or the Building or relating to funds borrowed by Landlord, or any ground lease rent or other rent payable by Landlord to the holder of any ground lease or other lease to the Landlord, as tenant, of the Property or any portion thereof;

(d)                                 leasing commissions, marketing costs, advertising, legal, space planning, construction and related expenses (including permitting, licensing and inspection fees), and lease concessions incurred in procuring, negotiating or disputing leases or subleases with, and installing leasehold improvements for, tenants, subtenants or prospective tenants or subtenants of the Building;

(e)                                  any other expenses for which Landlord actually receives during the applicable period direct reimbursement from insurance (or if Landlord fails to carry the insurance required hereunder, the reimbursement Landlord would have received had it carried such requisite insurance), condemnation awards, other tenants or any other source;

(f)                                   any costs in connection with the repair, replacement or correction of any defective construction work or equipment which is covered by an applicable warranty and for which (and to the extent which) Landlord recovers with respect thereto;

(g)                                  any charges under any maintenance or management contract made with an affiliate of Landlord to the extent such charges exceed what would have been paid at arm’s length with an unrelated party;

(h)                                 any costs, fines or penalties incurred due to the violation by Landlord or any other tenant of any law;

(i)                                     any costs of environmental remediation for which Landlord is responsible under this Lease, or for which any other tenant or other third party is responsible under the law;

(j)                                    costs incurred in connection with the sale, financing or refinancing of the Property or any portion thereof;

(k)                                 fines, interest and penalties incurred due to the late payment of Taxes, or the failure to file tax or informational returns when due, or due to the late payment of Operating Expenses;

(l)                                     organizational expenses associated with the creation and operation of the entity which constitutes Landlord, including Landlord’s general corporate overhead, in-house legal fees and any entertainment, dining or travel expenses of Landlord;

(m)                             any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases;

(n)                                 the amount of judgments against Landlord or settlements of third party claims against Landlord and the amount of attorneys’ fees in connection with any of the same (but the foregoing shall not prevent the application of insurance carried by Landlord under this Lease to the same);

(o)                                 costs of the operation of the Copley Garage or the Dartmouth Street Garage (as such terms are hereinafter defined);

(p)                                 rentals and other related expenses incurred in leasing heating, ventilating and air conditioning systems, elevators or other equipment ordinarily considered to be capital items, except (i) expenses in connection with making repairs on or keeping Buildings systems in operation while repairs are being made and (ii) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;

(q)                                 capital expenditures which are not specifically included in Operating Expenses as set forth above;

(r)                                    advertising and promotional expenditures and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs, costs arising from Landlord’s charitable or political contributions, costs for sculpture, paintings or other objects of art, other than maintenance of the same, and the cost of any “tenant relations” parties, events or promotion;

(s)                                   the cost of any electric power used by any tenant in the Building for which such tenant is billed directly by Landlord including without limitation by reason of such tenant’s usage being metered or sub-metered, or electric power costs for which any tenant directly contracts with the local public service company;

(t)                                    bad debt, rental loss or any reserves for repairs or replacements; or services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of the retail, parking, and restaurant operations in the Building; or

(u)                                 costs of so-called lease or credit enhancement insurance or similar insurance products, whether or not the same is required by any mortgagee of the Property, which are obtained for the purpose of obtaining financing or similar credit benefits that inure to the owner or mortgagee of the Property.

If less than 95% of the Office Section’s rentable area shall have been occupied by tenant(s) at any time during any Calendar Year (including the Operating Expense Base Year), for purposes of determining the Adjustment Amount (as hereinafter defined) and the Operating Expense in the Base Year, each component of Operating Expenses for such Calendar Year allocated to the Office Section that varies with fluctuations in occupancy shall be deemed to be an amount equal to the like component which would reasonably be expected to have been incurred had such occupancy been 95% throughout such Calendar Year (including the Operating Expense Base Year, as applicable), so that the amount Tenant actually pays on account of Operating Expenses paid or incurred by Landlord reflects the amount Tenant would have paid if the Office Section would have been 95% occupied during such period.  If any item of Operating Expenses, though paid or incurred in one calendar year, relates to more than one Calendar Year, at the option of Landlord such item may be proportionately allocated among such related calendar years.

5.03                        Expense & Tax Adjustment.  Tenant shall pay to Landlord or Landlord’s agent as Additional Rent, a sum (“Adjustment Amount”) equal to the sum of (i) Tenant’s Proportionate Expense Share multiplied by the amount by which (a) Operating Expenses incurred in each Calendar Year exceeds (b) Base Year Operating Expenses plus (ii) Tenant’s Proportionate Tax Share multiplied by the amount by which (a) Taxes payable with respect to each Calendar Year exceeds (b) Base Year Taxes. The Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount reasonably estimated from time to time by Landlord and communicated by written notice to Tenant, which estimate may be revised to reflect increases in Taxes and Operating Expense adjustments.  Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained for a period of at least two (2) years following the conclusion of each Calendar Year during the Term.  Following the close of each Calendar Year, Landlord shall cause the amount of the Adjustment Amount for such Calendar Year to be computed based on Operating Expenses and Taxes for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency to Landlord as shown by such statement, as the same may have been adjusted by reason of such review. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceed the actual Adjustment Amount due from Tenant for such Calendar Year, at Landlord’s option such excess shall be either credited against payments next due hereunder or refunded by Landlord provided Tenant is not then in default hereunder with respect to any monetary obligation or in default beyond applicable notice and cure periods with respect to any other obligations. Delay in computation of the Adjustment Amount or a delay in the delivery of a statement of such amount shall not be deemed a default hereunder or a waiver of Landlord’s right to collect the Adjustment Amount hereunder; provided, however, Landlord’s failure to deliver such computation and statement within eighteen (18) months after the end of the applicable Calendar Year shall be deemed a waiver of Landlord’s right to collect any amount in addition to the amounts theretofore collected with respect to such applicable Calendar Year on account of Operating Expenses and Taxes (but such failure or delay in delivery shall not entitle Tenant to a refund of estimated amounts collected with respect to Operating Expenses and Taxes with respect to such applicable Calendar Year). The provisions of this Section 5.03 shall survive the expiration or earlier termination of this Lease.

5.04                        Adjustment for Services not Rendered by Landlord. Tenant acknowledges that if Landlord is not furnishing any particular work or service the cost of which, if performed by Landlord, would be included in Operating Expenses, to any tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, and, as a result, Operating Expenses are reduced, Operating Expenses shall be deemed for the purpose of determining the Adjustment Amount to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. Furthermore, to the extent Landlord incurs any category or item contained within Operating Expenses that should have been but was not included in the

Base Year, then the Base Year Operating Expenses shall be increased by the amount which should have been included in the Base Year Operating Expenses.

5.05                        Audit Rights. Tenant may, within one hundred eighty (180) days after receiving Landlord’s statement of Operating Expenses or Taxes, give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses or Taxes for that calendar year and, if Tenant so chooses, the Calendar Year immediately preceding and/or the Operating Expense Base Year and Tax Base Year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection by electronic files or in hard copy (which hard copies shall be provided at the Building and may, at Tenant’s expense, be copied). Such records shall set forth in reasonable detail the Operating Expenses or Taxes and shall include reasonable backup necessary for Tenant to conduct its review, including the records for the previous calendar year or base year for comparison. Within one hundred eighty (180) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Operating Expenses or Taxes for the years under review. Tenant shall be deemed to have approved Landlord’s statement of Expenses or Taxes and shall be barred from raising any claims regarding the Operating Expenses or Taxes for that year if Tenant fails to give Landlord an Objection Notice within the 180 day period following the receipt of the statement for the next succeeding Calendar Year or fails to provide Landlord with a Review Notice within the applicable 180 day period described above. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. In the event Landlord and Tenant are unable to reach a mutual determination of the issues, Tenant shall have the right to have professional auditors conduct a review of Landlord’s books and records relating to Operating Expenses or Taxes incurred during the period. Such professional auditors may not, however, be engaged on a contingent fee basis. Such an audit may occur not more often than once in a year; shall be conducted within twelve (12) months (plus any period for which Landlord defers the audit as provided in this sentence) of receipt of a statement of the statement of Operating Expenses and Taxes (and the other documentation to which Tenant is entitled as set forth above) for the period being audited; shall be conducted during regular business hours of Landlord’s property manager at its office in the Boston, Massachusetts metropolitan area; provided, however, so long as Simon Property Group, Inc. or an affiliate is the property manager of the Building and the Building is owned by an entity in which an affiliate of Simon Property Group has an economic interest, such audit must be conducted in the Indianapolis, Indiana office of Landlord. Such audit shall occur on the date requested by Tenant which shall be on not less than fifteen (15) business days’ notice from Tenant to Landlord and may be deferred by Landlord, by notice to Tenant given at least ten (10) business days before the date proposed by Tenant, for up to one (1) month to a date convenient to Landlord’s property manager and Tenant. Landlord shall be provided with a copy of such third-party audit. If Landlord and Tenant determine without a third party audit, or if such audit demonstrates, that Operating Expenses or Taxes for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses or Taxes for the calendar year are greater than reported, or if the audit so demonstrates, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. In addition, if as a result of an audit, Operating Expenses or Taxes are found to be overstated by more than five percent (5%), Landlord shall pay to

Tenant, Tenant’s reasonable cost of conducting such audit, not to exceed $15,000.00, plus, if applicable, reasonable travel costs to Indianapolis for necessary auditing staff. The records obtained by Tenant shall be treated as confidential.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses or Taxes unless Tenant has paid and continues to pay during the period of the audit all Rent when due.

5.06                        Billing for Electricity.

(i)                                     Lack of Separate Metering. The Premises are not separately metered for electricity and, accordingly, Tenant shall pay Landlord as further Additional Rent, in monthly installments at the time prescribed for monthly installments, the electrical charge computed by Landlord based on a check meter installed at Landlord’s sole cost and expense and the applicable rates and surcharges of the electrical utility serving the Premises (without any surcharges by Landlord).

(ii)                                  Separate Metering. In the event that Landlord in its sole discretion subsequently makes arrangements with the utility company supplying electricity to the Premises for separate metering and billing, Tenant shall pay (as hereinafter described) for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in subsection 8.01(i) hereof). In such event, Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill received by it with respect to the Premises to Tenant and Tenant shall pay such bill promptly in accordance with its terms.

ARTICLE 6.

USE OF PREMISES

Tenant shall use and occupy the Premises in accordance with law; and solely for the Permitted Uses specified in ARTICLE 1 hereof and for no other purpose or purposes. For purposes of clarity, it is understood that an office use shall include the right of the Tenant to conduct an on-line retail operation; provided, however, Tenant shall have no right to conduct an in-person retail operation on the Premises.

ARTICLE 7.

CONDITION OF PREMISES; LANDLORD’S WORK

7.01                        Condition of Premises. The Premises are demised to Tenant and Tenant accepts the same “as-is”, except that (a) if, not later than sixty (60) days following the date of this Lease, Tenant notifies Landlord that the Initial Premises or a portion thereof (clearly designated in such notice to Landlord) are to be delivered in shell condition (but absent such notice Landlord will not otherwise be obligated to perform the Shell Work, time being of the essence of such notice), the Landlord shall, with respect to such designated portion(s) of the Premises, perform the Shell Work described in Exhibit B-1 at Landlord’s sole cost and expense prior to September 1, 2013, and all other work necessary to prepare the Initial Premises for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense, in accordance with the applicable provisions of this Lease and (b) as to space added to the Premises pursuant to Section 42.01, if Tenant elects as provided therein, that some or all of the space so added shall be delivered in shell condition (but absent such notice Landlord will not otherwise be obligated to perform the Shell Work, time being of the essence of such notice), the Landlord shall, with respect to such designated portion(s) of the Premises, perform the Shell Work described in Exhibit B-1 at Landlord’s sole cost and expense prior to the date which is ninety (90) days following the date on which the additional space would be delivered under Section 42.01 but for the Tenant election that the same be delivered in shell condition, and all other work necessary to prepare the space so added under Section 42.01 for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense, in accordance with the applicable provisions of this Lease. Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession, and except for latent defects not readily apparent from a careful inspection of the Premises without cutting into or otherwise disturbing walls, floors or ceilings and punchlist items of which Tenant has delivered notice to Landlord, excluding items of damage caused by Tenant or its agents, independent contractors or suppliers (subject to the provisions of Section 3.01 of this Lease).  No promise of Landlord to alter, remodel or improve the Property and no representation by Landlord or its agents respecting the condition of the Property has been made to Tenant or relied upon by Tenant other than as may be contained in this Lease or in any written amendment hereto signed by Landlord and Tenant.

7.02                        Building Renovations.  Subject to Landlord obtaining Boston Redevelopment Authority and City of Boston approvals, as well as approvals and/or relocation agreements of tenants affected by proposed construction, including without limitation Barneys New York, Banana Republic, Sovereign Bank, BCBG and Karen Clarke, Landlord shall, at Landlord’s sole cost and expense, complete the planned renovations to the Property (not limited to new office lobby on retail level, upgraded sky lobby, conference center and roof deck). Landlord’s intention is that such approvals will be diligently pursued so as to permit completion of such renovations no later than the Commencement Date.

7.03                        Landlord’s Work. Prior to the Commencement Date, Landlord shall, at its sole cost and expense substantially complete, in a good and workmanlike manner and in accordance with Legal Requirements, Landlord’s Work as set forth in Exhibit B-2.

ARTICLE 8.

SERVICES

8.01                        List of Services. Landlord shall provide the following services, the costs of which are included within Operating Expenses, on all days during the Term, except Sundays and holidays, unless otherwise stated, and subject to all governmental rules, regulations and guidelines applicable thereto:

(i)                                     HVAC. Heating and air conditioning in the Premises during the normal heating and air conditioning seasons, from Monday through Friday, during the period from 8 a.m. to 6 p.m. and on Saturday during the period from 8 a.m. to 1 p.m., satisfying the standards set forth in Schedule 8.01 attached hereto. Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours at rates to be established from time to time by Landlord and intended by Landlord to reflect, when set, Landlord’s good faith estimate of its cost to deliver such after-hours heating and air conditioning.  Requests for any additional services shall be in writing and delivered to Landlord’s property manager not later than 2 p.m. of the previous day.

(ii)                                  Electric. Adequate electrical wiring and facilities for standard building lighting fixtures provided by Landlord and for Tenant’s incidental uses (it being understood that Tenant is to bear the cost of replacement of all lamps, tubes, ballasts and starters for lighting fixtures in the Premises); provided that (a) the connected electrical load for lighting and incidental use equipment does not exceed an average of six (6) watts per rentable square foot of the Premises; (b) the electricity so furnished for incidental uses will be at 277 volts (and may be stepped down at Tenant’s expense in accordance with Tenant’s requirements) and no electrical circuit for the supply of such incidental use will have a current capacity exceeding 20 amperes; and (c) such electricity will be used only for equipment and accessories normal to office usage, including without limitation a server room. If Tenant’s requirements for such electricity (including without limitation supplemental cooling requirements by reason of such uses) are in excess of those set forth in the preceding sentence, Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess use requirements at Tenant’s expense.

(iii)                               Water. Water at temperatures and otherwise as supplied by the City of Boston or other water provider for drinking, lavatory and toilet purposes and to water which Tenant can use to supply its condenser units for supplemental heating, ventilation and air-conditioning as provided in Section 8.3(c) below (but Landlord shall not have an obligation to provide so-called condenser water).

(iv)                              Janitorial. Janitorial services as delineated in Exhibit D attached hereto.

(v)                                 Window Washing. Window washing of the inside and outside of windows in the Building’s perimeter walls as may be situated in the Premises as delineated in Exhibit D attached hereto.

(vi)                              Passenger Elevator. Non-exclusive automatic passenger elevator service twenty-four hours (24) a day, seven (7) days a week, three hundred sixty-five (365) days a year.

(vii)                           Freight Elevator and Loading Dock. Non-exclusive freight elevator service to all floors of the Premises and access to the Buildings loading dock, subject to scheduling by Landlord.

(viii)                        Access. Access to the Premises twenty-four (24) hours per day, seven (7) days a week, three hundred sixty-five (365) days per year, subject to fire, casualty and other causes beyond Landlord’s control.

8.02                        Landlord Repairs and Maintenance.  Landlord shall operate the Building in a good and quality manner at all times and shall maintain and repair the Building components described in this subsection 8.02 in good condition and repair, consistent with standards for similar office buildings in downtown Boston, Massachusetts which have services, systems and facilities comparable to the Building.  Landlord agrees to keep neat and clean and in good order, condition and repair, and in compliance with all Legal Requirements, the roof, public and common areas, plazas, exterior walls (including exterior glass), foundation, footings, structure and structural elements of the Building and the plumbing, mechanical, electrical, fire safety, sprinkler, heating, ventilation, air conditioning, elevator and telecommunications systems, ducts, pipes and conduits serving the Premises and the other portions of the Building, but nothing herein shall require the Landlord to repair or maintain any portion thereof that is for the exclusive use of Tenant or any tenant or occupant of the Building. All costs incurred by Landlord in the performance of its obligations under this Section 8.02 shall be included in Operating Expenses subject to and in accordance with ARTICLE 5. If (a) Landlord fails to make repairs or replacements which Landlord has undertaken to make under the provisions of this subsection 8.02 or elsewhere in this Lease and (b) by reason of such failure, there is an imminent threat in the Premises to persons or property or Tenant is prevented from conducting its business operations in the Premises, Tenant may elect to take reasonable action within the Premises (and without affecting structure or systems outside of the Premises) solely to remedy the condition threatening such persons or property or Tenant’s business operations. Tenant shall endeavor to give Landlord advance notice of the condition and the action, but if such notice is not reasonable under the circumstances, shall give notice to Landlord as soon as practicable. Tenant shall not have any such right with respect to any condition which Landlord intends to remedy in accordance with a comprehensive plan, intended to manage the necessary repair or replacement, which has been communicated to Tenant. In the event that Tenant remedies such imminent threat or condition preventing the conduct of Tenant’s business in the Premises, Landlord shall reimburse Tenant for all actual out-of-pocket costs reasonably incurred in connection which such repairs completed by Tenant hereunder within thirty (30) days after submission by Tenant to Landlord of a statement of such costs and a request for reimbursement thereof, together with reasonable back up documentation.  In the event Landlord does not, within such thirty (30) day period following the submission of the request for reimbursement and the necessary documentation, make payment of the full amount for which Tenant submitted a request for reimbursement, Tenant may cause the matter to be submitted to arbitration by notice given to Landlord within five (5) business days of the end of the end of the thirty (30) day period, in which event Landlord and Tenant shall, during the ensuing ten (10) business days, attempt to agree on an arbitrator not affiliated with either party (and if they are unable to do so, either party may request that the President of the American Arbitration Association in Boston choose an arbitrator, as promptly as possible, meeting the criteria set forth below; provided, however, the parties shall each have the right during a five (5) business day period following the end of the ten (10) business day period to submit the names of not more than two (2) potential arbitrators meeting the said criteria and if the parties or either of them makes such a submission, the choice of the President of the American Arbitration Association shall be made from the list of potential arbitrators so submitted). The arbitrator shall have a period of ten (10) business days to determine (1) whether Tenant was authorized under this Section 8.02 to make the repairs made by it and (2) if so authorized the amount which Tenant is entitled to be reimbursed consistent with the rights of Tenant and the obligations of Landlord under this Section 8.02. If any amount is owed by Landlord in addition to any amount which Landlord may have theretofore paid to Tenant with respect hereto, Landlord shall pay such amount within thirty (30) days following the decision of the arbitrator and if Landlord does not make such payment within such thirty (30) day period, Tenant may offset the amount the arbitrator determined was due to Tenant, less any portion thereof theretofore paid to Tenant, from Base Rent thereafter becoming due under this Lease. The arbitrator shall be a person with knowledge of commercial office property management (and not less than ten (10) years’ experience in the field of property management) sufficient to enable such person (a) to assess the requirement for Tenant having taken the actions taken by Tenant and (b) to analyze the cost of the repair work undertaken to assure the reasonability thereof. The expenses of the arbitrator shall be borne equally by the Landlord and the Tenant.

8.03                        Interruption of Services. Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution (any such event, a “Service Failure”) shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding the foregoing, if the Premises, or a material portion of the Premises, is made untenantable (that is, Tenant cannot conduct its business in such portion) or inaccessible for a period in excess of five (5) consecutive business days as a result of the Service Failure that has been caused by Landlord’s act or omission with respect to matters within Landlord’s control (“Controlled Service Failure”), then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (61) consecutive business day of the Controlled Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable or inaccessible by such a Controlled Service Failure, the amount of abatement that Tenant is entitled to receive by reason of such a Controlled Service Failure shall be prorated based upon the percentage of the Premises rendered untenantable or inaccessible and not used by Tenant. Notwithstanding the foregoing, business days during which the Premises or a material portion thereof are untenantable or inaccessible, or during which all or nearly all the Premises are unusable, by reason of a Service Failure which arises from a fire or other casualty which is covered by the provisions of ARTICLE 13 shall in no event be considered in determining whether Tenant is entitled to an abatement of Rent under this Section 8.03 (in such event the provisions of Section 13.01 shall govern Tenant’s rights). In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s property, arising out of or in connection with the failure of any security services, personnel or equipment.

8.04                        Additional Services.  Landlord may, but shall have no obligation to, provide such extra or additional services (beyond the services described in Section 8.01) as it is reasonably possible for Landlord to provide, and as Tenant may from time to time request in writing, within a reasonable period after the time such extra or additional services are requested; furthermore, if extra or additional elevator or heating and air conditioning services are requested, Landlord shall not be required to furnish any such services unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 p.m. on the business day next preceding the day with respect to which such services are requested.  Failure by Landlord to furnish such services shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise. Tenant shall pay for such extra or additional services at Landlord’s scheduled rate therefor from time to time as quoted to other tenants of the Office Section, or if there be no scheduled rate, then at Landlord’s cost in providing them, such amount to be considered additional Rent hereunder. All charges for such extra or additional services shall be due and payable at the same time as the installment of Base Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after Tenant receives Landlord’s bill therefor. Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered and the charge for each such service.

8.05                        Energy Conservation.  Notwithstanding anything to the contrary in this ARTICLE 8 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord’s discretion, for the conservation and/or preservation of energy or energy related services if consistent with similar programs instituted generally in first-class office buildings in Boston, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

ARTICLE 9.

COMPLIANCE WITH LAWS; REPAIRS; HAZARDOUS MATERIALS

9.01                        Compliance With Laws. Subject to the following provisions, each of Landlord, in the Base Building Work and in performance of its obligations under Section 8.02, and in its use, ownership, operation and management of the Property, and Tenant, in the Tenant Improvements and any other work it performs in the Building and in its use and occupancy of the Premises, shall comply in all material respects with the requirements of all applicable governmental laws, codes, ordinances, rules and regulations, whether now or hereinafter enacted, including without limitation the Americans With Disabilities Act (42 U.S.C. §12101 et. seq.) and the regulations and accessibility guidelines issued pursuant thereto and the laws set forth in M.G.L. Ch. 22, §13A and the regulations promulgated thereunder (Architectural Access Board Regulations) (collectively, “Legal Requirements”), to the extent that the same are applicable to the Building, and with any and all directions, rules and regulations of Boards of Fire Underwriters, Rating Boards or the like (or successor agencies); and Tenant shall obtain and maintain all permits, licenses and the like, required by all applicable laws in respect of Tenant’s particular use and occupancy of the Premises, as opposed to office use in general. Landlord will cooperate with Tenant’s efforts to obtain any such permits, licenses and the like, at no cost to Landlord. Notwithstanding the foregoing, in no event shall Tenant be responsible or liable for, or obligated to cure, any noncompliance with Legal Requirements existing on or before the Commencement Date, nor shall Tenant be responsible for any future violation of Legal Requirements that results in whole or in part, from Landlord’s acts or omissions or improvements to the Property. Furthermore, Tenant’s obligations under this Section 9.01 shall not include making any structural repairs or improvements to the Building.

9.02                        Repairs. Subject to Section 12.01, Tenant will, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Term, and, except as to damage resulting from ordinary wear and tear, Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken glass, fixtures and appurtenances, under the supervision and subject to the approval of Landlord, and within any reasonable period of time specified by Landlord; provided, however, as to any damage resulting from casualty, Tenant shall have no responsibility for repair or replacement which is Landlord’s responsibility under this Lease. If Tenant does not do so, Landlord may, but shall not be obligated to, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Office Section) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times on reasonable advance notice (and at any time in emergency situations, with such notice as is commensurate with the emergency) to make such repairs, alterations, improvements and additions to the Premises, to the Office Section or the Building or to any equipment located in the Office Section or the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree.

9.03                        Hazardous Materials.

(i)                                     Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or hazardous substances, or materials (collectively the “Hazardous Materials”). Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such Hazardous Materials, nor allow to be brought into the Building any Hazardous Materials except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of Hazardous Materials. Without limitation, Hazardous Materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts; provided, however, Hazardous Materials shall not include customary office and cleaning supplies, in reasonable quantities which are maintained and stored in accordance with manufacturer’s specification for maintenance and storage in an office environment.  If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises.  In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises occurring while Tenant is in possession or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Term.

(ii)                                  Landlord hereby represents to Tenant that, to the best of its knowledge, there are no Hazardous Materials present on, in or under the land on which the Building is located that require investigation or remediation under applicable law. Tenant shall have no responsibility for and shall not assume or be deemed to have assumed any liability of Landlord on account of oil or Hazardous Materials on, at or in the Property prior to the date Tenant takes possession of the Premises. In no event, unless caused by Tenant or persons for whose conduct Tenant is responsible, shall Tenant be liable for any release of oil or hazardous substances occurring or accruing after the Term. Landlord shall indemnify, defend and hold Tenant harmless from and against any claims, damages, costs and liabilities, including consultants’ fees and reasonable attorneys fees, arising out of Landlord’s use, generation, storage or disposal of hazardous substances or oil on, under or about, or transported to or from, the Building or the Land. Landlord’s indemnification obligations under this Section 9.03(ii) shall survive the expiration or earlier termination of this Lease.

ARTICLE 10.

ADDITIONS AND ALTERATIONS

10.01                 Consent Required. Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions (sometimes referred to in this Lease, collectively, as “Alterations”) to the Premises, which consent shall not be unreasonably, withheld, conditioned or delayed. Alterations to be made to the Initial Premises prior to the commencement of the Term or made initially to SSB Expansion Space and Early Expansion Space (as those terms are defined under Section 42.01) are referred to in this Lease as the “Initial Alterations”. If Landlord consents to said alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems reasonable, including, without limitation, requiring Tenant to provide reasonable assurance that all costs incurred with respect to such work shall be fully and timely paid, insurance against liabilities which may arise out of such work, and plans and specifications plus permits necessary for such work, requiring Tenant to perform such work at times reasonably designated by Landlord; provided, however, such conditions shall not require Tenant to construct Initial Alterations during particular hours (although reasonable rules and regulations relating to regulating noise, odor and vibration resulting from such construction may be imposed).  Notwithstanding the foregoing, Landlord’s consent shall not be necessary with respect to Alterations that do not affect the Building systems or structure or the roof skin and (a) are cosmetic in nature (such as paint, carpet and attached furniture) or (b) which in the aggregate (together with any reasonably related set of Alterations) cost less than $50,000.00 plus the costs of painting and carpeting related to the particular Alterations. Tenant shall have the right to hire its own contractors, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that it is agreed that it shall not be unreasonable for Landlord to withhold consent to work in the Building by any contractor with whom Landlord has had quality or cooperation issues in the past. It is further understood that Landlord’s consent to the hiring by Tenant of Tenant’s own contractors may be withheld if Landlord’s permitting such hiring might reasonably be expected to adversely affect other construction in the Building or might reasonably be expected to result in a material interruption of services provided to tenants of the Building. Any contractor hired by Tenant shall be appropriately insured as reasonably determined by Landlord. Tenant shall promptly pay to the contractor, when due, the cost of all such work and of all decorating required by reason thereof. In connection with seeking Landlord’s approval, plans and specifications regarding proposed Alterations shall be in such form and with such content as Landlord shall reasonably require and Tenant shall, in addition to all other expenses which Tenant is obligated to pay to Landlord hereunder, reimburse Landlord for all sums reasonably expended for unaffiliated third party consultants’ examination and approval of the architectural and working plans and specifications for the Alterations and, except in connection with the Initial Alterations to the Premises, shall pay Landlord for use of elevators and hoists during the making of the Alterations; provided, however, that Landlord shall have the exclusive right to determine the scheduling of (and shall cooperate reasonably with Tenant to coordinate) the use of such elevators and hoists which shall not be unreasonably withheld, conditioned or delayed.  Landlord shall review and approve (or provide comments on) Tenant’s plans and specifications no later than ten (10) business days after submission.  If Landlord fails to approve, object to or provide comments on Tenant’s submission of a set of plans and specifications within such ten (10) business day period, then Tenant may deliver a notice to Landlord stating that if Landlord fails to approve, object to or provide comments on such plans within two (2) business days following the delivery of such notice, and in such event, if Landlord fails to so approve, object to or provide comments on such plans within such two (2) business day period, Landlord shall be deemed to have approved the submitted set of plans and specifications. If any of the plans and specifications are disapproved by Landlord, Landlord shall provide Tenant with reasonably detailed reasons for such disapproval and the foregoing process shall be repeated until all of the plans and specifications shall have been approved or deemed approved by Landlord, except that Landlord’s approval of any revisions to the plans and specifications submitted in response to Landlord’s comments or objections shall be deemed given unless Landlord submits written comments or objections to Tenant within five (5) business days after receipt thereof, subject to the delivery of a second notice and Landlord’s failure to approve, object to or provide comments within two (2) business days following Landlord’s receipt thereof. Except for the reimbursement for third party consultants at commercially reasonable rates, Tenant will not be charged any Landlord supervisory, management or review fees in connection with any Alterations.  Landlord’s architect and base building contractor will reasonably cooperate with Tenant to ensure timely completion of Alterations.  Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials, all in form satisfactory to Landlord. Tenant shall defend and hold Landlord, any mortgagee, the DOT (defined in Article 33U), the Property and the Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to ARTICLES 9 or 10 shall be done in a good and workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

10.02                 Improvements are Landlord’s Property. All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord’s property at the termination of this Lease by lapse of time or otherwise; provided, however, all articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (all of which are herein referred to as “Tenant’s Property”) shall remain the property of Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Term and shall be removed by Tenant no later than the expiration or earlier termination of the Term. Any items of Tenant’s Property (except money, securities and like valuables) which remain on the Premises after the Termination Date or earlier termination of the Term shall be deemed to have been abandoned and in such case may either be retained by Landlord as its property or may be removed by Landlord and disposed of at Tenant’s expense (this provision shall survive the termination of this Lease).

10.03                 Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices and fiber optic cabling (collectively the “Lines”) at the Property in or serving the Premises, provided:  (a) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord in accordance with, and subject to, the procedures and standards for approvals of contractors performing Alterations, and comply with all of the other provisions of ARTICLE 10.01, (b) any such installation, maintenance, replacement, removal or use shall not interfere with the use of any then existing Lines at the Building, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord’s reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings or ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) Tenant’s rights shall be subject to the rights of any regulated telephone company, and (f) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws, ordinances, rules or regulations or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party claiming under Tenant), within fifteen (15) days after written notice.

Landlord may (but shall not have the obligation to): (i) install new Lines at the Building, (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under ARTICLE 5 (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) as provided in subsection 5.02(v).

Tenant shall not be required to remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease. All Lines shall become the property of Landlord (without payment by Landlord) upon termination of this Lease. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord’s agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant’s requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease.  Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

10.04                 Specialty Alterations.  Subject to the foregoing provisions, Tenant shall have the right to construct within the Premises computer rooms and any other specialized facilities, and may connect floors of the Premises by the installation of interconnecting stairs, as long as any such work does not impact the structural integrity of the Building; provided, however, if Tenant elects to construct any such installations or additions, or any other installations or additions which are not typical office-related leasehold improvements that require substantial or unusual expense to re-adapt the Premises for normal office purposes (collectively, “Specialty Alterations”), Landlord shall notify Tenant of Tenant’s removal or restoration obligations with respect to any Specialty Alterations at the time of Landlord’s approval of such Specialty Alterations, and Tenant shall be obligated to remove any identified Specialty Alterations at the expiration of the Term; provided, however, Landlord hereby agrees that Tenant shall not be required to remove or restore any of Tenant’s Initial Alterations (or Alterations that were comparable replacements of Initial Alterations) whether or not the same are Specialty Alterations.

ARTICLE 11.

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Property, the Building or the Premises, or to affect any estate or interest of Landlord, Landlord’s lessor, any mortgagee or the DOT (defined in ARTICLE 33U). Tenant covenants and agrees not to suffer or permit any lien of mechanics, materialmen or others to be placed against the Property, the Building or the Premises, or to affect any estate or interest of Landlord, Landlord’s lessor, any mortgagee or the DOT, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the

Premises, and, in case of any such lien attaching or notice of any lien, or claim therefor being asserted, Tenant covenants and agrees to cause same to be released and removed of record, by payment or bonding over within thirty (30) days after Tenant’s actual knowledge thereof. In the event that such lien is not so released and removed, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection therewith.

ARTICLE 12.

INSURANCE

12.01                 Waiver of Subrogation.  Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Property, Building or the Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to its policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver. Tenant’s waiver of subrogation as hereinabove set forth shall also run to the benefit of and extend to Landlord’s lessor and the DOT.

12.02                 Coverage.  Tenant shall purchase and maintain insurance during the entire Term for the benefit of Tenant, and, except for personal property insurance maintained by Tenant other than with respect to leasehold improvements, for the benefit of Landlord, the DOT and any mortgagee of which Tenant is given notice (as their respective interests may appear) (collectively, the “Insured Landlord Parties”) with terms, coverages and in companies reasonably satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request and which are consistent with increases required of similar office tenants in Class A office buildings in Boston, but initially Tenant shall maintain the following coverages in the following amounts:

(i)                                     Commercial General Liability. Commercial General Liability Insurance covering the Insured Landlord Parties and Landlord’s management agent for claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, for limits of liability not less than:

Bodily Injury and Property	$3,000,000 each occurrence

Damage Liability	$3,000,000 annual aggregate

Personal Injury Liability	$3,000,000 annual aggregate

0% Insured’s participation

(ii)                                  Comprehensive Automobile. Comprehensive Automobile Insurance covering all owned, non-owned and hired automobiles of Tenant including the loading and unloading of any automobile with limits of liability not less than:

Bodily Injury and Property	$3,000,000 each occurrence

Damage Liability	$3,000,000 annual aggregate

(iii)                               Physical Damage. Physical Damage Insurance covering all additions, improvements and alterations to the Premises which are beyond the building standard tenant improvements provided by Landlord and all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clauses of the policies of insurance.

(iv)                              Improvements and Betterments.  From and after the time Tenant takes control of the Premises for purposes of its construction, Improvements and Betterments Insurance completed value (non-reporting) form coverage, including “all-risk” type coverage and coverage against the perils normally covered by a special extended coverage endorsement, collapse, cost of demolition, increased cost of construction and the value of the undamaged portion of the construction being undertaken by Tenant, in customary form for Massachusetts construction projects and to be maintained in such amounts as to afford one hundred percent (100%), non-contributory coverage against loss.

Tenant may provide such of the foregoing insurance coverage under a so-called blanket policy providing adequate coverage in Landlord’s reasonable judgment for the properties and risks being covered thereby. In the event Tenant elects to use a blanket policy, Tenant shall specifically notify Landlord thereof and provide such information regarding the properties and risks covered thereby as Landlord shall reasonably request. Tenant may, in addition, satisfy the limits requirements through umbrella coverage written with companies which would satisfy the provisions of this ARTICLE if such companies were providing the underlying coverage hereunder.

Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing such coverage, on ACORD Form 27, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant and shall name Landlord and Landlord’s management agent as additional insureds (other than with respect to the insurance described in subsection 12.02(iii) above).

12.03                 Avoid Action Increasing Rates. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities having jurisdiction over the Building and of the applicable rating bureau, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Section 12.03,

(i) any insurance coverage is jeopardized, or (ii) insurance premiums are increased, Landlord shall have the option to require Tenant to make immediate payment of the increased insurance premium and if Tenant fails to do so, such failure shall constitute a default in the payment of Rent due under this Lease.

12.04                 Landlord’s Insurance.  Landlord agrees to maintain in full force and effect throughout the Term (i) Commercial General Liability Coverage with respect to the Property, and the conduct and operation of its business therein, with combined commercial general liability and umbrella coverage limits of not less than Ten Million Dollars ($10,000,000.00) for bodily injury or death and property damage in any one occurrence and shall name Tenant as an additional insured; and (ii) Cause of Loss Special Form property insurance (including commercially reasonable amounts of loss of rents coverage, as long as such coverage is available at commercially reasonable rates) with respect to the Building and the Building’s equipment and personal property, but excluding Tenant’s property and any alterations made by Tenant, in an amount equal to the replacement cost of the equipment and personal property that Landlord is obligated to insure hereunder.

ARTICLE 13.

FIRE OR OTHER CASUALTY

13.01                 Effect of Casualty.  ARTICLE 9 hereof notwithstanding, if the Premises or the access thereto shall be damaged by fire or other casualty and if such damage does not render all or a material portion of the Premises untenantable and if the Premises, the Office Section or the Building are not substantially damaged (as hereinafter defined), then Landlord shall, subject to building and zoning laws then applicable, repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, but shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with respect thereto plus any associated deductible amount. If all or a material portion of the Premises are rendered untenantable by fire or other casualty, or if the Premises, the Office Section or the Building are substantially damaged by fire or other casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that repair work would commence) and Landlord is terminating all other leases in Tower IV, then, in either such case, Landlord shall have the right to terminate this Lease by giving notice of Landlord’s election so to do not later than one hundred twenty (120) days after Landlord has ascertained all information required by Landlord to determine whether or not to terminate this Lease, including without limitation the amount of insurance proceeds which are available to Landlord for restoration. If all or a material portion of the Premises or access thereto are so damaged by fire or other casualty that the Premises are rendered untenantable (reasonable commercial access to the Premises being necessary for the Premises to be “tenantable”) for the operation of Tenant’s business for a period reasonably estimated by Landlord to exceed two hundred forty (240) days or if the damage is not in fact repaired so that the Premises are tenantable for the operation of Tenant’s business within such two hundred forty (240) day period, then Tenant shall have the right to terminate this Lease by giving notice of Tenant’s election to terminate not later than thirty (30) days after (a) receiving notice from Landlord that the period for repair will exceed two hundred forty (240) days or (b) the end of such two hundred forty (240) day period if the Premises are not in fact tenantable at the end of such period. In the event a party entitled to do so gives such termination notice, this Lease shall terminate (with appropriate proration(s) of Rent being made for Tenant’s possession of the tenantable portion of the Premises after the date of such damage) as of the date specified in such notice (but in no event sooner than thirty (30) days after the date of such notice) with the same force and effect as if the date specified were the date originally established as the expiration date hereof.  Except as aforesaid, Landlord shall have no liability to Tenant, and except as specifically provided above, Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs and restoration.  Further, in the event this Lease is not terminated, Landlord shall not be obligated to restore any portion of the Office Section or the Building outside of the Premises which is not necessary for reasonable access to and egress from the Premises.  Rent shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage.

13.02                 Intentionally Omitted.

13.03                 Responsibility for Reconstruction of Improvements.  Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this ARTICLE 13 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations hereto except to the extent that such alterations additions, improvements and decorations were paid by requisitions from any allowance provided by Landlord to Tenant and only to the extent of the insurance proceeds with respect thereto paid to Landlord by Tenant or its insurers. If Tenant desires any other or additional repairs or restoration, the same shall be done at Tenant’s sole cost and expense subject to all of the provisions of ARTICLE 9 and ARTICLE 10 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

ARTICLE 14.

WAIVER OF CLAIMS -INDEMNIFICATION

14.01                 Tenant’s Indemnification. To the extent not prohibited by law, Landlord, its partners, its managing agent, Landlord’s lessor, any mortgagee, the DOT and their respective officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Office Section, the Premises or the Building, or due to any act or neglect of any tenant or occupant of the Office Section, the Building or of any other person or entity. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water, noise, vibration, fumes or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord, Landlord’s lessor, any mortgagee and the DOT from and against all liability to third parties which arose (or which were claimed to have arisen) within or without the Premises during the Term of this Lease or out of acts or omissions of Tenant and its servants, agents, employees, contractors, suppliers, workers and invitees, except to the extent such liability arises from the negligence of Landlord, its property manager or its agents. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

14.02                 Landlord’s Indemnification. To the maximum extent this agreement may be made effective according to law, Landlord agrees to indemnify and save harmless Tenant from and against all liabilities for claims by third parties arising from any accident, injury or damage to any person, or to the property of any person occurring on the Property, including any accident, injury or damage in connection with the Landlord’s Work, where such accident, damage or injury results from negligence of Landlord, its property manager or Landlord’s agents, or from a breach by Landlord of its representations and warranties set forth in this Lease. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

ARTICLE 15.

NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy against the other on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 16.

CONDEMNATION

If the Property, the Building or any portion thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose (a “taking”), or if the configuration of any roadway, street, alley, or railroad line adjacent to or beneath the Building is changed by any competent authority and such taking or change in configuration makes it necessary or desirable to remodel or reconstruct the Building or any part thereof, Landlord shall have the right, exercisable at its sole discretion, to cancel this Lease upon not less than ninety (90) days’ notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change in configuration; provided, however, nothing herein shall prevent Tenant from pursuing a judgment from the taking authority for its moving expenses, the unamortized costs of improvements paid for by Tenant (and not paid by Landlord allowance) and trade fixtures so long as pursued in a separate action which will not result in a reduction of any award otherwise payable to Landlord (except for the cost of such Tenant’s trade fixtures, unamortized improvements (not paid by allowance) or the Tenant’s expense of moving that might otherwise have been paid to Landlord).  In the event that any part of the Premises shall be taken by any public authority or for any public use and the remainder, even after restoration, would not be reasonably suitable for Tenant’s use, in Tenant’s bona fide business judgment, or in the event that a taking results in a permanent loss of adequate parking or a permanent deprivation of all reasonable commercial access to the Premises, then this Lease may be terminated at the election of Tenant, which election shall be made by giving of notice by Tenant to Landlord within thirty (30) days after the date of the taking.

ARTICLE 17.

ASSIGNMENT AND SUBLETTING

17.01                 No Transfer Without Consent. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably conditioned, delayed or withheld), (i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or exist any assignment of this Lease, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises by any parties other than Tenant, its affiliates and their employees.  Any such action (each, a “Transfer’’) on the part of Tenant to any assignee, sublessee or other transferee (each assignee, sublessee or other transferee being referred to herein as a “Transferee”), without Landlord’s consent to the extent such consent is required, shall be void and of no effect. Landlord’s consent to any Transfer or Landlord’s election to accept any Transferee as the tenant hereunder and to collect rent from such Transferee shall not release Tenant or any subsequent tenant of the Premises from any covenant or obligation under this Lease. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer.

Notwithstanding any contrary provision of this Lease, Tenant shall have the right, without the prior consent of Landlord, to assign this Lease and to sublet all or any portion of the leased Premises to any person or entity (a) controlling, controlled by, or under common control with Tenant, (b) acquiring all or substantially all of the assets of Tenant, or (c) with or into which Tenant merges or consolidates, whether by statutory merger, sale of stock, or otherwise (any of the foregoing (a)-(c), a “Related Party Transfer”), so long as (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease by a third party, (ii) the assignment or sublet is not made to circumvent the provisions of this Section 17.01, and (iii) the assignee or successor under (b) or (c) succeeds to all or substantially of Tenant’s business conducted within the Premises immediately prior to such assignment or sublet. In no event shall any business reorganization (e.g., a change in corporate form of Tenant), nor any change in Tenant’s shareholders, partners, or other beneficial owners in the conduct of Tenant’s business, be deemed an assignment of Tenant’s interest in this Lease.

Landlord agrees that the Premises may be occupied without the need for any sublease during the Term by any persons or entities which in the aggregate occupy not more than five percent (5%) of the Premises if such persons or entities are during the period of occupancy involved in a then current engagement with Tenant, current consultants to Tenant actively involved in furnishing consulting services during such period, or a member of Tenant or any affiliate thereof, to whom Tenant is providing courtesy office space.

No Transfer or Related Party Transfer shall release the transferor from primary liability with the transferee for all of the Tenant’s obligations under this Lease.

The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer requiring Landlord’s consent where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent, Landlord acknowledging that the rental rate is not a reasonable ground for withholding consent under this Lease): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property; (ii) the Transferee intends to use the Premises or a portion thereof for purposes which are not permitted under this Lease; (iii) the Transferee is either (x) a government (or agency or instrumentality thereof), (y) an occupant of the Property (unless Landlord does not have comparable space in the Building that is suitable for use by such occupant), or (z) a prospective tenant of the Property with whom Landlord is actively negotiating at the time Tenant proposes to make the Transfer; (iv) Tenant is in monetary default (or any other default which has continued beyond applicable notice and cure periods) as described in ARTICLE 24; (v) the proposed Transferee’s anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Materials in a manner not otherwise permitted by this Lease; (vi) the proposed Transferee is in any way affiliated with organizations which sponsor terrorist organizations regardless of the use to be made of the Premises by the proposed Transferee; (vii) the corridor pattern resulting from demising the sublease space would result in access to leasable space serviced by that corridor being inconsistent with the corridor pattern of a first- class office building; or (viii) in the reasonable judgment of Landlord acting in good faith, such a Transfer would violate any term, condition, covenant or agreement of the Landlord involving the Property.  If Landlord wrongfully withholds its consent to any Transfer, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligation to consent to such Transfer.

17.02                 Rent Premium on Transfer. Without limitation of the rights of Landlord hereunder in respect thereto, (i) if there is any assignment of this Lease by Tenant or a subletting or other Transfer of the whole of the Premises (other than a Related Party Transfer, which shall not be subject to the provisions of this Section 17.03) by Tenant, or (ii) if Tenant, as debtor or debtor in possession, or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, 11 U.S.C. 101 et. seq., as amended from time to time (the “Bankruptcy Code”), shall assign this Lease or sublet the Premises, or any part thereof, at a rent or for other consideration which, in any such case, is in excess of the sum of (x) the subleased portion’s pro rata share of the rent payable hereunder by Tenant for the period of the sublease or the amount payable for the assigned space over the remaining term of this Lease with respect thereto, and (y) the Reasonable Transfer Costs (as hereinafter defined), then Tenant shall pay to Landlord, as additional rent, (a) with respect to an assignment of this Lease fifty percent (50%) of the amount by which the total consideration received or to be received by Tenant in connection with the assignment exceeds the Reasonable Transfer Costs and (b) with respect to a sublease, fifty percent (50%) of the amount by which the total consideration received or to be received by Tenant in connection with the sublease exceeds the sum of the rent applicable to the subleased space and the Reasonable Transfer Costs (the “Sublease Premium”). “ Reasonable Transfer Costs” shall mean any tenant improvement allowance paid or credited to the transferee by Tenant, customary brokerage commissions not reimbursed by the transferee or paid directly by the transferee, legal, advertising and marketing expenses, free rent allowances, alteration costs and expenses of preparation of the Premises (or portion thereof) for the transferee. With respect to an assignment of this Lease, the amount payable to Landlord hereunder shall be paid to Landlord by Tenant as a first charge against the consideration received by Tenant and payment shall be made by Tenant within thirty (30) days of Tenant having received consideration in connection with the assignment (Tenant shall pay the first charge as consideration is received so that if there are installments of consideration, the payment to Landlord shall be made from each installment as such first charge until the full amount due to Landlord shall have been paid). With respect to a sublease, for each month commencing with the first month in which the subtenant pays any consideration to or for the benefit of the Tenant (the “Sublease Start Month”) through the month in which Landlord receives payment or gets other consideration from Tenant in connection with the sublease, Tenant shall pay to Landlord (each such monthly payment to Landlord, an “On-Account Premium Payment”) an amount equal to (a) 50% of (i) the total of all such consideration theretofore paid to or for the benefit of Tenant with respect to the subleasing through the end of such month for which the calculation is being made (the “Calculation Period”) less (ii) the Rent payable by Tenant under this Lease for the Calculation Period less (iii) the Amortized Reasonable Transfer Costs for the Calculation Period, reduced by (b) the total of On-Account Premium Payments theretofore made by Tenant. Tenant shall pay the On-Account Premium Payment due with respect to any calendar month within ten (10) business days following such calendar month. “Amortized Reasonable Transfer Costs” shall mean the Reasonable Transfer Costs (A) divided by the number of calendar months between, and including, the first calendar month with respect to which the subtenant pays any rent to Tenant or provides a benefit to Tenant (such as paying a cost otherwise customarily or legally the responsibility of Tenant) and the last calendar month of the term of the sublease multiplied by (B) the number of calendar months commencing with the first calendar month with respect to which the subtenant paid rent through the calendar month in which the payment due Landlord is being calculated. The provisions of this Section 17.03 shall apply to each and every assignment of this Lease and each and every subletting or other Transfer of all or a portion of the Premises, other than Related Party Transfers, in each case on the terms and conditions set forth herein. Each request by Tenant for permission to assign this Lease or to sublet the whole or any part of the Premises shall be accompanied by a certification of an executive officer of Tenant as to the elements of consideration paid or to be paid by the assignee or subtenant, however characterized, and the time periods with respect to which such payments have been or will be made together with a calculation, based thereon, of the amount due Landlord under this Section 17.02 by reason of the assignment or sublet. For the purposes of this Section 17.03, the consideration paid by the transferee shall mean all Base Rent, Additional Rent or other payments and/or consideration payable by one party to another related to the use and occupancy of all or a portion of the Premises.

17.03                 Change in Control. If Tenant is a corporation or a limited liability company (other than a corporation whose stock is traded through a national or regional exchange or over-the- counter), any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a Transfer for the purpose of this ARTICLE 17. If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or any change in any partners’ interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a Transfer for purposes of this ARTICLE 17. The term “control” as used in this Section 17.03 means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant.  If Tenant is a corporation or a limited liability company, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders (or members) of less than fifty percent (50%) of the outstanding voting stock of Tenant as of the date of the execution and delivery of this Lease shall not be considered a change of control; provided, however, a sale of part or all of the corporate shares of Tenant resulting in a change in control of Tenant shall not require Landlord’s consent if more than 50% of the voting power is held by twenty-five (25) or more unrelated shareholders or distributed to such number of unrelated shareholders in a public offering registered with the Securities and Exchange Commission.  For purposes of clarity, Landlord acknowledges that although a transaction which results in a change in control may be a Transfer under this Article 17, Landlord’s consent thereto is not required and no amount shall be due under Section 17.02 with respect to any such Transfer which is a Related Party Transfer (although a subsequent change in control of a party who succeeded to an interest in this Lease or the Premises (or a part thereof) in a Related Party Transfer shall require consent and/or payment of an amount under Section 17.02 if such Transfer does not itself constitute a Related party Transfer.

ARTICLE 18.

SURRENDER OF POSSESSION

Upon the expiration of the Term or upon the termination of Tenant’s right of possession to all or a portion of the Premises, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith quietly and peaceably surrender the Premises or portion thereof to Landlord in good order, repair and condition, ordinary wear excepted.  Any interest of Tenant in the alterations, improvements and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord’s property at the termination of this Lease by lapse of time or otherwise and if such option is exercised such alterations, improvements and additions shall be relinquished to Landlord in good condition, ordinary wear excepted.  Prior to the termination of the Term or of Tenant’s right of possession Tenant shall remove office furniture, trade fixtures, office equipment and all other items of Tenant’s property on the Premises. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any removal required hereunder.  If Tenant shall fail or refuse to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or, at Tenant’s expense, may (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

ARTICLE 19.

HOLDING OVER

In addition to performing all of Tenant’s other obligations hereunder, if Tenant retains possession of the Premises or any part thereof after the expiration of the Term, such holding over shall be on the terms and conditions as set forth in this Lease, as far as applicable, except that Tenant shall pay, as a use and occupancy charge with respect to, in addition to all other charges for which Tenant would be liable hereunder if it were occupying during the term of this Lease, during the first thirty (30) days of such holdover 150% of the Base Rent and the Adjustment Amount payable under the terms of this Lease for and with respect to the last full calendar month immediately prior to the expiration of the Term and after such initial thirty (30) day period for each calendar month or portion thereof during which such holdover continues, as a use and occupancy charge with respect to, in addition to all other charges for which Tenant would be liable hereunder if it were occupying during the term of this Lease, an amount equal to 150% of the higher of (x) the Base Rent and the Adjustment Amount payable under the terms of this Lease for and with respect to the last full calendar month immediately prior to the expiration of the Term or (y) one twelfth of the annual fair market rent for the Premises under a one (1) year lease commencing on the day immediately succeeding the last day of the Term. Amounts due as aforesaid shall be prorated for partial months on a per diem basis. Notwithstanding anything to the contrary herein contained, Landlord shall have the right to commence eviction proceedings against Tenant immediately upon any holding over by Tenant in the Premises.

In addition, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost or damages (including, without limitation reasonable attorneys’ fees) which Landlord may suffer by reason of any such holdover by Tenant for a period of longer than thirty (30) days. The provisions of this ARTICLE 19 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

ARTICLE 20.

ESTOPPEL CERTIFICATE

Tenant agrees that, from time to time upon not less than twenty (20) days’ prior request by Landlord, Landlord’s lessor or any mortgagee, Tenant or Tenant’s duly authorized representative having knowledge of the following facts will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified (or if there have been modifications, a description of such modifications), (ii) to the best of Tenant’s knowledge, this Lease (as modified if there were modifications) is in full force and effect, (iii) the dates to which Rent and other charges have been paid; (iv) to the best of Tenant’s knowledge, that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (v) if true, that the Premises have been delivered to Tenant by Landlord and accepted by Tenant; (vi) that there are no proceedings pending against Tenant which have been adversely decided and which would affect Tenant’s obligations under this Lease (or if there are such proceedings, identifying such proceedings; (vii) that Tenant has not made a claim against Landlord which has not been resolved or satisfied (or is any such claim has not been resolved or satisfied, stating such claims and its status); and (viii) such further matters as may reasonably be requested by Landlord; it being intended that any such statement may be relied upon by any prospective assignee of Landlord, any mortgagee or prospective mortgagee of the Building, any prospective assignee of any such mortgagee, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord’s interest in the Property, the Office Section or the Building, or any other person having an interest therein. Tenant shall execute and deliver whatever additional instruments may reasonably be required for such purposes. Tenant’s failure to deliver any of the foregoing instruments or the statement within twenty (20) days of Landlord’s request therefor in writing shall be deemed to be an acknowledgement that the statements contained therein are true.

ARTICLE 21.

SUBORDINATION

This Lease and all rights of Tenant hereunder are subject and subordinate to any mortgage or mortgages, blanket or otherwise, made by Landlord and which do now or may hereafter affect the Property or the Building; and to any and all renewals, modifications, consolidations, replacements and extensions thereof, and to any ground or other lease, or similar instrument now or hereafter placed against the Building; provided that the foregoing subordination shall only be effective as to a mortgagee that has offered to enter into a commercially reasonable subordination, non-disturbance and attornment agreement with Tenant (“SNDA”), and does in fact enter into a SNDA with Tenant if Tenant accepts such offer, under the terms of which (in addition to other commercially reasonable provisions) such Mortgagee shall agree that so long as Tenant is not in default beyond applicable periods of notice and cure of its obligations under this Lease, Tenant’s occupancy under, on and subject to the terms hereof shall not be disturbed. Landlord represents and warrants that as of the date of execution of this Lease, there is no mortgage on the Building or the Property. Tenant shall upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments that may be reasonably necessary to subordinate this Lease and all rights of Tenant hereunder to any such mortgage or mortgages or to confirm or evidence such subordination subject to the terms of the SNDA. Each of the parties shall bear its own costs in connection with the subordination and the SNDA. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any mortgage with respect to which it has been delivered a SNDA, to attorn to the purchaser upon any such foreclosure sale if so requested to do by such purchaser, and to recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time-to-time, upon the request of Landlord or of any holder of such mortgage or of such purchaser, any instrument which may be necessary or appropriate, in the reasonable judgment of the requesting party, in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease, or the obligations of Tenant hereunder in the event any such foreclosure proceeding is brought, prosecuted or completed.  Tenant and Landlord further agree that if so requested by any mortgagee of Landlord, this Lease shall be made superior to any such mortgage and that they will execute such documents as may be required by such mortgagee to effect the superiority of this Lease to such mortgage.

Following the execution of this Lease, Landlord shall request and use reasonable efforts to obtain from the DOT a recognition agreement, on commercially reasonable terms, pursuant to which the DOT agrees that so long as Tenant is not in default beyond applicable periods of notice and cure of its obligations under this Lease, Tenant’s occupancy under, on and subject to the terms hereof shall not be disturbed in the event of a termination of the Underlying Lease.

ARTICLE 22.

CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord shall have the following rights (but not obligations), each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises, and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

(i)                                     To change the Building’s name or street address upon not less than one hundred eighty (180) days prior written notice, in which event, Landlord shall reimburse Tenant for all of Tenant’s costs of the type reasonably and customarily incurred by a tenant in connection with changing such name or address on Tenant’s stationary and other office supplies.

(ii)                                  To install, affix and maintain any and all signs on the exterior and on the interior of the Building (other than within the Premises).

(iii)                               Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with or disrupted unreasonably, to rearrange, relocate, enlarge, reduce, close or change corridors, elevators, stairs, lavatories, doors, lobbies, exits or entrances in or to the Building and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or any part thereof, including the Premises, and may erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may upon reasonable notice enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close public entry ways, other public spaces, stairways, corridors or connecting structures and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord all, subject to the provisions of this clause, without the same constituting an eviction of Tenant in whole or in part, and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise, and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant’s obligations under this Lease. Landlord may at its option make any repairs, alterations, improvements and additions in and about the Building and upon reasonable notice in or about the Premises during ordinary business hours and, if Tenant desires to have such work done during other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom. Landlord’s entry into the Premises shall be accomplished in a manner to minimize interference with the Tenant’s business but such commitment shall not require Landlord to perform such work during other than ordinary business hours.

(iv)                              To furnish door keys for the entry door(s) in the Premises at the commencement of this Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises and Tenant shall be obligated should it elect to change the manner in which its Premises are secured to provide Landlord with duplicates of keys, entry cards and with combinations or passwords necessary to allow Landlord and those furnishing services to the Premises in accordance with the terms and conditions of this Lease to access the Premises for such purposes as may be permitted under this Lease. Upon the expiration of the Term or of Tenant’s right of possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

(v)                                 To approve all window coverings used in the Building which approval shall not be unreasonably withheld, conditioned or delayed, it being understood that window coverings which are visible from outside the Premises may be subject to a standard of uniformity imposed by the Landlord in its reasonable discretion.

(vi)                              To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Movement of Tenant’s property into or out of the Building or the Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or the Premises.

(vii)                           To establish reasonable security policies and other controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building both during and after normal office hours, provided such policies and other controls do not unreasonably interfere with Tenant’s security system and security protocol set forth herein. Without limiting the generality of the foregoing, Landlord may require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise in accordance with Building security controls, and to establish their right to enter or leave in accordance with the provisions of applicable rules and regulations adopted by Landlord. Landlord shall not be liable in damages for any error with respect to exclusion from the Building of any person. In case of fire, casualty, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right, in its reasonable discretion, to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls or otherwise take such action or preventive measures deemed reasonably necessary by Landlord for the safety or security of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate with any reasonable safety or security program developed by Landlord.

(viii)                        To reasonably regulate delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

(ix)                              To show the Premises to prospective tenants at reasonable times in the last eighteen (18) months of the Term (as the same may have been extended as set forth in ARTICLE 41), and, if vacated or abandoned, to show the Premises at any time, and to decorate, remodel, repair, alter or otherwise prepare the Premises for re- occupancy.

(x)                                 To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations.

(xi)                              To enter the Premises at any reasonable time to inspect the Premises upon twenty-four (24) hours prior written, telephone or fax notice to Tenant except in an emergency, for the purpose of inspecting or making repairs to the Premises or responding to any emergency condition, and Landlord shall also have the right to make access available at all reasonable hours, upon twenty-four (24) hours prior written notice to Tenant except in an emergency, to prospective or existing mortgagees, purchasers or tenants of all or any part of the Property.

(xii)                           To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract, provided that the charges therefor are reasonable.

ARTICLE 23.

RULES AND REGULATIONS

Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit C and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its judgment, may be desirable for the use, entry, operation and management of the Premises, the Office Section and the Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant.

ARTICLE 24.

LANDLORD’S REMEDIES

The following shall each be an “Event of Default” under this Lease: If Tenant shall fail to pay the Rent or any installment thereof within five (5) business days after the date due or shall fail to pay, within five (5) business days after written notice of such failure is given to Tenant, any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant; or if the interest of Tenant in this Lease shall be levied on under execution or other legal process; or if any voluntary petition in bankruptcy or for corporate re-organization or any similar relief shall be filed by Tenant; or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof; or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment; or if Tenant shall make an assignment for the benefit of creditors; or if Tenant shall admit in writing Tenant’s inability to meet Tenant’s debts as they mature; or if Tenant shall have misrepresented or breached a warranty to Landlord set forth in clause S of Section 32 of this Lease for which no cure period is applicable under Section 32.S; or if any event has occurred which is specified as an Event of Default under this Lease; or if Tenant shall fail to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant (or if such default is curable and shall reasonably require more than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence) then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease. If an Event of Default occurs, Landlord at its option may, without additional notice or any demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere in this Lease:

(i)                                     Landlord may terminate this Lease and the Term created hereby at any time after the occurrence of any such Event of Default and shall give Tenant written notice of Landlord’s election to do so and the effective date thereof (the “Effective Date”), in which event Landlord may forthwith repossess the Premises in accordance with applicable law and shall be entitled to recover,

(a)                                 forthwith as liquidated damages, in addition to any other sums or liabilities under this Lease due to Landlord and damages for which Tenant may be liable, a sum of money equal to the present value (such present value to be computed on the basis of a per annum discount rate equal to the effective annual yield on U.S. Treasury obligations which could be purchased on the business day next succeeding the Effective Date (or if Landlord has elected to first avail itself of the remedy provided in subclause 24(i)(b) below, the date as of which it notifies Tenant that it is electing the remedy set forth in this subclause 24(i)(a)) and mature closest to the Termination Date as determined as if this Lease had not been terminated for a default hereunder) of the Rent provided to be paid by Tenant for the balance of the Term over the present value of the fair market rental value of the Premises, after deduction from the present value of such fair market rental value of all anticipated expenses of reletting.  Should the present value of the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord, and unless and until such time as Landlord elects to avail itself of the remedy set forth in this subclause 24(i)(a).

(b)                                 in addition to any other sums or damages for which Tenant may otherwise be liable to Landlord, a sum of money equal to amounts due at the Effective Date and to recover from time to time from Tenant, and Tenant shall remain liable for, all Rent which would have thereafter been due but for such termination as and when the same would have become due (or after the same would have become due) had such termination not occurred by reason of default by Tenant, and any other sums thereafter accruing as they would have become due under this Lease during the period from the Effective Date to the Termination Date and at any time while Landlord is pursuing its rights hereunder, Landlord may invoke its rights to liquidated damages for the balance of the term as provided in subclause 24(i)(a) above.

Landlord may, but shall be under no obligation to, except as required by law, relet the Premises or any part thereof for the account of Tenant, for such rent, from time to time (which may be for a term extending beyond the Term of this Lease), and upon such terms as Landlord in Landlord’s sole discretion shall determine and Landlord shall have no obligation to accept any proposal made by third parties nor shall Landlord be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also at any time prior to Landlord exercising rights under subclause 24(i)(a) above, Landlord may change the locks or other entry devices of the Premises and make repairs, alterations and additions in or to the Premises and redecorate same to the extent deemed by Landlord necessary or desirable, and Tenant shall upon written demand pay the cost thereof together with, if Landlord successfully relets the Premises or any part thereof, Landlord’s expenses of reletting, including without limitation, brokerage commissions payable to Landlord’s agent or to others.

Landlord may collect the rents from any such reletting and apply the same to the payment of expenses of reentry, redecoration, repair and alterations and the expenses of reletting and the excess or residue remaining to the payment of Rent and other sums in this Lease provided to be paid by Tenant under subclause 24(i)(b) above after the date of any such reletting, and any such excess or residue shall operate only as an offsetting credit against the amount of Rent and other sums due and owing with respect to periods after the date of such reletting.  For purposes of clarity, in no event shall Tenant be entitled to a credit on its indebtedness to Landlord with respect to prior periods or a refund of amounts accelerated pursuant to subclause 24(i)(a) if Landlord relets the Premises or any part thereof. No such reentry, repossession, repairs, alterations, additions or reletting pursuant to this ARTICLE shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and if Landlord effects any such reletting, Landlord may, at any time and from time to time, with respect to periods prior to the period with respect to which Landlord avails itself of the remedy set forth in subclause 24(i)(a) above (and Tenant’s payment of the amount required thereby) sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

(ii)                                  Landlord, without thereby waiving default or breach, may cure the same for the account and at the expense of Tenant, without notice in a case of emergency threatening life or property, as determined by Landlord in its sole discretion, or in case of correction of a dangerous or hazardous condition threatening life or property, and in any other case if such default or breach is or becomes an Event of Default or continues for five (5) days after the Landlord gives written notice of intention to cure. Bills for any expense incurred by Landlord in connection with any such performance by Landlord shall be for the account of Tenant, and shall be due and payable within thirty (30) days after Tenant receives said bills, and if not paid when due, the amounts thereof shall become immediately due and payable as Additional Rent under this Lease.

ARTICLE 25.

EXPENSES OF ENFORCEMENT

Tenant shall pay upon demand all Landlord’s reasonable costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord incurred in enforcing Tenant’s obligations hereunder following the occurrence of a default or breach which continues beyond any applicable grace or cure periods.

ARTICLE 26.

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing, within applicable periods of notice, cure and grace, all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, without hindrance or ejection by any persons lawfully claiming by, through or under Landlord, the foregoing covenant of quiet enjoyment being in lieu of any other covenant, expressed or implied.

ARTICLE 27.

LETTER OF CREDIT

27.01                 General Provisions.  Not later than the date on which Tenant commences its Initial Alterations, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, a Letter of Credit (hereinafter defined) substantially in the form of Exhibit F and containing the terms required herein, in the face amount of the Letter of Credit Amount, naming Landlord as beneficiary.

“Letter of Credit” shall mean a clean, irrevocable, non-documentary and unconditional letter of credit, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole, reasonable discretion issued by and drawable upon a commercial bank (the “Issuing Bank”), which is satisfactory to Landlord and which satisfies both the Minimum Rating Agency Threshold (as hereinafter defined) and the Minimum Capital Threshold (as hereinafter defined). The “Minimum Rating Agency Threshold” shall mean that the Issuing Bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or”-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than $2,000,000,000.

If, at any time or from time to time, Landlord reasonably determines that an Issuing Bank (i) no longer satisfies the Minimum Rating Agency Threshold, (ii) no longer satisfies the Minimum Capital Threshold, (iii) has been seized or closed by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, or another governmental or regulatory agency or authority, (iv) has become insolvent or its financial condition is such that in Landlord’s reasonable judgment, the Issuing Bank may be unable to honor a draw on the Letter of Credit, or (v) is unwilling or unable to honor the Letter of Credit or to perform its obligations to honor a draw upon the Letter of Credit, then within ten (10) days after demand, Tenant shall deliver to Landlord a replacement Letter of Credit, issued by a replacement Issuing Bank which satisfies the Minimum Rating Agency Threshold and the Minimum Capital Threshold and is otherwise satisfactory to Landlord in its discretion.

Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is sixty (60) days after the scheduled expiration date of the Term or any renewal Term.  If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) to Landlord not later than sixty (60) days prior to the expiration date of the Letter of Credit then held by Landlord.  Any Renewal or Replacement LC shall comply with all of the provisions of this ARTICLE 27, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole, reasonable discretion.

27.02                 Drawings under Letter of Credit. Upon Tenant’s failure to comply with one or more provisions of this Lease which continues beyond applicable periods of notice and cure, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (a) satisfy any amounts due to Landlord from Tenant, and (b) satisfy any other damage, injury, expense or liability caused by Tenant’s failure to so comply. In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this ARTICLE 27 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this ARTICLE 27 (the “LC Proceeds Account”).

27.03                 Use of Proceeds by Landlord. Subject to Section 27.02, the proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any Rent or other amount payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered; (c) against any costs incurred by Landlord in connection with this Lease (including attorneys fees); and (d) against any other amount that Landlord is owed by reason of Landlord’s exercise of its remedies for Tenant default under this Lease. Landlord agrees to return the Original Letter of Credit or any Renewal or Replacement LC pay to Tenant, or at Tenant’s written direction, the Issuing Bank or pay within thirty (30) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

27.04                 Additional Covenants of Tenant.  If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this ARTICLE 27, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

27.05                 Nature of Letter of Credit. Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

ARTICLE 28.

REAL ESTATE BROKER

The Tenant represents that Tenant has dealt with (and only with) the Broker specified in ARTICLE 1 hereof as broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder other than the Broker named above for a commission or fee in connection with this Lease or any sublease hereunder, but nothing herein shall be construed as permitting any such sublease, provided that Landlord has not in fact retained such broker or finder. Landlord agrees to indemnify, defend and hold harmless Tenant, its employees and agents from and against any claims made by any broker or finder named above for a commission or fee in connection with this Lease, provided Tenant has not in fact retained such broker or finder and, in addition, Landlord shall pay the fees of the Broker(s) named in ARTICLE 1 of this Lease.

ARTICLE 29.

NOTICE TO MORTGAGEE AND GROUND LESSOR

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises, the Building or the Office Section as part of the mortgaged premises, or that it is the ground lessor under a ground lease (which term shall include the Underlying Lease and the Sublease (as such terms are defined in Section 32U of this Lease)) with Landlord, as ground lessee, which includes the Premises, the Building or the Office Section as part of the demised premises, no notice of default from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the timely curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord. Such holder or ground lessor shall be given such reasonable time as may be necessary to effect such cure or to foreclose the mortgage or terminate the ground lease, as the case may be. For the purposes of ARTICLE 21, this ARTICLE 29, ARTICLE 30 and ARTICLE 33, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest).

ARTICLE 30.

ASSIGNMENT OF RENTS

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease (which term shall include the Underlying Lease and the Sublease) on property which includes the Premises, the Building or the Office Section, Tenant agrees:

(i)                                     that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(ii)                                  that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon a foreclosure of such holder’s mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor.  In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

ARTICLE 31.

PERSONAL PROPERTY TAXES

Tenant shall pay all taxes which may be lawfully charged, assessed, or imposed upon all fixtures and equipment of every type and also upon all of Tenant’s personal property in the Premises, and Tenant shall pay all license fees which may lawfully be imposed upon the business of Tenant conducted upon the Premises.

ARTICLE 32.

MISCELLANEOUS

A.                                    Remedies Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

B.                                    Interest on Overdue Amounts. All payments becoming due under this Lease and remaining unpaid for five (5) days thereafter shall bear interest from the date actually due until paid at the rate two percent (2%) per annum above the prime rate of interest charged from time to time by Bank of America (or its successor), but in no event more than the highest rate which is at the time lawful in the Commonwealth of Massachusetts; provided, however, if a payment otherwise due is not received on the date due (rather than within five (5) days thereafter, more than once in any twelve (12) month period, any payment due for the next succeeding twelve (12) months shall bear interest from the date due without the five (5) day grace period. Interest hereunder shall be payable within ten (10) days of billing therefor by Landlord.  The obligation hereunder shall survive the termination of this Lease.

C.                                    Grammatical Rules. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

D.                                    Successors and Assigns. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of ARTICLE 17 hereof. All indemnities, covenants and agreements of Tenant contained herein shall inure to the benefit of Landlord’s agents and employees.

E.                                     Incorporation by Reference; Authority. All of the representations and obligations of Landlord are contained herein and in the Exhibits attached hereto, each of which is incorporated herein by reference so that all references to “Lease” herein shall refer to the body of this Lease and all Exhibits thereto; and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant or, as to Landlord, by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

F.                                      Submission Not an Offer. Submission of this Lease for examination shall not bind Landlord or Tenant in any manner, and no lease or obligations of Landlord or Tenant shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

G.                                    Rights to View, etc. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

H.                                   Intentionally Omitted.

I.                                        Transfer or Assignment by Landlord. Tenant acknowledges that Landlord has the right to transfer its interest in the Premises, the Office Section and the Building and in this Lease, and Tenant agrees that in the event of any such transfer Landlord shall be released from all liability thereafter accruing under this Lease and all liability with respect to periods prior to such transfer to the extent assumed by the transferee specifically or as a matter of law and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder from and after the date of such transfer except to the extent liabilities were not assumed by the transferee for the period prior to the transfer; provided that nothing herein shall result in liability to the transferee beyond the net proceeds received by the transferor in connection with such transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

J.                                        Paramount Title. Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

K.                                   No Recording of Lease. This Lease shall not be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election. At Tenant’s request, Landlord agrees to execute a Notice of Lease in recordable form for recording with the Suffolk County Registry of Deeds.

L.                                     Captions. The captions of ARTICLES, Sections and subsections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such ARTICLES, Sections and subsections.

M.                                 Intentionally Omitted..

N.                                    Landlord/Tenant Relationship.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

O.                                    Order of Application.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder that are past due, in such order and amounts as Landlord in its sole discretion may elect.

P.                                      Time is of the Essence. Time is of the essence of this Lease and each of its provisions.

Q.                                    Interpretive Law. Interpretation of this Lease shall be governed by the law of the Commonwealth of Massachusetts.

R.                                    Effect of Indemnifications. All indemnities, covenants and agreements of Tenant and Landlord contained herein which inure to the benefit of the other party shall be construed to also inure to the benefit of the other party’s agents and employees.

S.                                      OFAC. Each of Landlord and Tenant certifies, represents, warrants and covenants (the party so certifying, representing, warranting and covenanting is referred to herein as the “Certifying Party”) to the other that:

(i)                                     The Certifying Party is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(ii)                                  The Certifying Party is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(iii)                               Without limiting the foregoing, the Certifying Party is not, and the entities or individuals constituting the Certifying Party or which may own or control the Certifying Party or which may be owned or controlled by the Certifying Party are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

Each of Landlord and Tenant hereby agrees to defend (with counsel reasonably acceptable to the indemnified party), indemnify and hold harmless the other party (and as to landlord as the indemnified party, Landlord’s designated property management company), and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents from and against any and all claims arising from or related to any such breach the indemnifying party of the foregoing certifications, representations, warranties and covenants.  In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be a default by Tenant under ARTICLE 24 above and that, as to any such breach which would result in any material liability to Landlord which would not be discharged by a cure by Tenant in accordance with ARTICLE 24, no cure period for such default shall be applicable, and (y) the representations and warranties contained in this clause S and the indemnity set forth herein shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

T.                                     Substitution of Other Premises. At any time hereafter, Landlord may relocate any portion of Tenant’s Premises not within Tower IV, subject to the terms set forth below, on the following conditions: (i) if the portion of the Premises which Landlord wants to relocate comprises a full floor of a Tower, the Premises on such full floor can only be relocated in connection with a lease to another tenant of not less than 40,000 rentable square feet; and (ii) if the portion of the

Premises which Landlord wants to relocate comprises less than a full floor of a Tower, the Premises on such floor can be relocated in connection with a lease to another tenant of not less than one full floor of a Tower of the Office Section. Any such re-locatable portion of the Premises is referred to herein as “Committed Non-Tower IV Premises”. Landlord may (upon not less than one hundred eighty (180) days’ prior notice) substitute for the Committed Non-Tower IV Premises, different space (herein referred to as the “New Premises”) in the Office Section, provided that the New Premises shall be usable for Tenant’s purpose; shall be contiguous to the remaining Premises; shall be situated on the same floor as, or a higher floor than, the Committed Non Tower IV Premises; shall have a window line not less that the window line of the Committed Non-Tower IV Premises from which Tenant is being relocated; and Landlord shall pay the expenses of Tenant’s moving from the Committed Non-Tower IV Premises to the New Premises and for fully demising and improving the New Premises so that they are substantially similar to the Committed Non-Tower IV Premises in quality of improvement and utility to Tenant. The New Premises shall contain not less rentable square footage as the Committed Non-Tower IV Premises and in no event will the Base Rent or Tenant’s Proportionate Expense Share or Proportionate Tax Share be increased by reason of the substitution.

U.                                    Underlying Leases. Landlord is the lessee of air rights premises collectively referred to as Copley Place, pursuant to that certain Air Rights Lease Agreement (the “Underlying Lease”), made as of June 20, 2011, by and between Landlord, as the tenant thereunder, and the Massachusetts Department of Transportation (“DOT”), as the landlord thereunder.

Landlord hereby gives notice to Tenant that it supports the Affirmative Action and Resident Preference goals set forth in Paragraph 6 of Schedule D to the Underlying Lease and in Attachment C to the City of Boston’s Urban Development Action Grant application for Copley Place, and encourages Tenant to pursue such goals in Tenant’s own employment practices. In connection with hiring to fill permanent jobs at the Premises, Tenant shall not discriminate against any employee or applicant for employment because of race, color, religious creed, national origin, age or sex. Tenant shall comply to the extent applicable, with Title VII of the U.S. Civil Rights Act and M.G.L. c.151B with respect to employment at the Premises.

V.                                    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

W.                                 Intentionally Omitted.

X.                                    Signage. Landlord hereby consents to Tenant placing signage on the exterior of the Premises at Tenant’s entrance doors, at Tenant’s sole cost and expense, in accordance with Landlord’s reasonable rules with respect thereto and Tenant may, at its option, at Landlord’s sole cost and expense, have its name on the electronic Building directory provided for tenants in the Sky Lobby of the Building as well as elevator lobby signage, consistent in quality and aesthetics with other elevator lobby signage in the Building, in each floor elevator lobby serving the Premises. Subject to any necessary approval from the City of Boston and Landlord’s approval of design, materials and specific location, not to be unreasonably withheld, Tenant may, at Tenant’s sole cost and expense, install, maintain and replace, so long as Signage Tenants occupy not less than 70% of the Initial Premises (or rentable area equivalent thereto), at Tenant’s sole cost and expense:

1.                                      the name and/or logo of the original Tenant or of a transferee pursuant to a Related Party Transfer, or, so long as such installation shall not result in a breach by Landlord of its obligations under any then existing lease of space in the Property, of a transferee to which Landlord has consented, a plaque not to exceed 18 inches by 18 inches in the new retail level office lobby at or near the elevators or Building directory.

2.                                      the name and/or logo of the original Tenant or of a transferee pursuant to a Related Party Transfer, or, so long as such installation shall not result in a breach by Landlord of its obligations under any then existing lease of space in the Property, of a transferee to which Landlord has consented, to be located above or next to signage identifying Tower IV in the Sky Lobby and sized consistent with new or existing Building Standard Tower identification signage (which presently exists on Tower entrance doors).

3.                                      the name and/or logo of the original Tenant or of a transferee pursuant to a Related Party Transfer, or, so long as such installation shall not result in a breach by Landlord of its obligations under any then existing lease of space in the Property, of a transferee to which Landlord has consented, on monument signage of approximately 2 feet deep by 3 feet wide by 4 feet high, in the outdoor plaza at the corner of Dartmouth Street and Huntington Avenue.

“Signage Tenant” shall mean the original Tenant named herein, any transferee pursuant to a Related Party Transfer, or any other transferee pursuant to a transfer to which Landlord has consented. No such signage shall display the name or logo of more than one entity and the name and logo on the signage must be the Tenant under this Lease or, if the Tenant under this Lease is an entity which is a lease-holding entity, the name and logo can be that of the affiliate of Tenant that is the principal operating company occupying the Premises.

Y.                                    Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

Z.                                     Waiver of Consequential Damages. Landlord and Tenant each hereby waive all claims for special, incidental, or consequential damages (except as may arise by reason of a Tenant holdover under Article 19) against the other arising out of the breach of or failure to perform or observe the requirements and obligations created by this Lease.

AA.                           Violations of Law. Landlord hereby represents and warrants that as of the date hereof, Landlord has received no notices of any uncured violation of law, ordinance, order or regulation applicable to the Property.

ARTICLE 33.

NOTICES

All notices to be given under this Lease shall be in writing and either hand delivered; delivered by reputable overnight courier, delivery acknowledged by recipient; or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

(i)                                     If to Landlord:

Simon Property Group, L.P.
Attention:  Mike Connell, Property Manager
Two Copley Place, Suite 100
Boston, MA 02116-6502

With a copy to:

Simon Property Group, L.P.
225 West Washington Street
Indianapolis, IN 46204

and as provided in ARTICLE 29 of this Lease

and to such other person or such other address designated by notice sent by Landlord or Tenant.

(ii)                                  If to Tenant:

Prior to the Commencement Date:

Wayfair LLC
177 Huntington Avenue, Suite 6000
Boston, MA 02115
Attention: Chief Financial Officer

Following the Commencement Date:

Wayfair LLC
Four Copley Place
Boston, MA 02116
Attention: Chief Financial Officer

With a copy to:

Bingham McCutchen LLP One Federal Street
Boston, Massachusetts 02110
Attention: Maurice H. Sullivan, Ill, Esq.

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Building as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder, and the curing of any of Landlord’s defaults by such holder shall be treated as performance by Landlord. Such holder shall be given such reasonable time as may be necessary to effect such cure or to foreclose the mortgage, as the case may be. For the purposes of ARTICLE 21, ARTICLE 29, ARTICLE 30 and this ARTICLE 33, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest.

Notice by mail shall be deemed to have been given as of the date of receipt. Notice by hand delivery or reputable overnight courier shall be deemed to have been given at the time of delivery or attempted delivery (as customarily evidenced by the courier).

ARTICLE 34.

LIMITATION ON LIABILITY

It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings, representations or agreements are made or intended as personal covenants, undertakings, representations or agreements by Landlord or its partners, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord’s interest in the Property and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners or any of its or their directors, officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. The provisions of this ARTICLE 34 shall expressly be applicable to and inure to the benefit of Landlord’s successors and assigns. In no event shall Landlord or its constituent partners be liable for any incidental or consequential damages in connection with its obligations under, or any action taken by Landlord or its constituent partners in connection with, this Lease.

It is expressly understood and agreed by Landlord that none of Tenant’s covenants, undertakings, representations or agreements are made or intended as personal covenants, undertakings, representations or agreements by, and no personal liability is assumed by, nor at any time may be asserted against, any of Tenant’s members or partners or any of its or their directors, officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Landlord.

ARTICLE 35.

LANDLORD’S DESIGNATED AGENT

It is expressly understood and agreed by Tenant that the provisions of this Lease may be enforced on behalf of Landlord by an agent designated by Landlord for such purpose, and such enforcement shall be equally effective whether in the name of Landlord or such agent.

ARTICLE 36.

COMMENCEMENT DATE

If Landlord shall not have substantially completed Landlord’s Work (as set forth in Exhibit B) by the Commencement Date (“Landlord’s Completion Date”), the Commencement Date shall be deferred for the number of days after Landlord’s Completion Date required for Landlord to substantially complete Landlord’s Work; provided, however, the Commencement Date shall not be deferred if the Premises are not substantially completed by reason of any Tenant Delays (hereinafter defined). “Tenant Delays” shall mean delays caused by Tenant, its employees, agents or contractors which begin one (1) business day following notice thereof from Landlord to Tenant. Furthermore, if Landlord shall not have substantially completed Landlord’s Work with respect to restroom renovation with respect to the Initial Premises by September 14, 2014, then Tenant shall be entitled to a credit, for each day from September 1, 2014 to the date of such substantial completion, against Base Rent equal to one (1) day of Base Rent applicable to any floor of Tower IV (based on rentable square feet on that floor) with respect to which the Landlord’s Work thereon shall not have been substantially completed.  In addition, if Tenant adds space to the Initial Premises and as a result of such addition, Tenant is leasing more than 50% of a floor of a Tower, Landlord shall renovate the restrooms on such floor as contemplated by Exhibit B-2, and if Landlord shall not have substantially completed such restroom renovation on such floor by the date which is one hundred twenty (120) days following the date on which the Landlord delivers the space to Tenant that results in Tenant being the tenant of more than 50% of such floor, then Tenant shall be entitled to a credit, for each day following the end of such one hundred twenty (120) day period to the date of such substantial completion, against Base Rent due under this Lease equal to one (1) day of Base Rent applicable to the additional space on such floor which resulted in Landlord’s obligation.

ARTICLE 37.

PARKING

Tenant shall have the right during the Term to use up to twenty-five (25) non reserved parking spaces in the garage located within and serving the Property and up to fifteen (15) non- reserved parking spaces in the Dartmouth Street Garage in the property adjacent to the Building and located on Dartmouth Street, subject with respect to each garage of payment by Tenant for such use at the prevailing monthly rate therefor generally charged to Office Section tenants by the operator of the garage from time to time; provided, however, for every additional 3,500 rentable square feet of space in the Premises in excess of 130,000 rentable square feet, Tenant will be entitled to use, at eh monthly rate and on the same terms as other spaces used by Tenant therein, one additional non-reserved parking space in the Dartmouth Street garage. In the event of non-payment of parking charges due hereunder by the Tenant, Landlord shall have the right to terminate Tenant’s rights with respect to parking without any obligation to reinstate such right to parking in the event Tenant attempts to resume payment for parking.

ARTICLE 38.

TENANT IMPROVEMENT ALLOWANCE

Subject to the terms of this Section 38 set forth below, there shall be paid by the Landlord as the Landlord’s contribution toward Tenant’s Initial Alterations, the sum (“Allowance”) of $7,191,555.84, based upon a contribution of $68.04 per rentable square foot for 105,696 rentable square feet in the Initial Premises.  Tenant shall submit to Landlord Tenant’s good faith estimate (“Qualified Cost Estimate”) of the Qualified Costs (hereinafter defined) to be incurred by Tenant in connection with its move to and the construction of Initial Alterations in the Premises.  Installments of the Allowance shall be payable in accordance with the procedures set forth below.  Installments of the Allowance, which shall in no event exceed in the aggregate the amount of the Allowance, shall be paid to Tenant (or, at Landlord’s option if Landlord reasonably determines that Tenant is not paying its contractors and such failure to pay may give rise to a lien against the Building, to the order of the contractor that performed the work set forth in the respective invoices) or, at Tenant’s option to Tenant’s contractors, with respect to Qualified Costs theretofore incurred by Tenant (and not theretofore paid to Tenant or which were Tenant’s responsibility as set forth in this Article 38) for which Tenant has submitted a requisition consisting of, (i) in the case of other than costs incurred under architectural and engineering contracts (collectively “Professional Services Contracts”) or under construction contracts, such as furniture or moving or professional fees that are contracted for by Tenant separate from construction and Professional Services Contracts, paid invoices, (ii) in the case of Professional Services Contracts, invoices, and (iii) in the case of construction costs (a) an application for payment and sworn statement of a contractor performing general contracting work in the Premises substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein which is part of the construction contract; (b) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (c) contractor’s, project managers and subcontractor’s waivers of liens which shall cover all applicable items of Qualified Costs under such construction contracts for which disbursement is being requested and any other statements and forms required for compliance with the mechanics’ lien laws of the Commonwealth of Massachusetts, together with invoices with respect to such Qualified Costs and such other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the work included in Qualified Costs for which a request for disbursement under such construction contracts is being made; (v) copies of all construction contracts for the such Alterations, together with copies of all change orders, if any; and (iii) a request to disburse from Tenant containing an acknowledgement by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations to the Premises. Upon completion of the Initial Alterations, and as part of the requisition for final disbursement of the Allowance for hard construction costs, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Alterations, and (5) the certification of Tenant’s architect to the Landlord that, based on on-site observation and the data comprising the application for disbursement, to the best of the architect’s knowledge, information and belief, the Alterations have progressed as indicated in the application, the quality of the Alterations is in accordance with the construction contract documents and the contractor is entitled to; payment of the amount certified in the application. Notwithstanding the foregoing, if the Qualified Cost Estimate exceeds the Allowance, Tenant shall be entitled to payments with respect to any requisition in accordance with the terms hereof except that each individual disbursement of the Allowance by Landlord shall be in the same ratio to the amount properly requisitioned as the Allowance bears to the Adjusted Qualified Cost Estimate (hereinafter defined). “Adjusted Qualified Cost Estimate” means the Qualified Cost Estimate reduced by any amount paid prior to the date of computing the Adjusted Qualified cost Estimate by Tenant directly to a contractor, professional or supplier with respect to the cost of an item that had been included in the Qualified Cost Estimate, but with respect to which Tenant will not be submitting a requisition (and for which Landlord will not make any payment with respect to the Allowance). Furthermore, the amount of any installment of the Allowance otherwise payable shall be reduced by the amount of any retainage applicable to the Qualified Costs (proportionately if an individual disbursement is reduced as set forth in the immediately preceding sentence) with respect to which the disbursement is being requested, but such retainage shall be payable as part of the final draw when all requirements set forth for such disbursement have been met). In no event shall Landlord be required to disburse any installment of the Allowance more than twice in any calendar month and in no event will Landlord be obligated to disburse an amount which is less than $50,000 (other than the final disbursement on account of the Allowance). Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under this Lease, and Landlord’s obligation to disburse shall only resume when and if such default is curable and is, in fact, cured. Time is of the essence with respect to the time periods set forth in this Section 38.

For purposes hereof, “Qualified Costs” shall mean actual costs for (a) preparation of drawings and other expenses incurred in connection with design and construction, including without limitation permit fees and costs of labor and materials, (b) construction of the Premises in accordance with the plans and specifications approved in accordance with ARTICLE 10, (c) wiring and cabling in the Premises (d) architectural, engineering, construction management, project management and other professional fees relating to design and construction of the Premises and the negotiation of this Lease, (e) costs for the procurement of furniture, fixtures and equipment in connection with this Lease, (f) telephone data, equipment, audio visual equipment, security systems and special power distribution (g) moving and delivery costs, (h) skylights and (i) a roof deck on the roof of Tower IV, U) interconnecting staircases between floors in the Premises, and (k) all other hard and soft costs related to the Tenant’s Alterations and moving expenses associated with the space with respect to which the Allowance for such Qualified Costs is being provided.

Notwithstanding the foregoing, if, as of June 15, 2015, the amount paid or payable (by reason of requisitions) by Landlord with respect to the Allowance is less than the Allowance, Landlord shall apply an amount equal the difference between the amount theretofore requisitioned by Tenant and the Allowance to Base Rent next coming due under this Lease; provided however, Landlord shall have no obligation to apply such amount to Base Rent if Tenant is in default of its obligations under this Lease unless and until such application would cure all defaults of Tenant in full.

Landlord shall pay the portion of the Allowance related to a requisition as is to be paid by Landlord under this Article 38 not later than thirty (30) days following the Landlord’s approval of the applicable requisition package. Landlord shall have a review period of fifteen (15) business days following the submission of a requisition package to object to the submission as not being in compliance with this Article 38 and if Landlord does not object to the submission within such period, the submission shall be deemed approved. If Landlord shall object to a requisition package, Tenant shall resubmit as necessary to comply with this Article 38 and the process for approval shall begin again. If Landlord shall fail to pay by the date due hereunder the amount to be paid by Landlord in accordance with this Article 38 for thirty (30) days following approval or deemed approval of the requisition package, upon five (5) days prior written notice thereof from Tenant to Landlord of such failure, Tenant may offset against Base Rent next payable by Tenant to Landlord under this Lease, the amount which was not paid by the end of such thirty (30) day notice period together with interest thereon at the rate specified in Section 32.B of this Lease from the end of such thirty (30) day period until the date on which such amount with interest is offset against such Base Rent or otherwise paid by Landlord to Tenant.

ARTICLE 39.

FINANCIAL STATEMENTS

Tenant shall furnish to Landlord annually within thirty (30) days after Landlord’s request therefor in connection with any bona fide potential sale or financing of the Building, Tenant’s most recent annual statement, certified by a responsible financial officer of Tenant. Tenant agrees that Landlord may deliver a copy of such statements to its mortgagee or ground lessor or a potential purchaser of Landlord’s interest in the Premises, but otherwise, Landlord shall treat such statements and information contained therein as confidential; provided, however, Landlord may release such statements and information if and to the extent required by a court of competent jurisdiction or if in the opinion of Landlord’s counsel, the information contained in such statements and information is required to be disclosed under applicable law following not less than ten (10) business days’ notice to Tenant unless otherwise required by applicable law.

ARTICLE 40.

TENANT AUTHORITY TO EXECUTE LEASE

40.01                 Tenant Authority to Execute Lease. Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof and (b) if Landlord so requests, Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, certified resolutions authorizing Tenant’s execution and delivery of this Lease by the person executing on behalf of Tenant and the performance of Tenant’s obligations hereunder.

40.02                 Landlord Authority to Execute Lease. Landlord has all requisite power and authority to execute and deliver this Lease and to carry out its obligations hereunder and the transactions contemplated hereby.

ARTICLE 41.

OPTION TO EXTEND LEASE

Tenant shall have the right to extend the Term of this Lease for two (2) successive five (5) year periods, each such right of Tenant to be conditioned upon (a) this Lease at the time of election being in full force and effect and Tenant not then being in default under this Lease beyond any applicable notice and cure period, such extension period to commence upon the expiration of the original Term of this Lease, (b) as to the second option, the first option having been exercised. Each option may be exercised for all or a portion, but not less than 70%, of the Premises as the same is constituted at the date the option is exercised; provided, however, any contiguous portion of the Premises on any floor of any Tower with respect to which Tenant does not exercise an option to extend (each, a “Non-Extended Space”) (a) shall be not less than 5,000 contiguous rentable square feet on any one floor of any one Tower and (b) shall meet the Window Line Criterion (hereinafter defined) and (c) shall be accessible by a corridor that is consistent with corridor layouts in comparable first class office towers. Tenant shall be responsible for the cost of separately demising the remaining Premises (demising walls erected and Building systems separated from the space relinquished). The “Window Line Criterion” shall mean that the Non-Extended Space satisfies any one of the following conditions:

(i)                                     The window lines (exterior and atrium facing) are comparable to the window lines (exterior and atrium facing) of any other leased space in the Office Section of comparable size;

(ii)                                  The window lines (exterior and atrium facing) are substantially proportionate to the window lines (exterior and atrium facing) in the space on the floor that they is being retained;

(iii)                               The window line is, in the view of the Landlord’s Office Section brokers, marketable at rates consistent with the rates for other space of the Office Section; or

(iv)                              The window lines (exterior and atrium facing) are substantially proportionate to the window lines (exterior and atrium facing) of any other leased space in the Office Section.

A right of extension shall be exercised, if at all, by written notice to Landlord given at least eighteen (18) months, but not more than twenty-four (24) months prior to the expiration of the then Term of this Lease and such notice must designate the portion of the then Premises, if less than all, with respect to which the extension is being exercised.  If a notice is given in compliance with the provisions hereof, this Lease shall, thereupon, be extended for the applicable extension period, subject to the terms of this ARTICLE 41, without the need for any further instrument to be executed (but either party shall execute such a confirmatory instrument upon the request of the other); and if no such notice is given, then Tenant’s right of extension shall be null and void. All of the terms, conditions and provisions of this Lease shall be applicable to any extension of the Term hereof, as if the termination date of the extension period were the date originally set forth herein for the expiration of the Term, except that (i) the exercised right of extension shall be of no further force or effect, so that there shall be no further right of extension with respect thereto, (ii) the Base Rent per square foot during the extension period shall be 95% of the Fair Market Rent (as hereinafter defined); and (iii) the Premises demised under this Lease during the extension period shall be the Premises set forth in Tenant’s notice of extension (which may not be less than seventy percent (70%) of the Premises demised under this Lease at the time the notice of extension is given, as described above) and Tenant’s Proportionate Tax Share and Tenant’s Proportionate Expense Share shall be proportionately adjusted, if necessary to reflect the reduced size of space included in the Premises.

“Fair Market Rent” for purposes of this ARTICLE 41 shall mean the rent (base rent and additional rent adjusted, if necessary, to reflect the base years to be used for the applicable period) per rentable square foot for similar office space in the Building and in comparable buildings as reasonably located in the City of Boston, (i) without taking into account actual improvements (regardless of who paid for such improvements), or the cost of demolition of the space, and (ii) taking into account (A) the magnitude of any free rent or buildout allowance, (B) length of lease, (C) building amenities, (D) the location and floor levels of the premises, (E) services provided, (F) surrender rights, if any, (G) parking rights and obligations, (H) free rent, tenant allowances or other concessions and (I) all other relevant market factors and (iii) taking into account the brokerage commissions, if any, to be paid in connection with the renewal.

Within thirty (30) days after Tenant’s exercise of the extension option (or, if earlier, within thirty (30) days after Tenant’s request for Landlord’s rental rate, which may be made at any time after the date twenty-two (22) months prior to the then scheduled expiration of the Term and prior to Tenant’s giving its notice exercising the extension option), Landlord shall provide Tenant with its good faith estimate of the Fair Market Rent for the period of the extension.  If, within thirty (30) days after Tenant’s receipt of Landlord’s estimate (“Consideration Period”), Tenant shall not have accepted Landlord’s estimate of Fair Market Rent, the parties shall at the request of either party made by notice given within ten (10) days of the end of the Consideration Period, discuss the matter in good faith for thirty (30) days. If within such thirty (30) day period the parties have not agreed on the Fair Market Rent rate in writing, then Landlord and Tenant shall, during the ensuing fifteen (15) days, attempt to agree on an arbitrator not affiliated with either party (and if they are unable to do so, either party may request that the President of the American Arbitration Association in Boston choose an arbitrator, as promptly as possible, meeting the criteria set forth below; provided, however, the parties shall have the right during the ten (10) day period following the end of the fifteen (15) day period to submit the names of not more than two (2) potential arbitrators meeting the said criteria and if the parties or either of them makes such a submission, the choice of the President of the American Arbitration Association shall be made from the list of potential arbitrators so submitted). Such arbitrator shall have a period of thirty (30) days to determine which of Landlord’s estimate of Fair Market Rent or Tenant’s estimate of Fair Market Rent hereunder more closely corresponds to the Fair Market Rent and the estimate of Fair Market Rent which in the judgment of the arbitrator more closely corresponds to the arbitrator’s estimate of Fair Market Rent shall be the Fair Market Rent for purposes hereof and the determination shall be binding upon the parties. The arbitrator must choose either the Fair Market Rent estimate submitted by Landlord or the Fair Market Rent estimate submitted by Tenant. Such arbitrator shall have at least ten (10) years’ experience in the valuation and appraisal of first-class office rents for real estate in the City of Boston, be experienced with leasing transactions exceeding 100,000 square feet within the downtown Boston area, and have no then contractual relationship with either Landlord or Tenant. The expenses of the arbitrator shall be borne equally by the Landlord and the Tenant.

ARTICLE 42.

EXPANSION RIGHTS

42.01                 Special Expansion Rights. Exhibit A-1 described certain spaces in Tower IV of the Building of which the Tenant is State Street Bank or an affiliate.  Each such space is designated on Exhibit A-1 as “SSB” and is referred to herein as an “SSB Expansion Space” and such spaces are referred to herein collectively as “SSB Expansion Spaces”. The SSB Expansion Spaces are subject to a lease which terminates on December 31, 2014, if not extended pursuant to its current terms by December 31, 2013. In the event the lease of the SSB Expansion Spaces is not extended pursuant to the terms of the currently existing rights of the tenant thereof to extend either because the tenant of the SSB Expansion Space does not give timely notice of extension or because such tenant provides a waiver of the right to extend prior to December 31, 2013, Landlord shall promptly notify Tenant and Tenant shall have the option to expand the Initial Premises by any or all of the SSB Expansion Spaces (but as to any designated SSB Expansion Space on any one floor of any Tower, the expansion option must be exercised as to the entire SSB Expansion Space), by notice to Landlord given not later than the earlier of (a) February 28, 2014 and (b) sixty (60) days following the date of Landlord’s notice, but in no event shall Tenant be obligated to exercise an option earlier than September 30, 2013. If Tenant timely provides such notice, the SSB Expansion Spaces which Tenant elected to add to the Premises shall be added thereto as of January 1, 2015 (subject to any holdover by the tenant thereof).

Exhibit A-1 also designates a portion of the first floor of Tower I as space that may become Available (as hereinafter defined) prior to July 1, 2014. It is also possible that an SSB Expansion Space may become Available prior to July 1, 2014 by reason of a negotiated termination of the existing lease with respect to such SSB Expansion Space.  Furthermore, space contiguous (vertically or horizontally) to the Initial Premises excluding the currently vacant (approximately 8,963 rsf) suite on the second floor of Tower Ill may become available by reason of a termination of lease. Each SSB Expansion Space that becomes Available prior to July 1, 2014; the Tower I Space described in Exhibit A-1 and any such contiguous space in Tower Ill that becomes Available prior to July 1, 2014, is referred to herein as an “Early Expansion Space” (and collectively as “Early Expansion Spaces”). If the current tenant of an Early Expansion Space notifies Landlord that it is willing to terminate its existing lease of an Early Expansion Space prior to July 1, 2014 and Landlord is willing, in its sole discretion, to permit such termination, Landlord shall notify Tenant of the anticipated date of such Early Expansion Space shall be Available (“EES Notice”), and Tenant shall have the option to expand the Initial Premises by the addition thereto of such Early Expansion Space, by notice (“EES Acceptance”) to Landlord given not later than the later to occur of (i) September 1, 2013 and (ii) thirty (30) days following the date Tenant receives the associated EES Notice.

An Early Expansion Space shall be added to the Premises on later to occur of September 1, 2013 and the Add Date (as hereinafter defined) for such Early Expansion Space.

“Add Date” as to an Early Expansion Space shall be five (5) business days following the later to occur of (A) the date the Landlord anticipated the Early Expansion Space would be available in the EES Notice and (B) the date such Early Expansion Space is Available and Tenant is given notice thereof by Landlord; but in no event prior to thirty (30) days following the date Tenant gives the EES Acceptance with respect to such Early Expansion Space; provided, however, the Add Date shall be deferred as provided in Article 7 with respect to Early Expansion Space to be delivered in “shell” rather than “as-is” condition as provided in Article 7.

Space shall be “Available” if the lease with respect thereto is terminated, such space is vacant and currently existing tenants of the Building do not have rights to such space which were in effect as of the date of this Lease. It is understood that

Tenant’s rights hereunder with respect to Tower IV are superior to rights of any third party including State Street Bank except with respect to the existing renewal option of State Street Bank (without modification).

With respect to SSB Expansion Space and Early Expansion Space added to the Premises hereunder, such space shall as of the date the same become a part of the Premises be leased on all of the terms and conditions of this Lease as if the same were a part of the Premises originally designated in Section 1.19, and, accordingly, (ii) Base Rent shall be increased by the Annual Base Rent per Rentable Square Foot set forth in Section 1.11 of this Lease multiplied by the rentable square feet in the SSB Expansion Space and/or Early Expansion Space so added to the Premises originally designated as of the date so added, (iii) the Tenant’s Proportionate Expense Share and Tenant’s Proportionate Tax Share will be increased to reflect the additional square footage in the Premises as of the date so added, and (iv) the Allowance under Section 38 shall be increased by an amount equal to $60.00 per rentable square foot contained in the added SSB Expansion Space and/or Early Expansion Space.

42.02                 Expansion Rights. Tenant shall have two (2) additional options to expand the Premises, subject to Section 43.01(ii). The first option (“Expansion Option One”) is to expand the Premises by the addition thereto of approximately 16,654 rentable square feet on the 4th floor of Tower III (“Expansion Space One”) and the second option (“Expansion Option Two”) is to expand the Premises by the addition thereto of approximately 5,413 rentable square feet on the 4th floor of Tower III (“Expansion Space Two”). Expansion Space One and Expansion Space Two are designated on Exhibit A-3. In the event Tenant exercises a right of first offer as provided in Article 43 with respect to space within Expansion Space One and/or Expansion space Two, the space that landlord is obligated to deliver hereunder shall be correspondingly reduced.  The right to exercise Expansion Option One is subject only to the prior rights of the current tenant thereof to extend or renew its lease thereof pursuant to existing rights contained in its lease as of the date hereof on or before March 31, 2014. The right to exercise Expansion Option Two is subject only to the right of first offer granted to the current tenant of Expansion Space One prior to the date of this Lease. Each option to expand requires notice of the exercise of the option by the applicable Expansion Notice Date (hereinafter defined), time being of the essence, and the space which is the subject of such option to expand shall be delivered by Landlord to Tenant by the applicable Expansion Delivery Date (as hereinafter defined).  “Expansion Notice Date” for Expansion Option One is March 1, 2014 and for Expansion Option Two is July 1, 2014. “Expansion Delivery Date” for Expansion Space One is March 1, 2015 and for Expansion Space Two is July 1, 2015. Rent will be payable on the space added by the exercise of Expansion Option One beginning on July 1, 2015. Rent will be payable on the space added by the exercise of Expansion Option Two beginning on November 1, 2015. With respect to expansion space added to the Premises under this Section 42.02, such expansion space shall be leased on all of the terms and conditions of this Lease as amended from time to time, except that (i) the Term for such expansion space shall begin on the applicable Expansion Delivery Date and end on the Termination Date (as the same may be extended or reduced as provided in this Lease), (ii) Base Rent shall be increased by the addition thereto of the Annual Base Rent per Rentable Square Foot set forth in Section 1.11 of this Lease multiplied by the rentable square feet in the applicable expansion space, (iii) the Proportionate Share of Expenses and the Proportionate Share of Taxes will be increased to reflect the additional square footage in the Premises and (iv) Tenant shall receive an improvement allowance with respect to the expansion space at a rate of $60.00 (not $68.04) per rentable square foot of the applicable expansion space multiplied by the ratio of the number of months in the term of the expansion space to the number of months in the original term of this Lease, such improvement allowance to be administered on the same terms as the Allowance under ARTICLE 38, but only disbursed to the extent of Qualified Costs related to the expansion space, without the right to apply any unused portion to free rent and such allowance must be requisitioned by December 31, 2016. The expansion space shall be otherwise delivered in “as-is” condition, broom clean and free of all personal property, debris, tenants and occupants.  If Landlord is delayed delivering possession of Expansion Space One or Expansion Space Two, as applicable, beyond the applicable Expansion Delivery Date due to the holdover or unlawful possession of Expansion Space One or Expansion Space Two, as applicable, by any party, or otherwise, Landlord shall use reasonable efforts to obtain possession of, and deliver to Tenant, Expansion Space One or Expansion Space Two, as applicable, and the commencement of the term for Expansion Space One or Expansion Space Two, as applicable, and Tenant’s obligation to pay Rent therefor shall be postponed accordingly. If Landlord is unable to deliver an Expansion Space under this Section 42.02 by the date which is ninety (90) days following the applicable Expansion Delivery Date, Tenant shall have the right to withdraw its notice to expand the Premises by the addition of such Expansion Space at any time thereafter, but prior to delivery of such Expansion Space in the condition required hereunder, by thirty (30) days’ notice to Landlord of such withdrawal; provided, however, such notice of withdrawal shall be of no force or effect if, prior to the end of such thirty (30) days, Landlord delivers the Expansion Space to Tenant in the condition required hereunder.

42.03                 Expansion Amendment.  If Tenant exercises an expansion option under Section 41.01 and/or Section 42.02, Landlord shall prepare an amendment (an “Expansion Amendment”) adding the applicable expansion space to the Premises on the terms set forth above and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Expenses and other appropriate terms. A copy of the Expansion Amendment shall be sent to Tenant and, subject to Landlord and Tenant agreeing upon any reasonable changes requested by Tenant, Tenant shall execute and return the expansion Amendment to Landlord within thirty (30) days thereafter, and Landlord shall deliver a copy thereof executed by Landlord to Tenant, but an otherwise valid exercise of an expansion option shall be fully effective, whether or not an Expansion Amendment is executed.

42.04                 Bentley Space. In the event Tenant is offered and elects to sublease the “Bentley” space consisting of 13,294 rentable square feet of space on the 7th floor of Tower Ill, designated by Landlord as Space #3701, from the tenant thereof, Landlord will consent to such sublease to Tenant and provide Tenant the option to add the sublease space to the Premises upon expiration of such sublease on the terms then in effect under this Lease, and if Tenant adds the sublease space to the Premises, Tenant shall receive an improvement allowance with respect to the expansion space at a rate of $60.00 (not $68.04) per rentable square foot of such space multiplied by the ratio of the number of months remaining in the term of this Lease at the date such space becomes a part of the Premises to the number of months in the original term of this Lease, such improvement allowance to be administered on the same terms as the Allowance under ARTICLE 38, but only disbursed to the extent of Qualified Costs related to the Bentley space, without the right to apply any unused portion to free rent.

ARTICLE 43.

RIGHT OF FIRST OFFER

43.01                 Grant of Option; Conditions. Tenant shall have a continuing right of first offer (the “Right of First Offer”) with respect to the following space in the Office Section:

(i)                                     Commencing on the date hereof, all space in Tower IV other than on the first floor;

(ii)                                  Commencing on the date hereof, any space in Tower Ill that is contiguous to the then Premises, whether on a floor above or below the Premises (including SSB Expansion Space and Early Expansion Space not added under Section 41.01 and any expansion space under Section 41.02) or on the same floor as a portion of the Premises, but in Tower Ill;

(iii)                               Commencing July 1, 2019, any space in Tower I, but subject to the rights, existing as of the date of this Lease, of other tenants of the Building.

Any such space that becomes available as hereinafter described is referred to herein as the “Offering Space”. If during the Term Landlord determines (in Landlord’s sole judgment) that Offering Space is available to lease to a third party other than the existing tenant or licensee of the Offering Space, then Landlord shall so advise Tenant (the “Advice”). Tenant may lease such Offering Space in its entirety only, under the applicable terms described below, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within ten business (10) days after the date of the Advice.  In any event, Tenant’s delivery of a Notice of Exercise shall be deemed to be the irrevocable exercise by Tenant of its Right of First Offer subject to and in accordance with the provisions of this ARTICLE 43. Any reference to the Advice below shall be a reference to the Advice with respect to which a Notice of Exercise was given.

Notwithstanding the foregoing, Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

(a)                                 A material default is then continuing at the time that Landlord would otherwise deliver the Advice; or

(b)                                 Tenant herein named (or a transferee pursuant to a Related Party Transfer, as defined in ARTICLE 17 of this Lease) is not in occupancy of at least 70% of the Premises initially leased at the time Landlord would otherwise deliver the Advice; or

(c)                                  This Lease has been assigned (other than pursuant to a Related Party Transfer) prior to the date Landlord would otherwise deliver the Advice.

43.02                 Terms for Offering Space. The term for the Offering Space shall commence upon the commencement date stated in the Advice and shall thereafter continue for the balance of the Term of this Lease as the same may be extended; provided, however, in the event the commencement date for Offering Space as set forth in the Advice is to commence on or after July 1, 2019, the term of the lease with respect to the Offering Space shall be the term set forth in the Advice with respect thereto. The Offering Space shall be added to the then Premises under this Lease on all of the terms and conditions of this

Lease as the same may be amended from time to time except as hereinafter provided and except as provided in the immediately preceding sentence. In the event the Offering Space becomes a part of the Premises prior to July 1, 2019, as of the date the Offering Space term commences (i) the amount added to Base Rent on account of the Offering Space shall be the Annual Base Rent per Rentable Square Foot set forth in Section 1.11 of this Lease multiplied by the rentable square feet in the Offering Space and (ii) the Tenant’s Proportionate Expanse Share and Tenant’s Proportionate Tax Share shall be increased to reflect the additional square footage in the Premises and (iii) Tenant shall receive an improvement allowance to be used for Qualified Costs with respect to the Offering Space at a rate of $60.00 per rentable square foot in the Offering Space multiplied by the ratio of the number of months in the Offering Space term to the number of months in the original Term of this Lease, such improvement allowance to be administered on the same terms as the Allowance under ARTICLE 38, but only disbursed to the extent of Qualified Costs related to the Offering Space, without the right to apply any unused portion to rent and such improvement allowance must be requisitioned by the date which is fifteen (15) months following the date of delivery of the Offering Space, but the Offering Space shall be otherwise delivered in the condition set forth in the Advice. In the event the Offering Space becomes a part of the Premises after June 30, 2019, Base Rent under this Lease shall be increased by the Prevailing Market Rent (as hereinafter defined) for the Offering Space and the terms and conditions under which the Offering Space shall be leased (including, without limitation, the duration of the term for the Offering Space) shall otherwise be as set forth in the Advice with respect to the Offering Space.

43.03                 Definition of Prevailing Market Rent. “Prevailing Market Rent” for purposes of this ARTICLE 43 shall mean the rent (base rent and additional rent adjusted, if necessary, to reflect the base years to be used for the applicable period) per rentable square foot for similar office space in the Building and in comparable buildings as reasonably located in the City of Boston (i) taking into account (A) any difference in the base years between the Offering Space and the compared space for measurement of additional rent on account of taxes and expenses, (B) the magnitude of any free rent or buildout allowance included in rent for the compared space, (C) length of lease, (D) building amenities in the respective buildings, (E) the location and floor levels of the Offering Space and the compared space, (F) services provided in the respective buildings, (G) surrender rights, if any, in the compared space (H) parking rights and obligations, (I) free rent, tenant allowances or other concessions in the compared space and (J) all other relevant market factors and (iii) taking into account the brokerage commissions, if any, to be paid in connection with the leasing the respective spaces.

43.04                 Determination of Prevailing Market Rent. Within thirty (30) days after Landlord’s receipt of the Notice of Exercise, if Base Rent is to be determined with reference to Prevailing Market Rent, Landlord shall provide Tenant with its good faith estimate of the Prevailing Market Rent. If, within thirty (30) days after Tenant’s receipt of Landlord’s estimate, Tenant shall not have notified Landlord of its objection to Landlord’s estimate and of Tenant’s estimate of Prevailing Market Rent, the estimate of Prevailing Market Rent quoted by Landlord shall be deemed to be the Prevailing Market Rent for the Offering Space. If Tenant so notifies Landlord of its objection, the parties shall discuss the matter in good faith for thirty (30) days after Tenant’s objection notice. If within such thirty (30) day period the parties have not agreed on the Prevailing Market Rent rate in writing, then Landlord and Tenant shall, during the ensuing fifteen (15) days, attempt to agree on an arbitrator not affiliated with either party (and if they are unable to do so, either party may request that the President of the American

Arbitration Association in Boston choose an arbitrator, as promptly as possible, meeting the criteria set forth below; provided, however, the parties shall have the right during the ten (10) day period following the end of the fifteen (15) day period to submit the names of not more than two (2) potential arbitrators meeting the said criteria and if the parties or either of them makes such a submission, the choice of the President of the American Arbitration Association shall be made from the arbitrators so submitted).  Such arbitrator shall have a period of thirty (30) days to determine which of Landlord’s estimate of Prevailing Market Rent or Tenant’s estimate of Prevailing Market Rent hereunder more closely corresponds to the Prevailing Market Rent and the estimate of Prevailing Market Rent which more closely corresponds to the arbitrator’s estimate of Prevailing Market Rent shall be the Prevailing Market Rent for purposes hereof with respect to the subject Offering Space and the determination shall be binding upon the parties. The arbitrator must choose either the Prevailing Market Rent estimate submitted by Landlord or the Prevailing Market Rent Estimate submitted by Tenant.  Such arbitrator shall have at least ten (10) years’ experience in the valuation and appraisal of first-class office rents for real estate in the City of Boston, be experienced with leasing transactions exceeding 100,000 square feet within the downtown Boston area, and have no then contractual relationship with either Landlord or Tenant. The expenses of the arbitrator shall be borne equally by the Landlord and the Tenant.

43.05                 Condition of Offering Space. The Offering Space (including improvements therein) shall be delivered to Tenant broom-clean and free of occupants and personal property but otherwise in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences.  If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of the Offering Space by any party, or otherwise, Landlord shall use reasonable efforts to obtain possession of the Offering Space, and the commencement of the term for the Offering Space and Tenant’s obligation to pay Rent for such Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party and otherwise in the condition required hereunder.  If Landlord is unable to deliver an Offering Space under this Article 43 by the date which is ninety (90) days following the commencement date set forth in the applicable Advice, Tenant shall have the right to withdraw its notice to add the Offering Space to the Premises at any time thereafter, but only prior to delivery of such Expansion Space in the condition required hereunder, by thirty (30) days’ notice to Landlord of such withdrawal; provided, however, such notice of withdrawal shall be of no force or effect if, prior to the end of such thirty (30) days, Landlord delivers the Offering Space to Tenant in the condition required hereunder.

43.06                 Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (an “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Expenses and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant and, subject to Landlord and Tenant agreeing upon any reasonable changes requested by Tenant, Tenant shall execute and return the Offering Amendment to Landlord within thirty (30) days thereafter, but an otherwise valid exercise of a Right of First Offer shall be fully effective, whether or not an Offering Amendment is executed.

ARTICLE 44.

ROOFTOP COMMUNICATIONS

Landlord hereby grants to Tenant a license to use space on the roof of the Building for communications infrastructure, Tenant shall have the right to access and use the roof of the Building (such right being referred to herein as a “Roof License”), commencing on the Commencement Date, in accordance with the following terms and conditions:

A.                                    During the term of a Roof License, Tenant, at no additional cost other than the costs incurred by Tenant in connection with installation and maintenance, may use the Roof Space (as hereinafter defined) for the purpose of installing, operating and maintaining microwave dishes, antennae and/or other communication devices approved by the Landlord (each, a “Dish/Antenna”), such approval not to be unreasonably withheld, conditioned or delayed.  Tenant shall have no right to use the Roof Space under a Roof License subsequent to the Termination Date. Tenant may elect to terminate the use of the Roof Space and so terminate the Roof License under which Tenant is using the Roof Space by giving not less than thirty (30) days notice to Landlord of Tenant’s intention to cease using the Roof Space, complying with its obligations relating to removal of the Dish/Antenna Items (as defined below) not later than such date. The exact location of the space on the roof to be used by Tenant under a Roof License shall be reasonably designated by Landlord (the “Roof Space”).  Landlord reserves the right at Landlord’s sole cost and expense and without material disruption to Tenant, to relocate the Roof Space as reasonably necessary during the Term. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna Items.  Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the reasonable approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna Items (as hereinafter defined) including without limitation appearance, the size of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna, it being understood that Tenant shall have the right at its cost and expense to run conduit to connect the Premises to the Dish/Antenna, provided that Tenant installs such conduit in existing chases reasonably designated by Landlord, installs such conduit in a manner that avoids, and at times that do not result in, interference with other tenants of the Building as of the date of this Lease and their equipment and installations and performs such installation in compliance with rules with respect thereto from time to time promulgated by Landlord using contractors approved by Landlord and providing such insurance coverage as Landlord may reasonably require. The Dish/Antenna must be tagged with weatherproof labels showing manufacturer, model, frequency range, and name of Tenant. In addition, the cable between the Dish/Antenna and the Premises, and any other cable connected to the Dish/Antenna (the “Dish/Antenna Cable”) must be tagged in the telecom closet on each floor with a label showing Tenant’s name, phone number and suite number. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna Items (the “Communications Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna.  Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna.  Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna Items. If Landlord determines that the Dish/Antenna does not comply with the approved Communications Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna Items or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant shall act promptly with the application of diligence to cure the defects. If the Tenant fails to promptly cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation.  If at any time Landlord, in its sole but reasonable discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

B.                                    Landlord agrees that during the term of a Roof License, Tenant, upon reasonable prior written notice to Landlord, shall have access to the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, Dish/Antenna Cable, the appurtenances and the Aesthetic Screening, if any (collectively, the “Dish/Antenna Items”), all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise such control over the people requiring access to the roof of the Building and the Roof Space as is necessary to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

C.                                    It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna Items are not permitted to damage the Building or the roof thereof, or unreasonably interfere with the use of the Building and roof by Landlord or other tenants of the Building. Tenant shall be responsible for any material damage caused to the roof or any other part of the Building, to the extent caused by Tenant or any of its agents or representatives as a result of Tenant’s exercise of its rights under a Roof License under this ARTICLE 44. Tenant agrees that at all times during the term of a Roof License, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

D.                                    Tenant agrees to install only Dish/Antenna Items of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building.  If Tenant’s Dish/Antenna Items cause such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference including relocating the Dish/Antenna to another location on the roof of the Building made available by Landlord. If said interference cannot be eliminated within a reasonable period of time, in the reasonable judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space and to remove such other Dish/Antenna Items as Landlord may request, but may reinstall the same, at Tenant’s sole cost and expense, when it has demonstrated that such reinstallation will not result in interference.

E.                                     Tenant, at its sole cost and expense, and at its sole risk, shall install, operate and maintain the Dish/Antenna Items in a good and workmanlike manner, and in compliance with all building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of the Dish/Antenna Items. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power.  Except as may arise from the negligence of the Landlord, neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives or repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space in connection with installing or maintaining the Dish/Antenna Items. No failure of service under a Roof License shall constitute a Service Failure under this Lease.

F.                                      The Dish/Antenna Items shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of a Roof License or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes. Tenant agrees to maintain all of the Dish/Antenna Items placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to safety in Landlord’s sole discretion. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord.

G.                                    In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna Items, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. If Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service and Landlord shall diligently perform (or cause the performance of) such roof repairs so as to minimize the interference of Tenant’s Dish/Antenna.

H.                                   Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever unrelated to Tenant’s (or its permitted subtenants’) own use, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

I.                                        Tenant acknowledges that Landlord may at some time establish a standard license agreement (“Standard License Agreement”) with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such Standard License Agreement with Landlord provided that such agreement does not materially alter the rights or obligations of Tenant for a Roof License hereunder with respect to the Roof Space.

J.                                        Tenant specifically acknowledges and agrees that the terms and conditions of ARTICLE 14 regarding indemnification and waiver of claims shall apply with full force and effect to Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

K.                                   If Tenant defaults under any of the terms and conditions of this ARTICLE 44, and Tenant fails to cure said default within any applicable cure period provided for in this Lease, the same shall be an Event of Default under ARTICLE 24 of this Lease, but Landlord’s sole remedies for such a default shall be to terminate a then-existing Roof License on notice to Tenant and, in addition, Landlord may perform any non-monetary obligations of Tenant hereunder, including, without limitation the obligations of Tenant to remove all or any of the Dish/Antenna Items, and restore the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna Items. Tenant shall be liable for all out of pocket costs and expenses Landlord incurs in removing such Dish/Antenna Items and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna Items. In such event, Tenant shall reimburse Landlord for all such costs incurred by Landlord as aforesaid together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The amount to be reimbursed hereunder shall be paid together with interest from the date such cost is paid by Landlord (as evidenced by paid invoices supplied by Landlord to Tenant) at the rate of 12% per annum.

ARTICLE 45.

EMERGENCY GENERATOR

A.                                    In addition to Tenant’s rights under ARTICLE 44 of this Lease, Landlord hereby grants to Tenant the right to install in a location or locations (collectively “Location”) in the lower level of the Building mutually agreeable to Landlord and Tenant, a standby generator and related equipment.  The generator and such equipment installed by Tenant, together with the equipment already referred to in said ARTICLE 44, shall be included in the definition of Equipment for all purposes of this Lease.  Notwithstanding anything elsewhere in this Lease to the contrary, the generator and related equipment need not be removed by Tenant prior to the Termination Date but shall be removed by Tenant no later than the Termination Date. Obligations with respect to removal shall survive any termination of this Lease.

B.                                    Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the Location for the purpose of installing, maintaining, repairing and removing the generator and related equipment, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord (such approval to be not unreasonably withheld, conditioned or delayed), at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant or persons under their direct supervision will be permitted to have access to the Location. Tenant further agrees to exercise firm control over the people requiring access to the Location in order to keep to a minimum the number of people having access to the Location and the frequency of their visits.

C.                                    Tenant agrees to be responsible for any damage caused to the Location or any other part of the Building, which may be caused by Tenant or any of its agents or representatives as a result of Tenant’s exercise of its rights under this ARTICLE 45.

D.                                    Tenant, at its sole cost and expense, and at its sole risk, shall install, operate and maintain the generator and related equipment in a good and workmanlike manner, and in compliance with all building and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated.  Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of the generator and related equipment.  Except as may arise from the negligence of the Landlord, neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives or repair, maintenance and engineering personnel while in or on any part of the Building or the Location in connection with installing or maintaining the generator and related equipment. No failure of service hereunder shall constitute a Service Failure under this Lease.

E.                                     Tenant agrees to maintain all of the generator and related equipment placed on or about the Location or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to safety in Landlord’s sole, reasonable discretion. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord.

F.                                      In light of the specialized nature of the generator and related equipment, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the generator and related equipment, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the Location.

G.                                    Tenant specifically acknowledges and agrees that the terms and conditions of ARTICLE 14 regarding indemnification and waiver of claims shall apply with full force and effect to the Location and any other portions of the Building accessed or utilized by Tenant, its representatives, agents, employees or contractors.

H.                                   If Tenant defaults under any of the terms and conditions of this ARTICLE 45, and Tenant fails to cure said default within any applicable cure period provided for in this Lease, the same shall be an Event of Default under ARTICLE 24 of this Lease, but Landlord’s sole remedies for such a default shall be to terminate the rights hereunder on notice to Tenant and Tenant and, in addition, Landlord may perform any non-monetary obligations of Tenant hereunder, including, without limitation the obligations of Tenant to remove all or any of the generator and related equipment, and restore the Location to the condition that existed prior to the installation of the generator and related equipment. Tenant shall be liable for all out of pocket costs and expenses Landlord incurs in removing the generator and related equipment and repairing any damage to the Building caused by the installation, operation or maintenance of the generator and/or related equipment.  In such event, Tenant shall reimburse Landlord for all such costs incurred by Landlord as aforesaid together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The amount to be reimbursed hereunder shall be paid together with interest from the date such cost paid is by Landlord (as evidenced by paid invoices supplied by Landlord to Tenant) at the rate of 12% per annum.

{Signatures on Next Page]

Executed as a sealed instrument as of the date first above written.

LANDLORD:

COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company

By:	SPG COPLEY ASSOCIATES, a Delaware
limited liability company, its Managing Member

	By:	/s/ DAVID SIMON
David Simon
Hereunto duly authorized

TENANT:

WAYFAIR LLC

By:	/s/ NICHOLAS MALONE
its: CFO and not individually
Hereunto duly authorized

EXHIBIT A

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

PREMISES

Exhibit A-1

EXHIBIT A - SHEET 1 - 7TH FLOOR

35,176 RSF
7TH FLOOR
TOWER FOUR
COPLEY PLACE

Exhibit A-2

EXHIBIT A - SHEET 2 - 6TH FLOOR

TOWER 4

24,104 RSF
6TH FLOOR
TOWER FOUR
COPLEY PLACE

McMahon Architects Inc.

Exhibit A-3

EXHIBIT A - SHEET 3 - 4TH FLOOR

15,976 RSF
4TH FLOOR
TOWER FOUR
COPLEY PLACE

McMahon Architects Inc.
26 MARCH 2013

Exhibit A-4

EXHIBIT A - SHEET 4 - 3RD FLOOR

TOWER 4

23,048 RSF
3RD FLOOR
TOWER FOUR
COPLEY PLACE

McMahon Architects Inc.
26 MARCH 2013

Exhibit A-5

EXHIBIT A - SHEET 5 - 1ST FLOOR

7,392 RSF
1ST FLOOR
TOWER FOUR
COPLEY PLACE

McMahon Architects Inc.
26 MARCH 2015

EXHIBIT A-1

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

EARLY EXPANSION SPACES

Exhibit A-1-1

EXHIBIT A-1, SHEET 1, "SSB SPACE"

29,021 RSF
5TH FLOOR
TOWER FOUR
COPLEY PLACE

McMahon Architects Inc.

10 APRIL 2013

Exhibit A-1-2

EXHIBIT A-1, SHEET 2, "SSB SPACE"

7,677 RSF
4TH FLOOR
TOWER FOUR
COPLEY PLACE

McMahon Architects Inc.

Exhibit A-1-3

EXHIBIT A-1, SHEET 3, "SSB SPACE"

28,334 RSF
2ND FLOOR
TOWER FOUR
COPLEY PLACE

McMahon
Architects Inc.

10 APRIL 2013

Exhibit A-1-4

EXHIBIT A-1, SHEET 4, "EARLY EXPANSION SPACE"

Simon Conference Facility

29,716 RSF
1ST FLOOR
TOWER ONE
COPLEY PLACE

McMahon Architects Inc.

10 APRIL 2013

EXHIBIT A-2

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

ROOF DECK PLAN

Exhibit A-2-1

EXHIBIT A2 - SHEET 1 - ROOF DECK PLAN

Existing Rooftop Equipment
NEW STAIR w/ HEADHOUSE
Existing Rooftop Equipment
EXISTING PENTHOUSE

ROOF DECK
TOWER FOUR
COPLEY PLACE

McMahon Architects Inc.

09 April 2013

EXHIBIT A-3

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

EXPANSION SPACE ONE AND EXPANSION SPACE TWO

Exhibit A-3-1

EXHIBIT A-3, "EXPANSION SPACE ONE"

16,654 RSF
4TH FLOOR
TOWER THREE
COPLEY PLACE

McMahan
Architects Inc.

10 APRIL 2013

Exhibit A-3-2

EXHIBIT A-3, "EXPANSION SPACE TWO"

5,413 RSF
4TH FLOOR
TOWER THREE
COPLEY PLACE

McMahon Architects Inc.

EXHIBIT B-1

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

SHELL WORK

•	Removal of floor surface to concrete slab, including all raised access flooring and ramps;

•	Removal of ceiling surfaces and lighting, perimeter soffit and linear diffuser to remain;

•	Installation of temporary lighting;

•	Removal of HVAC diffusers and ductwork back to VAV/Fan Powered Terminal Boxes;

•	Removal of all supplemental HVAC equipment and piping associated with existing tenant computer rooms;

•	Plumbing to be cut, capped and removed back to risers;

•	Fire alarm system devices secured to structure or Building elements;

•	Removal of office(s), and partitions, doors, sidelights and interior glass;

•
Electrical distribution in the Premises to be made safe and removed back to tenant distribution panel. All supplemental electrical panels and electrical equipment located within the open space to be removed back to core tenant distribution panels;

•	Removal of all existing tenant tel/data cabling;

•	Gypsum soffits with linear diffusers to remain;

•	Gypsum Columns to remain;

•	Infill existing floor cores;

•	Code compliant tenant demising walls to be provided throughout space.

EXHIBIT B-2

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

LANDLORD’S WORK

Landlord shall be responsible for all demising work with respect to the Initial Premises at its sole cost and expense. Landlord shall also be responsible at its sole cost and expense for all restroom renovations on any floor of any Tower on which Tenant has leased, initially or during the Term, more than 50% of the floor area of such floor. Men’s and women’s restroom renovations, compliant with ADA (if necessary, including construction of additional handicap restrooms), will include plumbing fixtures, hot and cold running water, ceramic tile floors and wall surfaces, accessories and dividers, and ceilings and lighting.

EXHIBIT C

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

RULES AND REGULATIONS

RULES AND REGULATIONS.  Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building.

(a)                                 Any sign, lettering, picture, notice, or advertisement installed within Tenant’s Premises (including but not limited to Tenant identification signs on doors to the Premises) which is visible outside of the Premises shall be installed at Tenant’s cost and in such manner, character and style as Landlord may approve in writing.  No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

(b)                                 Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

(c)                                  Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building.  Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

(d)                                 Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound, waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.

(e)                                  Tenant shall not make any room to room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant’s use of the Premises as specified in its lease.

(f)                                   Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and shall refrain from attempting to adjust any controls.  Tenant shall keep doors from the Premises to the public corridor doors closed when not in use.

(g)                                  Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord.  Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord.  When the Lease is terminated, Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

(h)                                 Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

(i)            Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

(j)                                    Tenant shall not install nor operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises without the written permission of Landlord.

(k)                                 No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

(l)                                     Tenant shall not, and Tenant shall not permit or suffer anyone to:

(1)                                 Cook in the Premises (other than through the use of microwave or toaster oven(s)), but nothing herein shall prevent the use of customary coffee stations;

(2)    Place vending or dispensing machines of any kind in or about the Premises for use by other than its employees, guests and business invitees;

(3)    At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form other than to employees, guests and business invitees;

(m)	Tenant shall not:

(1)    Use the Premises for lodging, manufacturing or for any immoral or illegal purposes.

(2)    Use the Premises to engage in the manufacture or sale of any spirituous, fermented, intoxicating or alcoholic beverages.

(3)	Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

(n)
In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other article of intrinsically dangerous nature.  If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium.

(o)
Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

(p)
If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

(q)	Bicycles shall not be permitted in the Building in other than Landlord designated locations.

(r)	Tenant shall cooperate and participate in all security programs affecting the Building.

(s)	In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act.

(t)
Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.  No animals or birds shall be brought or kept in or about the Building.

(u)
Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

(v)
Except as permitted under the Lease or in connection with the installation of any Tenant improvements and office decorations, Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises.  No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.  Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord.  The use of cement or other similar adhesive material is expressly prohibited.

(w)	Landlord shall have the right to limit or control the number and format of listings on the main Building directory.

EXHIBIT D

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

CLEANING SPECIFICATIONS

I.             CLEANING -TENANT’S AREAS

A.    NIGHTLY- MONDAY THROUGH FRIDAY HOLIDAYS EXCLUDED

1.	DUST MOP, ALL STONE, CERAMIC, TILE, TERRAZZO, AND OTHER TYPES OF UNWAXED FLOORING, USING A TREATED MOP.

2.	DUST MOP ALL VINYL, ASBESTOS, ASPHALT, RUBBER AND SIMILAR TYPES OF FLOORING, USING A TREATED MOP. THIS INCLUDES REMOVAL OF GUM AND OTHER SIMILAR SUBSTANCES USING A SCRAPING DEVICE.

3.	VACUUM ALL CARPETED AREAS.

4.	DUST MOP ALL PRIVATE AND PUBLIC STAIRWAYS AND VACUUM IF CARPETED.

5.	HAND DUST AND WIPE CLEAN ALL HORIZONTAL SURFACES INCLUDING FURNITURE, FILE CABINETS, FIXTURES, AND WINDOW SILLS, USING A CHEMICALLY TREATED DUST CLOTH. PAPERS ON DESK SHALL REMAIN UNDISTURBED.

6.	DUST AND SANITIZE ALL TELEPHONES USING A DISINFECTANT SOLUTION.

7.	REMOVE FINGER MARKS FROM ALL PAINTED SURFACES NEAR LIGHT SWITCHES, ENTRANCE DOORS, ETC.

8.	REMOVE ALL GUM AND FOREIGN MATTER ON SIGHT.

9.	EMPTY AND CLEAN ALL WASTE RECEPTACLES AND REMOVE WASTE PAPER AND WASTE MATERIALS TO A DESIGNATED AREA. REPLACE LINERS IN EACH RECEPTACLE.

10.	DAMP DUST INTERIORS OF ALL WASTE DISPOSAL RECEPTACLES AND WASH AS NECESSARY.

11.	CLEAN AND SANITIZE USING A DISINFECTANT SOLUTION, ALL WATER FOUNTAINS AND WATER COOLERS. SINKS/FLOORS ADJACENT TO SINKS/FOUNTAINS TO BE WASHED NIGHTLY.

12.	SPOT MOP FLOORS FOR SPILLAGES, ETC.

13.	EMPTY AND DAMP CLEAN ALL ASH TRAYS AND SCREEN ALL SAND URNS.

14.	REMOVE FINGER MARKS AND DUST DOORS OF ELEVATOR HATCHWAYS.

15.	CLEAN ALL LOW LEDGES, SHELVES, BOOKCASES, CHAIR RAILS, TRIM, PICTURES, CHARTS, ETC., WITHIN REACH.

16.	CLEAN SINKS, TOILETS, AND RELATED PLUMBING FIXTURES.

17.	CLEAN MIRRORS, METALWORK, AND GLASS TABLE TOPS.

18.	UPON COMPLETION OF WORK, ALL SLOP SINKS ARE TO BE THOROUGHLY CLEANED AND ALL CLEANING EQUIPMENT AND SUPPLIES STORED NEATLY IN LOCATIONS DESIGNATED BY THE OFFICE OF THE BUILDING.

19.
ALL CLEANING OPERATIONS SHALL BE SCHEDULED SO THAT A MINIMUM OF LIGHTS ARE TO BE LEFT ON AT ANY TIME.  UPON COMPLETION OF CLEANING ALL LIGHTS ARE TO BE TURNED OFF.  ALL ENTRANCE DOORS ARE TO BE KEPT LOCKED DURING THE CLEANING OPERATION.

B.    WEEKLY

1.	HAND DUST ALL DOOR LOUVERS AND OTHER VENTILATING LOUVERS WITHIN REACH.

2.	DUST ALL BASEBOARDS.

3.	MOVE AND VACUUM UNDERNEATH ALL FURNITURE THAT CAN BE MOVED.

4.	IN HIGH TRAFFIC AREAS, DAMP MOP IF NECESSARY AND APPLY SPRAY BUFFING SOLUTION IN A FINE MIST AND BUFF WITH A SYNTHETIC PAD.

5.	BUFF TRAFFIC AREAS AND PIVOT POINTS.

6.	DAMP MOP ALL NON-CARPETED AND PUBLIC STAIRWAYS.

7.	WIPE CLEAN ALL BRIGHT WORK.

8.	CLEAN INTERIOR GLASS PARTITIONS AND DOORS.

9.	DUST ALL CHAIR RAILS.

C.	QUARTERLY

1.	VACUUM UPHOLSTERED FURNITURE.

2.	MACHINE SCRUB FLOORING.

3.	WASH AND APPLY ONE COAT OF APPROVED FLOOR FINISH TO COMPOSITION FLOORING.

4.	DUST ALL VERTICAL SURFACES SUCH AS WALLS, FURNITURE, PARTITIONS, AND SURFACES NOT REACHED IN NIGHTLY CLEANING.

5.	DUST EXTERIOR OF LIGHTING FIXTURES.

6.	WASH ALL BASEBOARDS.

7.	STRIP ALL RESILIENT FLOORING USING DILUTED STRIPPING SOLUTION. MACHINE SCRUB FLOOR USING PAD TO REMOVE ALL FLOOR FINISH. THOROUGHLY RINSE WITH CLEAR WATER AND APPLY TWO COATS OF FLOOR FINISH.

II.    LAVATORIES

A.	NIGHTLY- MONDAY THROUGH FRIDAY

1.    POLICE LAVATORIES DURING THE DAY WITH MATRON OR PORTER TO PICK UP WASTE AND REPLENISH MATERIALS.

2.    CLEAN, SANITIZE (USING DISINFECTANT SOLUTION), AND POLISH ALL VITREOUS FIXTURES INCLUDING TOILET BOWLS, URINALS, AND WASH BASINS.

3.    SWEEP AND WASH FLOORING WITH APPROVED GERMICIDAL SOLUTION.

4.    WASH AND POLISH MIRRORS, POWDER SHELVES, DISPENSERS, HAND DRYERS, BRIGHTWORK, INCLUDING FLUSHOMETERS, PIPING, AND TOILET SEAT HINGES.

5.    CLEAN AND SANITIZE BOTH SIDES OF TOILET SEATS.

6.    EMPTY ALL CONTAINERS AND DISPOSAL UNITS AND INSERT NEW LINERS WHERE REQUIRED.

7.    WASH AND SANITIZE (USING A DISINFECTANT SOLUTION) EXTERIOR OF ALL CONTAINERS.

8.    EMPTY, CLEAN, AND SANITIZE ALL SANITARY NAPKIN DISPOSAL UNITS.

9    DUST AND SPOT WASH, WHERE NECESSARY, PARTITIONS, TILE WALLS, DISPENSERS, CEILINGS, LIGHTS, SWITCHES AND RECEPTACLES.

10.    REFILL ALL DISPENSERS TO NORMAL LIMITS INCLUDING NAPKINS, SOAP, TISSUE, TOWELS, ETC.

11.    VACUUM ENTIRE CARPETED AREAS, IF ANY.

12.    REMOVE ALL RUBBISH.

B.	WEEKLY

1.    WET MOP ALL TILE FLOORS AND WASH BASEBOARDS.

2.    MACHINE SCRUB FLOORS, HAND BRUSH CORNERS, AND HAND BRUSH TOILET EDGES WITH APPROVED GERMICIDAL DETERGENT SOLUTION.

C.	MONTHLY

1.    WASH ALL PARTITIONS, TILE WALLS, AND ENAMEL SURFACES WITH APPROVED GERMICIDAL DETERGENT SOLUTION.

D.	QUARTERLY

1.    DUST ALL HVAC GRILLS AND LOUVERS.

E.    OTHER

1.    CLEANING OF COMPUTER ROOMS AND KITCHENS WILL BE THE RESPONSIBILITY OF INDIVIDUAL TENANTS.

III.    PUBLIC CORRIDORS, STAIRWELLS, AND SERVICE AREAS:

A.	NIGHTLY

1.	VACUUM AND SPOT CLEAN CARPETING.

2.	SWEEP AND DAMP MOP PUBLIC AREA CONCRETE FLOORS.

3.	SWEEP AND DAMP MOP PUBLIC STAIRWELLS AND LANDINGS.

4.	CLEAN BASEBOARDS OF SCUFFS AND MARKS.

5.	EMPTY AND CLEAN ASHTRAYS AND SAND URNS.

6.	CLEAN ALL DIRECTORIES AND LOBBY SECURITY CONSOLE.

7.	CLEAN CORRIDOR GLASS AND METAL WORK.

8.	SPOT CLEAN WALLS, CEILINGS, LIGHTS, ETC.

9.	REMOVE TRASH TO COMPACTOR.

10.	CLEAN TELEPHONES, TELEPHONE BOOTH AREAS AND MAIL DROPS.

11.	KEEP SLOP SINKS, CLOSETS, SUPPLY ROOMS, AND OTHER JANITORIAL AREAS IN A CLEAN CONDITION.

12.	KEEP ELECTRICAL AND TELEPHONE CLOSETS CLEAN AND FREE OF STORAGE.

13	CLEAN AND SANITIZE ALL PUBLIC DRINKING FOUNTAINS.

14.	SWEEP AND WASH ALL FLOORS IN PUBLIC LOBBY.

15.	CLEAN AND VACUUM CARPETING IN PASSENGER ELEVATOR CABS AND SPOT CLEAN AS NECESSARY.

16.	DUST AND WIPE CLEAN WALLS, DOORS AND METAL WORK ON ALL PASSENGER ELEVATORS.

17.	CLEAN FLOORS AND WALLS OF SERVICE ELEVATORS.

18.	CLEAN AND REMOVE ANY DEBRIS FROM CEILING FIXTURES IN PASSENGER ELEVATORS.

19.	WASH ALL LOBBY WALK OFF MATS.

B.	WEEKLY

1.	CLEAN ALL DOOR VENTS.

2.	DUST ALL VERTICAL SURFACES WITHIN REACH.

C.	MONTHLY

1.	DRY SHAMPOO ALL LOBBY CARPETING.

D.	QUARTERLY

1.	STEAM CLEAN ALL LOBBY CARPETING.

2.	VACUUM ALL CEILING GRILLS AND AIR LOUVERS.

IV.                               WINDOW CLEANING

A.            WINDOWS WILL BE CLEANED AS NECESSARY, BUT NOT LESS THAN THE FOLLOWING FREQUENCIES:

EXTERIOR OF EXTERIOR GLASS - NOT LESS THAN 5 TIMES/YEAR.

INTERIOR OF EXTERIOR GLASS - NOT LESS THAN 2 TIMES/YEAR.

EXTERIOR OF INTERIOR GLASS - NOT LESS THAN 1 TIMES/YEAR.

INTERIOR OF INTERIOR GLASS - NOT LESS THAN 2 TIMES/YEAR.

EXHIBIT E

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

MEASUREMENT STANDARDS

I.             Measurement Standards- Single Tenancy Floors.  Three steps, in sequence, are to be followed to determine the Total Rentable Area:  (i) compute gross area, (ii) deduct certain areas, and (iii) add applicable share of areas to be apportioned (see paragraph C below).

A.
Gross Area:  The gross area of a floor shall be the entire area within the exterior walls.  If the exterior wall consists in whole or part of windows, fixed clear glass or other transparent material, the measurement along the entire such wall shall be taken to a line established by the vertical plan of the inside of the glass or other transparent material.  If it consists solely of a nontransparent material, the measurement shall be taken to the inside surface of the outer building wall.  If a floor has no exterior wall within the property line, measurements shall be taken to the property line.  If a floor has no full-height enclosure wall, measurement shall be taken to the edge of the floor slab.

B.	Deductions from Gross Area: The following non-rentable building areas with one-half of their enclosing walls are to be deducted.

1.    Public elevator shafts and associated elevator machine rooms.

2.    Required egress stairways.

3.    Areas within the gross area which are to be apportioned pursuant to paragraph (C) below.

C.    Areas to be apportioned (“Attributable Area”):

1.
Common facilities including, without limitation, all heating, ventilating, air conditioning, mechanical, electrical, cooling tower, telephone and other service floors, rooms or areas, containing equipment or supplies (exclusive of any tenant special air conditioning or mechanical area or facilities) and all public lobbies (including monumental stair and/or escalator), loading and other common service areas, throughout and within the Building including one-half of their enclosing walls, are to be apportioned.

2.
Whenever the height of any room or space used for a heating, ventilating, air conditioning, mechanical, or electrical facility above the ground floor shall exceed the average story height in the Building by more than 25 percent, then the floor area of such room or space shall be determined by multiplying the actual floor area by the percentage that the height of the room or space exceeds the average story height, and adding the area so determined to the actual floor area of such room or space; however, if any such rooms or spaces penetrate the next higher floor, then the entire area of such room or space on both floors shall be apportioned under this paragraph (C).

II.            Measurement Standards - Multiple Occupancy Floors.  The sum of the Total Rentable Area for two or more tenants on a floor shall be the Total Rentable Area for that floor as computed in the manner for single tenancy floors.  Three steps are to be followed to determine the Total Rentable Area for each tenant on a multiple occupancy floor:  (i) compute the Net Rentable Area for such floor pursuant to (a) below, (ii) compute the Net Rentable Area for each tenant pursuant to (b) below, and (iii) multiply the Total Rentable Area of such floor by a fraction whose numerator is the Net Rentable Area for such tenant and whose denominator is the Net Rentable Area for such floor.

A.
Net Rentable Area for Any Floor:  The Net Rentable Area shall be the gross area as described for single tenancy floors less the entire core area (measured to the finished enclosing walls thereof, but excluding any part of the core rented to a tenant) and corridors (measured to the corridor side of the finished enclosing walls of the corridor).

B.
Net Rentable Area for Each Tenant:  Exterior walls are to be measured as described in the procedure for gross area. Demising walls between tenants are to be equally divided. Corridor walls to the finished corridor side are to be included in the Net Rentable Area of each tenant.

III.          Rentable Calculation.  Rentable Area is determined by measuring gross area less deductions (assuming all full floor occupants) and multiplying by 1.165.

EXHIBIT F

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

LETTER OF CREDIT FORM

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary

Copley Place Associates, LLC
Simon Property Group, L.P.
Attention:  Property Manager
Two Copley Place, Suite 100
Boston, MA  02116-6502

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of U.S. Dollars ($) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.    The original of this Irrevocable Standby Letter of Credit.

2.    Beneficiary’s dated statement purportedly signed by an authorized signatory reading:

“This draw in the amount of U.S. Dollars ($) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between, as landlord, and, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIOD(S) OF ONE YEAR EACH FROM THE CURRENT EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE NOTIFY YOU BY REGISTERED MAIL OR OVERNIGHT COURIER AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD.

ANY SUCH NOTICE SHALL BE EFFECTIVE WHEN SENT BY US AND UPON SUCH NOTICE TO YOU, YOU MAY DRAW AT ANY TIME PRIOR TO THE THEN CURRENT EXPIRATION DATE, UP TO THE FULL AMOUNT THEN AVAILABLE HEREUNDER, AGAINST YOUR DRAFT(S) DRAWN ON US AT SIGHT AND THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, ACCOMPANIED BY YOUR STATEMENT, SIGNED BY AN AUTHORIZED OFFICER ON YOUR LETTERHEAD STATING THAT YOU ARE IN RECEIPT OF BANK OF AMERICA, N.A.’S NOTICE OF NON-EXTENSION UNDER LETTER OF CREDIT NO. AND THE APPLICANT’S OBLIGATION TO YOU REMAINS.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART.  ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.  SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION. ANY TRANSFER FEE SHALL BE FOR THE ACCOUNT OF THE APPLICANT AND FAILURE TO PAY BY THE APPLICANT WILL NOT AFFECT THE TRANSFERABILITY BY THE BENEFICIARY. SUCH TRANSFER FORM IS AVAILABLE UPON REQUEST.

DRAFT(S) MUST STATE: “DRAWN UNDER BANK OF AMERICA, N.A. STANDBY L/C NO. DATED                                         .”

DRAFTS AND DOCUMENTS MUST BE PRESENTED AT OUR OFFICE ADDRESSED: BANK OF AMERICA, N.A., l FLEET WAY, SCRANTON, PA 18507-1999, ATTN: GTO- STANDBY DEPT.

This Irrevocable Standby Letter of Credit is subject to the International Standby Practices (ISP98) ICC Publication No. 590.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                                              to the attention of                                        .

Very truly yours,

SCHEDULE 8.01

OFFICE LEASE

FOR

WAYFAIR LLC

COPLEY PLACE

BOSTON, MASSACHUSETTS

TENANT’S HVAC REQUIREMENTS

OUTDOOR DESIGN CONDITIONS (ASHRAE 1%)

A.	Summer:	91 F dry bulb 73 F wet bulb

B.	Winter:	9F

INDOOR DESIGN CONDITIONS

A.	Summer:	74 F dry bulb 50% RH

B.	Winter:	72 F dry bulb 20% RH

VENTILATION

Minimum Outside Air:	In accordance with the Massachusetts Building Code, 7th Edition

7 people per 1000sf for office / @ 20cfm per person 50 people per 1000sf for conference room / @20cfm per person

INTERNAL HEAT GAIN

Occupants:	150sf/person reusable sf
Lighting:	2.0 watts/reusable sf
Power:	3.5 watts/reusable sf

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 11 day of February, 2014 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and WAYFAIR LLC, a Delaware limited liability company (the “Tenant”).

Reference is made to the following:

A.            That certain lease (the “Lease”) dated as of April 18, 2013, by and between Landlord and Tenant of space in the Office Section of the Building known as Copley Place, in Boston, Suffolk County, Massachusetts, consisting of approximately 105,696 rentable square feet of space on the First, Third, Fourth, Sixth and Seventh Floors of Four Copley Place (“Original Premises”); and

B.            That the Lease stated the square footage of the Building to be 867,564 when the correct square footage of the Building is 881,660, as a result of which the Tenant’s Proportionate Expense Share and Tenant’s Proportionate Tax Share set forth in the Lease were erroneous.

C.            Tenant desires to increase the Original Premises by the addition thereto of 867 rentable square feet on the Fourth Floor of Four Copley Place and Landlord is willing to increase the Premises, subject to, and on the terms hereinafter set forth with respect to such increase; and

D.            Tenant further desires to increase the space leased to Tenant under the Lease by the addition of space on the Second, Fourth and Fifth Floors of Tower Four and space contiguous to the existing Premises on the Third Floor of Tower Three) and Landlord is willing to increase the Premises, subject to, and on the terms hereinafter set forth with respect to such increases; and

E.            Tenant further desires to increase the space leased to Tenant under the Lease by the addition of space on the First Floor of Tower One and space on the Third Floor of Tower One and Landlord is willing to increase the Premises, subject to, and on the terms hereinafter set forth with respect to such increases; and

F.             A portion of Expansion Space One (as such space is defined in Section 42.02 of the Lease) and all of Expansion Space Two (as such space is defined in Section 42.02 of the Lease) may become available if the current tenant of Expansion Space One does not elect to extend or renew its lease of Expansion Space One and not to exercise its right of first offer with respect to Expansion Space Two, but the current tenant of Expansion Space One is currently negotiating with Landlord to extend its lease for Expansion Space One, but only as to a portion thereof. Tenant has agreed that it will waive its right under Section 42.02 with respect to (i) the portion of Expansion Space One to be leased by the current Tenant thereof (the “CC Renewal Space”) and (ii) the approximately 1,001 rentable square feet of Expansion Space One which is not contiguous with the balance of Expansion Space One (the “Non-Contiguous CC Space”) which will not be leased by such current tenant, if Tenant can add the balance of Expansion Space One (Expansion Space One less the CC Renewal Space and the

Non-Contiguous CC Space) and all of Expansion Space Two to the Premises on the terms and conditions hereinafter set forth with respect to Expansion Space Two; and

G.            Volkswagen Group of America, Inc (“Bentley Tenant”) has entered into a lease dated June 10, 2008 (“Bentley Lease”), of certain space (“Bentley Space”) on the Seventh Floor of Three Copley Place consisting of approximately 13,294 rentable square feet; and

H.            Tenant has entered into a sublease (“Bentley Sublease”) of the Bentley Space to expire on October 31, 2019 (unless sooner terminated as provided in the Bentley Sublease) and Landlord has consented to the Bentley Sublease by a Consent to Sublease (“Consent”) dated September 3, 2013; and

I.             In the Consent Landlord agreed, under certain circumstances, to enter into a direct lease with Tenant for the Bentley Space if the Bentley Sublease is terminated prior to October 31, 2019;  and

J.             Section 42.04 of the Lease provides that in the event Tenant subleases the Bentley Space, Landlord will provide Tenant the option (“Option”)  to add the Bentley Space to the Premises upon the expiration of the term of the Bentley Sublease on all of the terms applicable to the Original Premises except with regard to the improvement allowance applicable thereto; and

K.            Landlord desires to memorialize its grant of the Option contemplated by Section 42.04 of the Lease and to confirm that, in all events, if the Bentley Lease terminates as a result of which the Bentley Sublease is terminated, Tenant will become the direct Tenant of the Bentley Space on the terms of the Lease as amended hereby; and

L.            Tenant desires to exercise the Option to lease the Bentley Space immediately following the expiration of the term of the Bentley Sublease and, if the Bentley Lease terminates prior to such expiration, to lease the Bentley Space directly from Landlord, all as more particularly hereinafter set forth, subject to, and on the terms hereinafter set forth.

M.           Each capitalized term used in this First Amendment without definition shall have the meaning ascribed to such term in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease and otherwise agree as follows:

1.             Increase in Premises Demised under the Lease.

A.
Effective as of the date hereof, the premises consisting of approximately 867 rentable square feet on the 4th floor Tower IV of the Building as depicted as hatched area on Exhibit FA attached hereto and made a part hereof is hereby added to, and for all purposes, shall be part of, the Initial Premises.  Section 1.19 of the Lease is hereby amended accordingly.  By reason of such addition, the rentable square footage of the Premises on the 4th floor of Tower IV of the Building is 16,843 and the total rentable square footage of the Premises initially leased shall be 106,563 (in lieu of the 105,696 rentable square feet set forth in the Lease).  Furthermore, Article 38 of the Lease is amended to reflect the foregoing increase to add $68.04 per rentable square foot of such increase, or $58,990.68, to the Allowance, thereby increasing the same to $7,250,546.52.  Consistent with the foregoing, Exhibit A to the Lease is amended to reflect the increase in the Premises by deleting the Sheet 3 for the 4th floor of Tower IV and inserting in lieu thereof, Exhibit FA attached hereto.  The un-shaded and the hatched areas shown on Exhibit FA constitute the portion of the Premises on the 4th floor of Tower IV.  The shaded area on Exhibit FA constitutes common areas and space leased to third parties.

B.
Effective as of October 1, 2014 (adjusted as provided below, the “First Expansion Date”), the premises (contiguous to the existing Premises and referred to herein as the “First Expansion Space”) described as approximately 5,117 rentable square feet on the Third Floor of Tower Three and shown on Exhibit FB attached hereto and made a part hereof is hereby added to the Premises.  Section 1.19 of the Lease is hereby amended accordingly.

By reason of the addition of the First Expansion Space, the rentable square footage of the Premises is increased on the First Expansion Date to 111,680 and Exhibit A to the Lease is amended by adding thereto Exhibit FB.  With respect to the foregoing additions to the Premises, Section 3.01, Section 3.02 and Section 7.01 shall be inapplicable, but the following shall be applicable:

(x)         In the event Landlord is unable to deliver possession of the First Expansion Space in as-is condition on or before April 1, 2014 by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, the Lease as amended hereby shall nevertheless continue in force and effect, except (i) the First Expansion Date shall be delayed day for day for each day following April 1, 2014 that Landlord is unable to so deliver possession of the First Expansion Space and (ii) if Landlord does not deliver the First Expansion Space as required hereby for a period of sixty (60) days following the date on which Landlord is not prevented by reasons beyond Landlord’s control from so delivering, Base Rent with respect to the First Expansion Space shall be abated for one additional day for each day following the end of such sixty (60) day period until Landlord makes such delivery.

(y)           Tenant shall be responsible for the demolition of the First Expansion Space and all costs in connection therewith including without limitation, electricity used incident to such demolition.

(z)           Landlord shall deliver the First Expansion Space to Tenant, in the condition set forth in clause (x) of this subsection B on April 1, 2014, for purposes of performing Tenant’s Alterations thereto and for installation of telecommunications, business equipment and furniture, and may, subject to Legal Requirements, use the First Expansion Space for the conduct of Tenant’s business prior to the First Expansion Date.   Such entry by Tenant prior to the First Expansion Date shall be at Tenant’s sole risk and without material interference to any work then being performed in the Building by Landlord or to any work then being performed by other tenants in space occupied by such tenants, and all of the covenants and conditions of the Lease as amended hereby shall be binding upon the parties hereto with respect to such whole or part of the First Expansion Space.  Nevertheless, Tenant’s obligation to pay Rent with respect to the First Expansion Space shall not commence until the First Expansion Date, subject to a delay for a late delivery as provided in clause (x) of this subsection B, and Tenant shall pay the increase in Base Rent at the rates described below and any Additional Rent that may be due with respect to the First Expansion Space under ARTICLE 5 on the First Expansion Date and upon the first day of each calendar month thereafter.  Tenant shall pay for electricity used by Tenant with respect to the First Expansion Space following commencement of Tenant’s construction of the Alterations in the First Expansion Space based upon Landlord’s good-faith, reasonable determination of the usage using sampling meters.

C.                                    Effective as of July 1, 2015 (adjusted as provided below, the “Second Expansion Date”) the spaces (shown on Exhibit A-1 of the Lease) and described in clauses (i), (ii), (iii) and (iv) as follows (collectively referred to as the “Second Expansion Spaces”) is hereby added to the Premises:

(i)    Approximately 28,334 rentable square feet on the Second Floor of Tower Four; and

(ii)    Approximately 7,677 rentable square feet on the Fourth Floor of Tower Four; and

(iii)    Approximately 29,021 rentable square feet on the Fifth Floor of Tower Four; and

(iv)    Approximately 29,716 rentable square feet on the First Floor of Tower One.

Section 1.19 of the Lease is hereby amended accordingly.

By reason of the addition of the Second Expansion Spaces (shown on Exhibit FC, attached hereto and made a part hereof) aggregating 94,748 rentable square feet, the rentable square footage of the Premises is increased on the Second Expansion Date to 206,428 and Exhibit A to the

Lease is amended to include as of the Second Expansion Date, the Second Expansion Spaces on Exhibit FC.  Notwithstanding the foregoing, Tenant acknowledges that the rentable square feet to be leased to Tenant hereunder may be reduced by reason of an increase to the proposed “Simon Conference Facility” shown on Exhibit A-1, Sheet 4 of the Lease.  Such reduction, in an amount not to exceed 4,000 rentable square feet contiguous to the designated Simon Conference Facility, shall be effected by notice to Tenant specifying the rentable square feet to be leased under the foregoing clause (iv) and the rentable square footage to be added to the Simon Conference Facility, given not later than July 1, 2014.  Such notice shall be accompanied by a new floor plan of the space on the First Floor of Tower One which shall automatically thereupon be substituted into Exhibit A to the Lease in lieu of the plan for such space in Exhibit FC.

With respect to the foregoing additions to the Premises, Section 3.01, Section 3.02 and Section 7.01 shall be inapplicable, but the following shall be applicable:

(x)           In the event Landlord is unable to deliver possession of the Second Expansion Spaces in as-is condition on or before January 1, 2015 by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, the Lease as amended hereby shall nevertheless continue in force and effect, except (i) the Second Expansion Date for any portion of the Second Expansion Spaces that Landlord is delayed in delivering beyond January 1, 2015, shall be delayed day for day for each day following January 1, 2015 that Landlord is unable to so deliver possession of such portion of the Second Expansion Spaces and (ii) if Landlord does not deliver the Second Expansion Spaces in the condition required hereby for a period of sixty (60) days following the date on which Landlord is not prevented by reasons beyond Landlord’s control from so delivering, Base Rent with respect to the portion of the Second Expansion Spaces not so delivered shall be abated for one additional day for each day following the end of such sixty (60) day period until Landlord makes such delivery.

(y)           Tenant shall be responsible for the demolition of the Second Expansion Spaces, but Landlord agrees to pay the Demo Cost (as hereinafter defined) of the Second Expansion Spaces to the Demo Contractor (as hereinafter defined) within thirty (30) days of Landlord’s receipt of the invoices therefor, together with the contractor’s waiver of lien with respect to such work conditioned only on such payment.  For purposes of this First Amendment, “Demo Cost” shall mean, as to a space being demolished, the lowest qualifying bid of the bids received from three reputable demolition contractors selected by Landlord subject to Tenant’s approval of such contractors not to be unreasonably withheld.  The bids are to be based on demolition plans, specifications and scope prepared by Landlord and approved by Tenant, such approval to be not unreasonably withheld or delayed.  A qualifying bid shall be consistent with the plans, specifications and scope submitted in the bid package.  The scope of the demolition work the Tenant will perform (and which will be paid for by Landlord) will be such as to at least provide for demolition to a shell condition equivalent to that of the shell condition in which Landlord is to deliver the Initial Premises. The contractor submitting the lowest qualifying bid shall be the “Demo Contractor” unless Landlord and Tenant otherwise agree to choose an alternate contractor, in which event, such alternate contractor shall be the Demo Contractor.  If Landlord shall fail to pay the amount to be paid by Landlord in accordance with this paragraph by the date which is sixty (60) days following the date Landlord received the Demo Contractor’s invoice and lien waiver, then upon five (5) days prior written notice thereof from Tenant to Landlord of such failure, Tenant may (but shall not be obligated to) make payments of the amounts then due to the Demo Contractor and if Tenant makes such payment, Tenant may then offset such amounts against Base Rent next payable by Tenant to Landlord under the Lease, as amended hereby, together with interest thereon at the rate specified in Section 32.B of this Lease from the date of payment by Tenant until the date on which such amount with interest is offset against such Base Rent or otherwise paid by Landlord to Tenant.

(z)           Landlord shall deliver the Second Expansion Spaces to Tenant, in the condition set forth in clause (x) of this subsection C on January 1, 2015, for purposes of performing Tenant’s Alterations thereto and for installation of telecommunications, business equipment and furniture, and may, subject to Legal Requirements  use the Second Expansion Spaces for the conduct of Tenant’s business prior to the Second Expansion Date.   Such entry by Tenant prior to the Second Expansion Date shall be at Tenant’s sole risk and without material interference to any work then being performed in the Building by Landlord or to any work then being performed by other tenants in space occupied by such tenants, and all of the covenants and conditions of the Lease as amended hereby shall be binding upon the parties hereto with respect to such whole or part of the Second Expansion Spaces.  Nevertheless, Tenant’s obligation to pay Rent with respect to the Second Expansion Spaces shall not commence until the Second Expansion Date, subject to a delay for a late delivery as provided in clause (x) of this subsection C, and Tenant shall pay the increase in Base Rent at the rates described below and any Additional Rent that may be due with respect to the Second Expansion Spaces under ARTICLE 5 on the Second Expansion Date and upon the first day of each calendar month thereafter.  Tenant shall pay for electricity used by Tenant with respect to the Second Expansion Spaces following commencement of Tenant’s construction of the Alterations in the Second Expansion Spaces as based upon Landlord’s good-faith, reasonable determination of the usage using sampling meters.  Prior to such time, Tenant shall not be responsible for electricity costs in the Second Expansion Spaces.

D.
Effective as of January 1, 2016 (adjusted as provided below, the “Third Expansion Date”), the premises consisting of approximately 47,131 rentable square feet on the Third Floor of Tower One (“Third Expansion Space”) shown on Exhibit FD attached hereto and made a part hereof is hereby added to the Premises.  Section 1.19 of the Lease is hereby amended accordingly.

By reason of the addition of the Third Expansion Space, the rentable square footage of the Premises is increased on the Third Expansion Date to 253,559 and Exhibit A to the Lease is amended to include as of the Third Expansion Date, the Third Expansion Space on Exhibit FD.

With respect to the foregoing addition to the Premises, Section 3.01, Section 3.02 and Section 7.01 shall be inapplicable, but the following shall be applicable:

(x)           In the event Landlord is unable to deliver possession of the Third Expansion Space in as-is condition on or before January 1, 2015 by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, the Lease as amended hereby shall nevertheless continue in force and effect, except (i) the Third Expansion Date shall be delayed day for day for each day following January 1, 2015 that Landlord is unable to so deliver possession of the Third Expansion Space and (ii)  if Landlord does not deliver the Third Expansion Space as required hereby for a period of sixty (60) days following the date on which Landlord is not prevented by reasons beyond Landlord’s control from so delivering, Base Rent with respect to the Third Expansion Space shall be abated for one additional day for each day following the end of such sixty (60) day period until Landlord makes such delivery.

(y)           Tenant shall be responsible for the demolition of the Third Expansion Space, but Landlord agrees to pay the Demo Cost of the Third Expansion Space to the Demo Contractor within thirty (30) days of Landlord’s receipt of the invoice therefor, together with the contractor’s waiver of lien with respect to such work conditioned only on such payment.  If Landlord shall fail to pay the amount to be paid by Landlord in accordance with this paragraph by the date which is sixty (60) days following the date Landlord received the Demo Contractor’s invoice and lien waiver, then upon five (5) days prior written notice thereof from Tenant to Landlord of such failure, Tenant may (but shall not be obligated to) make payments of the amounts then due to the Demo Contractor and if Tenant makes such payment, Tenant may then offset such amounts against Base Rent next payable by Tenant to Landlord under the Lease, as amended hereby, together with interest thereon at the rate specified in Section 32.B of this Lease from the date of payment by Tenant until the date on which such amount with interest is offset against such Base Rent or otherwise paid by Landlord to Tenant.

(z)           Landlord shall deliver the Third Expansion Space to Tenant, in the condition set forth in clause (x) of this subsection D on January 1, 2015, for purposes of performing Tenant’s Alterations thereto and for installation of telecommunications, business equipment and furniture, and may, subject to Legal Requirements use the Third Expansion Space for the conduct of Tenant’s business prior to the Third Expansion Date.   Such entry by Tenant prior to the Third Expansion Date shall be at Tenant’s sole risk and without material interference to any work then being performed in the Building by Landlord or to any work then being performed by other tenants in space occupied by such tenants, and all of the covenants and conditions of the Lease as amended hereby shall be binding upon the parties hereto with respect to such whole or part of the Third Expansion Space.  Nevertheless, Tenant’s obligation to pay Rent with respect to the Third Expansion Space shall not commence until the Third Expansion Date, subject to a delay for a late delivery as provided in clause (x) of this subsection D, and Tenant shall pay the increase in Base Rent at the rates described below and any Additional Rent that may be due with respect to the Third Expansion Space under ARTICLE 5 on the Third Expansion Date and upon the first day of each calendar month thereafter.  Tenant shall pay for electricity used by Tenant with respect to the Third Expansion Space following commencement of Tenant’s construction of the Alterations in the Third Expansion Spaces based upon Landlord’s good-faith, reasonable determination of the usage using sampling meters.  Prior to such time, Tenant shall not be responsible for electricity costs in the Second Expansion Spaces.

2.             Increase in Premises in the Event of a Renewal of Part of Expansion Space One.  The current tenant of Expansion Space One is negotiating with Landlord to extend its lease with a reduction in the premises demised thereunder.  Landlord anticipates that if such negotiations are successful, the remainder of Expansion Space One (Expansion Space One less the CC Renewal Space and the Non-Contiguous CC Space) and all of Expansion Space Two on the Fourth Floor of Tower Three, aggregating approximately 8,288 rentable square feet as shown on Exhibit FE, attached hereto and made a part hereof and referred to herein as “Expansion Space Four”, will be available for leasing to Tenant and in such event shall be added to the Premises on the following terms (which, for clarity, shall only be effective if such  negotiations with the tenant of Expansion Space One are successful):

A.
Effective as of the November 1, 2014 (adjusted as set forth below, the “Fourth Expansion Date”), Expansion Space Four is hereby added to the Premises.  Section 1.19 of the Lease is hereby amended accordingly.

B.
In the event of the addition of Expansion Space Four, the rentable square footage of the Premises is increased on the Fourth Expansion Date by 8,288 rentable square feet (so that when the First Expansion Space, Second Expansion Space and Expansion Space Four are a part of the Premises (but only if Expansion Space Four becomes a part of the Premises, and before the addition of the Bentley Space to the Premises as described below), the aggregate rentable square footage of the Premises shall be 261,847) and Exhibit A of the Lease shall be automatically amended to thereafter include Exhibit FE.

C.	With respect to the addition of Expansion Space Four to the Premises, Section 3.01, Section 3.02 and Section 7.01 shall be inapplicable, but the following shall be applicable:

(x)           In the event Landlord is unable to deliver possession of Expansion Space Four in as-is condition on or before May 1, 2014 by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, the Lease as amended hereby shall nevertheless continue in force and effect, except (i) the November 1, 2014 date for the addition of Expansion Space Four to the Premises shall be delayed day for day for each day following May 1, 2014 that Landlord is unable to so deliver possession of Expansion Space Four and (ii) if Landlord does not deliver the Expansion Space Four as required hereby for a period of sixty (60) days following the date on which Landlord is not prevented by reasons beyond Landlord’s control from so delivering, Base Rent with respect to the Expansion Space Four shall be abated for one additional day for each day following the end of such sixty (60) day period until Landlord makes such delivery.

(y)           Tenant shall be responsible for the demolition of Expansion Space Four, but Landlord agrees to pay the Demo Cost of Expansion Space Four to the Demo Contractor within thirty (30) days of Landlord’s receipt of the invoice therefor, together with the contractor’s waiver of lien with respect to such work conditioned only on such payment.  If Landlord shall fail to pay the amount to be paid by Landlord in accordance with this paragraph by the date which is sixty (60) days following the date Landlord received the Demo Contractor’s invoice and lien waiver, then upon five (5) days prior written notice thereof from Tenant to Landlord of such failure, Tenant may (but shall not be obligated to) make payments of the amounts then due to the Demo Contractor and if Tenant makes such payment, Tenant may then offset such amounts against Base Rent next payable by Tenant to Landlord under the Lease, as amended hereby, together with interest thereon at the rate specified in Section 32.B of this Lease from the date of payment by Tenant until the date on which such amount with interest is offset against such Base Rent or otherwise paid by Landlord to Tenant.

(z)           Landlord shall deliver Expansion Space Four to Tenant, in the condition set forth in clause (x) of this subsection C on April 1, 2014, for purposes of performing Tenant’s Alterations thereto and for installation of telecommunications, business equipment and furniture, and may, subject to Legal Requirements use Expansion Space Four for the conduct of Tenant’s business prior to the Fourth Expansion Date.   Such entry by Tenant prior to the Fourth Expansion Date

shall be at Tenant’s sole risk and without material interference to any work then being performed in the Building by Landlord or to any work then being performed by other tenants in space occupied by such tenants, and all of the covenants and conditions of the Lease as amended hereby shall be binding upon the parties hereto with respect to such whole or part of the Expansion Space Four.  Nevertheless, Tenant’s obligation to pay Rent with respect to Expansion Space Four shall not commence until the Fourth Expansion Date, subject to a delay for a late delivery as provided in clause (x) of this subsection C, and Tenant shall pay the increase in Base Rent at the rates described below and any Additional Rent that may be due with respect to Expansion Space Four under ARTICLE 5 on October 1, 2014 and upon the first day of each calendar month thereafter.  Tenant shall pay for electricity used by Tenant with respect to Expansion Space Four following commencement of Tenant’s construction of the Alterations in Expansion Space Four based upon Landlord’s good-faith, reasonable determination of the usage using sampling meters.  Prior to such time, Tenant shall not be responsible for electricity costs in the Second Expansion Spaces.

3.             Effect on Existing Expansion Options.  Tenant acknowledges that by reason of the addition to the Premises of the First Expansion Space and the Second Expansion Spaces, Tenant has no further rights with respect to Section 42.01 of the Lease.  Tenant further acknowledges that in the event (a) the current tenant of Expansion Space One (as defined in Section 42.02 of the Lease) extends its lease for a portion of Expansion Space One and (b) the balance of Expansion Space One, exclusive of the Non-Contiguous CC Space,  as well as Expansion Space Two, become a part of the Premises as described in Section 2 of this First Amendment, Tenant shall have no further rights with respect to Expansion Space One and Expansion Space Two pursuant to Section 42.02 of the Lease shall be of no further force or effect.

4.             Increase in Base Rent.  To reflect the increase in rentable square footage under the Lease, the table in Section 1.11 of the Lease is deleted and the table set forth on Exhibit Rent, attached hereto and made a part hereof shall be inserted as the table of Base Rent in Section 1.11.  Furthermore, in the event Expansion Space Four becomes a part of the Premises pursuant to Section 2 of this First Amendment, there shall be payable as additional Base Rent (that is, in addition to the Base Rent payable pursuant to Exhibit Rent) the Base Rent set forth in Exhibit Space Four Rent, attached hereto and made a part hereof.  In the event of a delay in the First Expansion Date, Second Expansion Date, Third Expansion Date or Fourth Expansion Date by reason of a delay in delivery of a space as described above, the Base Rent (on a per day, per square foot basis multiplied by the square footage of the space delivered late) with respect to such late delivered space shall not be payable with respect to the period of the delay.

5.             Proportionate Shares.

A.                                    Section 1.15 of the Lease is amended to read in its entirety:

1.15 Tenant’s Proportionate Tax Share:
12.72% for the Premises initially leased hereunder (computed on the basis of 95% occupancy) consisting of 106,563 rentable square feet.

For periods from and after the date the First Expansion Space becomes a part of the Premises, 0.61% shall be added to the Proportionate Tax Share.

For periods from and after the date the Second Expansion Spaces become a part of the Premises, 11.31% shall be added to the then Proportionate Tax Share to reflect the addition of the Second Expansion Spaces; provided, however, the amount of such increase shall be proportionately deferred for any delay in adding a Second Expansion Space to the Premises.

For periods from and after the date the Third Expansion Space becomes a part of the Premises, 5.63% shall be added to the then Proportionate Tax Share to reflect the addition of the Third Expansion Space to the Premises.

For periods from and after the date Expansion Space Four becomes a part of the Premises (if but only if by reason of the successful negotiation of a lease with the current Tenant of Expansion Space One), 0.99% shall be added to the then Proportionate Tax Share to reflect the addition of Expansion Space Four to the Premises.

B.                                    Section 1.16 of the Lease is amended to read in its entirety:

1.17 Tenant’s Proportionate Expense Share:
12.72% for the Premises initially leased hereunder (computed on the basis of 95% occupancy) consisting of 106,563 rentable square feet.

For periods from and after the date the First Expansion Space becomes a part of the Premises, 0.61% shall be added to the Proportionate Expense Share.

For periods from and after the date the Second Expansion Spaces become a part of the Premises, 11.31% shall be added to the then Proportionate Expense Share to reflect the addition of the Second Expansion Spaces; provided, however, the amount of such increase shall be proportionately deferred for any delay in adding a Second Expansion Space to the Premises.

For periods from and after the date the Third Expansion Space becomes a part of the Premises, 5.63% shall be added to the then Proportionate Expense Share to reflect the addition of the Third Expansion Space to the Premises.

For periods from and after the date Expansion Space Four becomes a part of the Premises (if but only if by reason of the successful negotiation of a lease with the current Tenant of Expansion Space One), 0.99% shall be added to the then Proportionate Expense Share to reflect the addition of Expansion Space Four to the Premises..

For purposes of clarity, adding a percentage to then Proportionate Tax Share or Proportionate Expense Share shall mean, for example, that if the then Proportionate Tax Share is 12.69%, the addition of 0.66% would produce a Proportionate Tax Share of 13.35%.

6.             Letter of Credit.  Tenant agrees, on or before January 1, 2015, to increase the Letter of Credit Amount to $3,013,126.12.  Section 1.21 of the Lease is hereby amended accordingly.

7.             Improvement Allowance for Expansion Spaces.  Article 38 of the Lease will be applicable to the First Expansion Space, Second Expansion Space, Third Expansion Space and, if added to the Premises pursuant to this First Amendment, Expansion Space Four, with the following modifications:

A.	References therein to “Initial Alterations” shall mean and include the Alterations in the First Expansion Space, Second Expansion Space, Third Expansion Space and Expansion Space Four.

B.	References to the Premises shall mean the First Expansion Space, Second Expansion Space, Third Expansion Space and Expansion Space Four.

C.	The reference in the penultimate paragraph of Article 38 to June 15, 2015 shall be a reference to July 15, 2016.

D.	The first sentence of Article 38 shall read:

(i)    With respect to the First Expansion Space:  “Subject to the terms of this Article 38 set forth below, there shall be paid by the Landlord as the Landlord’s contribution toward Tenant’s Alterations of the First Expansion Space, the sum (“Allowance”) of $307,020.00, based upon a contribution of $60.00 per rentable square foot for 5,117 rentable square feet in the First Expansion Space.”

(ii)    With respect to the Second Expansion Space:  “Subject to the terms of this Article 38 set forth below, there shall be paid by the Landlord as the Landlord’s contribution toward Tenant’s Alterations of the Second Expansion Space, the sum (“Allowance”) of $5,684,880.00, based upon a contribution of $60.00 per rentable square foot for 94,748 rentable square feet in the Second Expansion Space”. However, if the space leased as Second Expansion Space is reduced pursuant to the terms of this First Amendment, the amount of the Allowance with respect to the Second Expansion Space shall be correspondingly reduced at the rate of $60 per rentable square foot.

(iii)    With respect to the Third Expansion Space:  “Subject to the terms of this Article 38 set forth below, there shall be paid by the Landlord as the Landlord’s contribution toward Tenant’s Alterations of the Third Expansion Space, the sum (“Allowance”) of $2,403,681.00, based upon a contribution of $51.00 per rentable square foot

for 47,131 rentable square feet in the Third Expansion Space.”

(iv)    With respect to Expansion Space Four:   “Subject to the terms of this Article 38 set forth below, there shall be paid by the Landlord as the Landlord’s contribution toward Tenant’s Alterations of Expansion Space Four, the sum (“Allowance”) of $497,280.00, based upon a contribution of $60.00 per rentable square foot for 8,288 rentable square feet in Expansion Space Four.”

E.
Notwithstanding the foregoing, Tenant shall have the right to allocate and apply (without regard to any dollar or dollar per square foot limitation) the Allowance sums described above for uses permitted pursuant to Article 38 of the Lease among the Initial Premises, First Expansion Space, Second Expansion Space, Third Expansion Space, the Bentley Space and, if added to the Premises pursuant to this First Amendment, Expansion Space Four, in such proportions as Tenant shall determine in its sole discretion as if such Allowance sums were a single aggregate amount and Tenant’s preparation of such space was a single project.

8.             Confirmation of the Grant of Option.  Landlord hereby confirms its grant of the Option to add the Bentley Space to the Premises as of the November 1, 2019, so that subject to Section 3 hereof, the Lease is hereby amended so that from and after November 1, 2019, the Bentley Space together with the Premises then demised under the Lease as amended shall constitute the Premises under the Lease on the terms set forth in Sections 4 and 5 hereof.

9.             Exercise of Option.  Tenant hereby exercises the Bentley Option, so that subject to Section 3 hereof, the Lease shall be deemed amended so that the Bentley Space shall become a part of the Premises on November 1, 2019, on the terms set forth in Sections 4 and 5 hereof.

10.          Effect of Early Termination of Bentley Lease.  In the event the Bentley Lease terminates prior to October 31, 2019, for whatever reason, the Lease is hereby amended so that from and after the date of such termination, the Bentley Space shall become a part of the Premises on the terms set forth in Section 4 hereof.  By reason of the foregoing, the right of Tenant to enter into a direct lease of the Bentley Space under certain conditions as set forth in the Consent is of no force or effect.  In the event the Bentley Space is added to the Premises under this Section 3, the Bentley Space shall have become a part of the Premises prior to November 1, 2019 on the terms set forth in Section 4 hereof and the deemed amendment otherwise effected by Section 1 and Section 2 hereof, shall not be required and so shall be of no force or effect.

11.          Modification of Lease.  For periods from and after the Bentley Space Add Date (hereinafter defined),  the Lease is hereby amended (a) to increase the Base Rent for each of the periods described in Section 1.11 of the Lease beginning on the Bentley Space Add Date by an amount equal to the rentable square feet in the Bentley Space multiplied by the Annual Base Rent per Rentable Square Foot for the respective periods and (b) to add 1.59% to Tenant’s Proportionate Tax Share and Tenant’s Proportionate Expense Share to reflect the addition of the Bentley Space.  The “Bentley Space Add Date” shall be

November 1, 2019 or, if earlier, the date on which the Bentley Lease has been terminated.  Landlord shall provide written notice of such termination to Tenant.  As of the Bentley Space Add Date, if the First Expansion Space, Second Expansion Space, Third Expansion Space and Expansion Space Four have been added to the Premises, the aggregate rentable square footage of the Premises shall be 275,141.

12.          Exhibit A.  From and after the Bentley Space Add Date, Exhibit A to the Lease shall be amended to include the Bentley Space as described in the sublease of the Bentley Space and shown on Exhibit FF, attached hereto and made a part hereof.

13.          Bentley Space Allowance.  The improvement allowance (“Bentley Improvement Allowance”) for the Bentley Space under Section 42.04 of the Lease is $372,232.00 ($28 per rentable square foot of the Bentley Space) and would be due for alterations to the Bentley Space from and after November 1, 2019.  Notwithstanding the foregoing, Landlord has agreed to pay the discounted present value of the Bentley Improvement Allowance, which the parties agree is $253,489.99, in accordance with Article 38 of the Lease as if the Bentley Space were, for purposes of Article 38, currently a part of the Premises.  As a result of the foregoing and the increase in the Allowance under Section 1A above, the Allowance under Article 38 shall be $7,504,036.51 (as the same is further increased with respect to the First Expansion Space, Second Expansion Space, Third Expansion Space, and, potentially, Expansion Space Four) and, notwithstanding anything to the contrary contained in the Lease, as amended hereby, may be used by Tenant in accordance with Article 38 on any portion of the Premises leased by Tenant.  Tenant acknowledges that, by reason of the increase in the Allowance to reflect the discounted present value of the Bentley Improvement Allowance, Tenant has no right to any improvement allowance with respect to the Bentley Space when the same in fact becomes part of the Premises on November 1, 2019.

14.          Brokerage.  Tenant represents that Tenant has dealt with (and only with) Transwestern/RBJ as broker in connection with this First Amendment, and that insofar as Tenant knows, no other broker negotiated this First Amendment or is entitled to any commission in connection therewith.  Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder other than the broker described above for a commission or fee in connection with this First Amendment or any sublease hereunder (but nothing herein shall be construed as permitting any such sublease) provided that Landlord has not in fact retained such broker or finder.  Landlord agrees to indemnify, defend and hold harmless Tenant, its employees and agents from and against any claims made by any broker or finder named above or any other broker claiming to have earned a commission or fee in connection with this First Amendment, provided Tenant has not in fact retained such broker or finder.  In addition, Landlord shall pay the fees of Transwestern/RBJ with respect to the addition of the Bentley Space for the period from and after November 1, 2019 through the end of the initial term of the Lease in accordance with a separate agreement with such broker.

15.          Construction.

A.
All Alterations made by Tenant to prepare any of the space leased by Tenant pursuant to the provisions of this First Amendment (including,without limitation, the Bentley Space) shall be deemed to be “Initial Alterations” to the Premises.

B.
Consistent with Exhibit B-2 of the Lease, Landlord shall be responsible at its sole cost and expense for all restroom renovations on any floor of any Tower on which Tenant has leased more than 50% of the floor area of such floor in such Tower.  Without limiting the generality of the foregoing, such obligation shall be in effect with respect to the Original Premises as increased by this First Amendment.

C.
Landlord shall be responsible for all demising work with respect to the First Expansion Space, Second Expansion Spaces, the Third Expansion Space and Expansion Space Four without cost or expense to Tenant and shall cause the common corridor on the First Floor of Tower One to be constructed so as to provide Tenant access to the portion of its Premises on such floor.  Landlord shall cause the demising work and the corridor work to be completed as soon as practicable, but Tenant acknowledges that such work may be delayed by reason of the occupancy of State Street Bank and/or delays by State Street Bank in performing its obligations of restoration under its lease.  Tenant acknowledges that delays (i) by State Street Bank and (ii) in Landlord obtaining permits timely applied for and diligently pursued with respect to any such work to be performed by Landlord, shall be delays not within Landlord’s control.  Notwithstanding the foregoing, Landlord agrees that it will not, without Tenant’s consent, alter the existing obligations of State Street Bank to vacate and restore the spaces necessary to permit Landlord to do the demising work and the corridor work on a timely bases and Landlord agrees to  take reasonable steps (including commencing eviction proceedings) to enforce such obligations if such enforcement should become necessary.

16.          Miscellaneous.

A.
This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this First Amendment.

B.
Landlord represents and warrants to Tenant that as of the date of Landlord’s execution of this First Amendment, there is no mortgage on the Building or the Property.  Landlord shall request and use reasonable efforts to obtain from the DOT a recognition agreement with respect to this First Amendment consistent with the provisions of the last paragraph of Article 21 of the Lease.

C.
Landlord (on behalf of itself and its affiliates) shall have the right at any time and from time to time, in its sole discretion, to submit all or any portion of the Property to one or more condominiums pursuant to Massachusetts General Laws, Chapter 183A (each, singly, and collectively, the “Condominiums”) so long as such submission does not in any material way or degree increase Tenant’s obligations, or decrease Tenant’s rights, under the Lease as amended.  Tenant covenants and agrees for itself and for the holders of any mortgages or other security interests in Tenant’s leasehold (“Leasehold Security Holders”) that:  (i) the consent or approval of Tenant (and any such Leasehold Security Holders) shall not be necessary or required in order to create any of the Condominiums; and (ii) the Lease as amended from time to time shall be subject and subordinate to the Condominiums and all of the documents creating the Condominiums and pursuant to which the Condominiums are governed (collectively the “Condominium Documents”) with the same force and effect as if the Lease as amended (and any notice of the Lease as amended) were executed, acknowledged, delivered and recorded subsequent to the execution, acknowledgment, delivery and recording of the Condominium Documents; provided, however, nothing herein shall be construed as granting Tenant the right, without Landlord’s consent, to grant any such security interests.  In confirmation of such subordination, Tenant shall execute and deliver promptly such instruments of subordination as Landlord shall reasonably request.  Landlord represents, warrants and covenants that the creation of any one or more Condominiums shall not materially adversely affect:  (a) the determination or reporting of Operating Expenses, including the portion thereof payable by Tenant hereunder; (b) Tenant’s use of or access to the Premises or to the common areas as set forth in the Lease as amended hereby; or (c) Landlord’s obligations under the Lease as amended hereby to provide maintenance, repairs and services as required pursuant to the Lease as amended hereby.

D.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

E.	In the case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

F.
Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment, but rather is a solicitation for such an offer by Tenant.  Neither party shall be bound by this First Amendment until such party has executed and delivered the same to the other party.

[Signatures appear on the next succeeding page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed under seal as of the date first above written.

LANDLORD:

COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company

By:	SPG COPLEY ASSOCIATES, LLC, a Delaware limited liability company, managing member

	By:	/s/ DAVID J. CONTIS
David J. Contis
hereunto duly authorized

TENANT:

WAYFAIR LLC

By:	/s/ NICHOLAS MALONE
Its:		and not individually
hereunto duly authorized

Exhibit FA

Exhibit FA 1

PROPOSED WAYFAIR EXPANSION
ENTRY 431
PRINT 432
KITCHENETTE 429
OPEN OFFICE 433
COLLABORATION 428
COLLABORATION 435
SMALL CONF. 426
SMALL CONF. 425
SMALL CONF. 424
COLLABORATION 423
OPEN OFFICE 434
PRINT 422
MEN'S RESTROOM
TELEPHONE
ELECTRICAL 417
LOBBY 401
COAT 420
COAT 403
STORAGE
WELLNESS 408
SMALL CONF. 412
SMALL CONF. 412
MED. CONF. 406
OPEN OFFICE 414
KITCHENETTE 405
COLLABORATION 418
OPEN OFFICE 421
PRINT 419
COLLABORATION 402
PRINT 404
COLLABORATION 415
OPEN OFFICE 416
COAT 411

McMahon architects	WAYFAIR		SKETCH
	COPLEY PLACE | BOSTON, MA 02116	2013_1104	NTS
	4TH FLOOR DEMOLITION PLAN - LEASE AMENDMENTS	13.2009	MS / LL

Exhibit FB

Exhibit FC

Exhibit FC 1

Exhibit FC 2

EXHIBIT FC -2-

TOWER 1
TOWER 2
TOWER 3
TOWER 4
7,677 RSF

MCMAHON ARCHITECTS, INC. 535 ALBANY STREET BOSTON, MA 02118 P 617.482.5353 F 617.482.3288	JOB TITLE: FLOOR 4 LEASING EXHIBIT		DRAWING NUMBER: LE-01	
	LOCATION: COPLEY PLACE	DATE: 2014_02-07	SCALE: NTS	
	DRAWING TITLE: FOURTH FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH	CHECK: JEH
	REVISION:

Exhibit FC 3

Exhibit FC 4

Exhibit FD

EXHIBIT FD

47,131 RSF
TOWER 1
TOWER 2
TOWER 3
TOWER 4

M MCMAHON ARCHITECTS, INC. 535 ALBANY STREET BOSTON, MA 02118 P 617.482.5353 F 617.482.3288	JOB TITLE: FLOOR 3 LEASING EXHIBIT		DRAWING NUMBER: LE-01	
	LOCATION: COPLEY PLACE	DATE: 2014_02-07	SCALE: NTS	
	DRAWING TITLE: THIRD FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH	CHECK: JEH
	REVISION:

Exhibit FE

EXHIBIT FE
TOWER 1
TOWER 2
TOWER 3
TOWER 4
8,288 RSF

M MCMAHON ARCHITECTS, INC. 535 ALBANY STREET BOSTON, MA 02118 P 617.482.5353 F 617.482.3288	JOB TITLE: FLOOR 4 LEASING EXHIBIT		DRAWING NUMBER: LE-01
	LOCATION: COPLEY PLACE	DATE: 2014_02-07	SCALE: NTS
	DRAWING TITLE: FOURTH FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH / CHECK: JEH
	REVISION:

Exhibit FF

EXHIBIT FF

TOWER 1
TOWER 4
TOWER 2
TOWER 3
13,294 RSF

MCMAHON ARCHITECTS, INC. 535 ALBANY STREET BOSTON, MA 02118 P 617.482.5353 F 617.482.3288	JOB TITLE: FLOOR 7 LEASING EXHIBIT		DRAWING NUMBER: LE-01
	LOCATION: COPLEY PLACE	DATE: 2014_02-07	SCALE: NTS
	DRAWING TITLE: SEVENTH FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH / CHECK: JEH
	REVISION:

Exhibit Rent
Revised Section 1.11 Base Rent Table

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent
July 1, 2014 through September 30, 2014, based on 106,563 rsf	$34.65	$3,692,407.95	$307,700.66
October 1, 2014 through June 30, 2015, based on 111,680 rsf	$34.65	$3,869,712.00	$322,476.00
July 1, 2015 through December 31, 2016, based on 206,428 rsf	$35.65	$7,359,158.20	$613,263.18
January 1, 2016 through June 30, 2016, based on 253,559 rsf	$35.65	$9,039,378.35	$753,281.53
July 1, 2016 through June 30, 2017, based on 253,559 rsf	$36.65	$9,292,937.35	$774,411.45
July 1, 2017 through June 30, 2018, based on 253,559 rsf	$37.65	$9,546,496.35	$795,541.36
July 1, 2018 through June 30, 2019, based on 253,559 rsf	$38.65	$9,800,055.35	$816,671.28
July 1, 2019 through June 30, 2020, based on 253,559 rsf	$39.65	$10,053,614.35	$837,801.20
July 1, 2020 through June 30, 2021, based on 253,559 rsf	$40.65	$10,307,173.35	$858,931.11

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent
July 1, 2021 through June 30, 2022, based on 253,559 rsf	$41.65	$10,560,732.35	$880,061.03
July 1, 2022 through June 30, 2023, based on 253,559 rsf	$42.65	$10,814,291.35	$901,190.95
July 1, 2023 through June 30, 2024, based on 253,559 rsf	$43.65	$11,067,850.35	$922,320.87

Exhibit Space Four Rent
Based on 8,288 rsf

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent
November 1, 2014 through June 30, 2015	$34.65	$287,179.20	$23,931.60
July 1, 2015 through December 31, 2016	$35.65	$295,467.20	$24,622.27
January 1, 2016 through June 30, 2016	$35.65	$295,467.20	$24,622.27
July 1, 2016 through June 30, 2017	$36.65	$303,755.20	$25,312.93
July 1, 2017 through June 30, 2018	$37.65	$312,043.20	$26,003.60
July 1, 2018 through June 30, 2019	$38.65	$320,331.20	$26,694.27
July 1, 2019 through June 30, 2020	$39.65	$328,619.20	$27,384.93
July 1, 2020 through June 30, 2021	$40.65	$336,907.20	$28,075.60
July 1, 2021 through June 30, 202	$41.65	$345,195.20	$28,766.27
July 1, 2022 through June 30, 2023	$42.65	$345,195.20	$28,766.27
July 1, 2023 through June 30, 2024	$43.65	$353,483.20	$29,456.93

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made and entered into as of the 24 day of October, 2014 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and WAYFAIR LLC, a Delaware limited liability company (the “Tenant”).

Reference is made to the following:

A.            That certain lease (the “Original Lease”) dated as of April 18, 2013, by and between Landlord and Tenant of space in the Office Section of the Building known as Copley Place, in Boston, Suffolk County, Massachusetts, consisting of approximately 105,696 rentable square feet of space on the First, Third, Fourth, Sixth and Seventh Floors of Four Copley Place (“Original Premises”) as amended by a First Amendment to Lease (“First Amendment”) dated as of February 11, 2014 by and between Landlord and Tenant (the Original Lease as amended by the First Amendment is referred to herein as the “Lease”) as a result of which, among other things, the rentable square footage of the premises demised under the Lease increased by 867 rentable square feet to approximately 106,563 rentable square feet, increased on October 1, 2014 to approximately  111,680 rentable square feet by the addition of the First Expansion Premises (as defined in the First Amendment), conditionally increased by approximately 8,288 rentable square feet depending on whether and when Expansion Space Four (as defined in the First Amendment) was delivered to Tenant, shall increase on July 1, 2015 by approximately  94,748 rentable square feet by the addition of the Second Expansion Premises (as defined in the First Amendment) and shall increase on January 1, 2016 by approximately 47,131 rentable square feet by the addition of the Third Expansion Premises; and

B.            Landlord and Tenant have agreed that a portion of the Second Expansion Premises, consisting of approximately 29,716 rentable square feet on the First Floor of Tower One,  will not become a part of the Premises demised under the Lease, but in lieu thereof, the Fourth Floor of Tower One of the Building, consisting of approximately 46,403 rentable square feet and delineated on Exhibit A hereto shall be a part of the Second Expansion Premises (such substitution of a portion of the Second Expansion Premises being referred to herein as the “Substitution”), subject to the terms and conditions of this Second Amendment, as a result of which, after the Substitution, (i) the Second Expansion Premises shall comprise approximately 111,435 rentable square feet rather than 94,748 rentable square feet and (ii) on the Second Expansion Date (as defined in the First Amendment, the Premises demised under the Lease shall be approximately 223,115 rentable square feet, (iii) on the Third Expansion Date, the Fourth Expansion Date and the Bentley Space Add Date (as such terms are defined in the First Amendment), the Premises demised under the Lease shall be increased over the rentable square footage set forth in the Lease, by approximately 16,687 rentable square feet.

C.            Each capitalized term used in this Second Amendment without definition shall have the meaning ascribed to such term in the Lease.

1

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease and otherwise agree as follows:

1.             Increase in Premises by Addition of Expansion Space Four.  Tenant acknowledges that Landlord delivered Expansion Space Four to Tenant on July 1, 2014 as a result of which, consistent with the First Amendment and the adjustment provided therein for the Fourth Expansion Date, effective January 1, 2015, Expansion Space Four consisting of approximately 8,288 rentable square feet shall be added to the Premises.

2.             Substitution of Space Demised under the Lease. The first two grammatical paragraphs of Section 1.C of the First Amendment are amended to read in their entirety as follows (the balance of Section 1.C shall remain in effect with respect to the Second Expansion Spaces):

“Effective as of July 1, 2015 (adjusted as provided below, the “Second Expansion Date”) the spaces (shown on Exhibit A-1 of the Lease) and described in clauses (i), (ii), (iii) and (iv) as follows (collectively referred to as the “Second Expansion Spaces”) is hereby added to the Premises:

(i)    Approximately 28,334 rentable square feet on the Second Floor of Tower Four; and

(ii)    Approximately 7,677 rentable square feet on the Fourth Floor of Tower Four; and

(iii)    Approximately 29,021 rentable square feet on the Fifth Floor of Tower Four; and

(iv)    Approximately 46,403 rentable square feet constituting the Fourth Floor of Tower One.

Section 1.19 of the Lease is hereby amended accordingly.

By reason of the addition of Second Expansion Spaces (shown on Exhibit FC, attached hereto and made a part hereof) aggregating 111,435 rentable square feet and Expansion Space Four aggregating approximately 8,288 rentable square feet, the rentable square footage of the Premises is increased on the Second Expansion Date to 231,403 and Exhibit A to the Lease is amended to include as of the Second Expansion Date, the Second Expansion Spaces on Exhibit FC.”

Tenant agrees that shall have no rights under Article 43 of the Lease with respect to the space on First Floor of Tower One.  Without limiting the generality of the foregoing, such First Floor of Tower One Space shall not be Offering Space (as defined in the Lease) for purposes of the Lease as amended by this Second Amendment.

2

3.             Substitution of Exhibit.  Consistent with the Substitution, there shall be substituted for page 4 of Exhibit FC of the Lease, Exhibit A attached hereto.

4.             Former Expansion Option.  Tenant acknowledges that by reason of the addition to the Premises of Expansion Space Four, Tenant has no further rights with respect to Expansion Space One and Expansion Space Two pursuant to Section 42.02 of the Lease which is of no further force or effect.

5.             Increase in Base Rent.  To reflect the increase in rentable square footage under the Lease resulting from the Substitution and the satisfaction of the conditions relating to the addition to the Premises of Expansion Space Four, the table in Section 1.11 of the Lease (as amended in the First Amendment) is deleted and the table set forth on Exhibit Rent, attached hereto and made a part hereof, shall be inserted as the table of Base Rent in Section 1.11.  Exhibit Space Four Rent in the First Amendment is deleted and of no force or effect, the rents set forth therein having been incorporated in Exhibit Rent attached hereto. In the event of a delay in the Second Expansion Date or the Third Expansion Date (the delivery conditions for the First Expansion Space and Expansion Space Four having been satisfied) by reason of a delay in delivery of a space as in the First Amendment, the Base Rent (on a per day, per square foot basis multiplied by the square footage of the space delivered late) with respect to such late delivered space shall not be payable with respect to the period of the delay and shall be abated to the extent provided in Section 1.C(x) of the First Amendment with respect to a delay in the Second Expansion Date and to the extent provided in Section 1.D(x) of the First Amendment with respect to a delay in the Third Expansion Date.  The provisions relating to abatement of Base Rent for delay in delivery set forth in Section 4 the First Amendment are superseded by the provisions of this Section 5.

6.             Proportionate Shares.

A.    Section 1.15 of the Lease is amended to read in its entirety:

1.15 Tenant’s Proportionate Tax Share:
12.72% for the Premises initially leased hereunder (computed on the basis of 95% occupancy) consisting of 106,563 rentable square feet.

For periods from and after the date the First Expansion Space becomes a part of the Premises, 0.61% shall be added to the Proportionate Tax Share.

For periods from and after the date the Second Expansion Spaces become a part of the Premises, 12.64% shall be added to the then Proportionate Tax Share to reflect the addition of the Second Expansion Spaces; provided, however, the amount of such increase shall be proportionately deferred for any delay in adding a Second Expansion Space to the Premises.

For periods from and after the date the Third Expansion Space becomes a part of the Premises, 5.63% shall be added to the then Proportionate Tax Share to reflect the addition of the Third Expansion Space to the Premises.

3

B.    Section 1.16 of the Lease is amended to read in its entirety:

1.17 Tenant’s Proportionate Expense Share:
12.72% for the Premises initially leased hereunder (computed on the basis of 95% occupancy) consisting of 106,563 rentable square feet.

For periods from and after the date the First Expansion Space becomes a part of the Premises, 0.61% shall be added to the Proportionate Expense Share.

For periods from and after the date the Second Expansion Spaces become a part of the Premises, 12.64% shall be added to the then Proportionate Expense Share to reflect the addition of the Second Expansion Spaces; provided, however, the amount of such increase shall be proportionately deferred for any delay in adding a Second Expansion Space to the Premises.

For periods from and after the date the Third Expansion Space becomes a part of the Premises, 5.63% shall be added to the then Proportionate Expense Share to reflect the addition of the Third Expansion Space to the Premises.

For periods from and after January 1, 2015, 0.99% shall be added to the then Proportionate Expense Share to reflect the addition of Expansion Space Four to the Premises. For purposes of clarity, adding a percentage to then Proportionate Tax Share or Proportionate Expense Share shall mean, for example, that if the then Proportionate Tax Share is 12.69%, the addition of 0.66% would produce a Proportionate Tax Share of 13.35%.

4

7.             Letter of Credit.  Tenant agrees, on or before January 1, 2015, to increase the Letter of Credit Amount to $3,217,067.77.  Section 1.21 of the Lease is hereby amended accordingly.

8.             Improvement Allowance for Expansion Spaces.  Article 38 of the Lease, as amended by the First Amendment, shall remain effective with no change by reason of the Substitution.  For the purpose of clarity, and without limiting the generality of the foregoing, the Improvement Allowance shall not increase by reason of the addition of 16,687rentable square feet to the Premises pursuant to the Substitution, but Landlord shall be obligated to pay the full amount of the Demo Cost with respect to the Premises with the addition space resulting from the Substitution.

9.             Brokerage.  Tenant and Landlord agree that Landlord shall be responsible for the commission to be paid by reason of the Substitution in accordance with a separate agreement between Landlord and Transwestern/RBJ.  Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder other Transwestern/RBJ for a commission or fee in connection with this Second Amendment provided that Landlord has not in fact retained any such broker or finder.  Landlord agrees to indemnify, defend and hold harmless Tenant, its employees and agents from and against any claims made by any broker or finder claiming to have earned a commission or fee in connection with this Second Amendment, provided Tenant has not in fact retained such broker or finder.

10.          Notice of Lease; No Mortgage; and Recognition Agreement.  Landlord and Tenant hereby agree to execute, acknowledge and deliver, in recordable form, an amended notice of the Lease to reflect all of the premises leased by Tenant under the Lease, consistent with the provisions of Massachusetts General Laws Chapter 183, Section 4, as amended.  Landlord represents and warrants to Tenant that as of the date of Landlord’s execution of this Second Amendment, there is no mortgage encumbering the Building or the Property or any portion thereof.  Landlord shall request and use reasonable efforts to obtain from the DOT a recognition agreement with respect to this Second Amendment consistent with the provisions of the last paragraph of Article 21 of the Lease.

11.          Miscellaneous.

A.    This Second Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.

B.    Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.    In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

D.    Submission of this Second Amendment by Landlord is not an offer to enter into this Second Amendment, but rather is a solicitation for such an offer by Tenant.  Neither party shall be bound by this Second Amendment until such party has executed and delivered the same to the other party.

[Signatures appear on the next succeeding page]

5

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed under seal as of the date first above written.

LANDLORD:

COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company

By:	SPG COPLEY ASSOCIATES, LLC, a Delaware limited liability company, managing member

	By:	/s/ DAVID J. CONTIS
David J. Contis
hereunto duly authorized

TENANT:

WAYFAIR LLC

By:	/s/ NICHOLAS MALONE
Its:		and not individually
hereunto duly authorized

6

Exhibit A

Exhibit A 1

Exhibit Rent
Revised Section 1.11 Base Rent Table

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent
July 1, 2014 through September 30, 2014, based on 106,563 rsf	$34.65	$3,692,407.95	$307,700.66
October 1, 2014 through December 31, 2014, based on 111,680 rsf	$34.65	$3,869,712.00	$322,476.00
January 1, 2015 through June 30, 2015, based on 119,968 rsf	$34.65	$4,156,891.20	$346,407.60
July 1, 2015 through December 31, 2015, based on 231,403 rsf	$35.65	$8,249,516.95	$687,459.75
January 1, 2016 through June 30, 2016, based on 278,534 rsf	$35.65	$9,929,737.10	$827,478.09
July 1, 2016 through June 30, 2017, based on 278,534 rsf	$36.65	$10,208,271.10	$850,689.26
July 1, 2017 through June 30, 2018, based on 278,534 rsf	$37.65	$10,486,805.10	$873,900.43
July 1, 2018 through June 30, 2019, based on 278,534 rsf	$38.65	$10,765,339.10	$897,111.59

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent
July 1, 2019 through June 30, 2020, based on 278,534 rsf	$39.65	$11,043,873.10	$920,322.76
July 1, 2020 through June 30, 2021, based on 278,534 rsf	$40.65	$11,322,407.10	943,533,93
July 1, 2021 through June 30, 2022, based on 278,534 rsf	$41.65	$11,600,941.10	$966,745.09
July 1, 2022 through June 30, 2023, based on 278,534 rsf	$42.65	$11,879,475.10	$989,956.26
July 1, 2023 through June 30, 2024, based on 278,534 rsf	$43.65	$12,158,009.10	$1,013,167.43

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of the 8 day of October 2015 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and WAYFAIR LLC, a Delaware limited liability company (the “Tenant”).
Reference is made to the following:
A.That certain lease (“Original Lease”) dated as of April 18, 2013, by and between Landlord and Tenant as amended by a First Amendment to Lease (“First Amendment”) dated as of February 11, 2014 and a Second Amendment to Lease (“Second Amendment”) dated as of October 24, 2014, by and between Landlord and Tenant (the Original Lease as amended by the First Amendment and the Second Amendment is referred to herein as the “Lease”) of space in the Office Section of the Building containing 881,660 rentable square feet, known as Copley Place, in Boston, Suffolk County, Massachusetts consisting of approximately 231,403 rentable square feet of space on the First, Second, Third, Fourth, Fifth, Sixth and Seventh Floors of Four Copley Place and on the Third Floor of Three Copley Place and on the First Floor and Third Floors of One Copley Place (“Current Premises”); and
B.The First Expansion Space, the Second Expansion Spaces and Expansion Space Four (as such terms are defined in the First Amendment and amended in Section 2 of the Second Amendment) are a part of the Current Premises and

Landlord’s obligations with respect to the First Expansion Space, the Second Expansion Spaces and Expansion Space Four have been satisfied in their entirety.
C.Landlord is willing to increase the size of the Current Premises on the terms and conditions set forth below.
D.Each capitalized term used in this Third Amendment without definition shall have the meaning ascribed to such term in the Original Lease.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease and otherwise agree as follows:
1.Extension of Term: Options.

A.	The Termination Date is amended to June 30, 2025 and, accordingly, Section 1.10 of the Original Lease is amended to read in its entirety as follows:
June 30, 2025 as the same may be extended pursuant to the option of extension set forth in ARTICLE 41, unless, in any case, sooner terminated as provided in this Lease.

A.	The second sentence of the first grammatical paragraph of Article 41 is amended to read in its entirety as follows:
Each option may be exercised for (a) all of the Premises as then constituted, or (b)  not less than 80%, of the Premises as the same is constituted at the date the option for the portion is exercised; provided, however, if election (b) is chosen, any contiguous portion of the Premises on any floor of any Tower with respect to which Tenant does not exercise an option to extend (each, a “Non-Extended Space”) (x) shall be not less than 5,000 contiguous rentable square feet on any one floor of any one Tower and (y) shall meet the Window Line Criterion (hereinafter defined) and (z) shall be accessible by a corridor that is consistent with corridor layouts in comparable first class office towers.
2.    Increase in Premises Demised under the Lease. Effective as of the date (“Fifth Expansion Commencement Date”) that is the first to occur of (a) April 1, 2016 and (b) the date on which Tenant commences occupancy of the same or any portion thereof for the conduct of its business, space aggregating 93,987 rentable square feet, consisting of 15,647 rentable square feet on the Fifth Floor of Tower One, 37,840 rentable square feet on the Sixth Floor of Tower One and 40,500 rentable square feet on the Seventh Floor of Tower One of the Building (collectively, the “Fifth Expansion Spaces”) is hereby added to, and for all purposes, shall be part of, the Premises.
3.    Effect of Increase in Current Premises.

A.
The Third Expansion Space (as defined in the First Amendment) shall be added to the Premises as of January 1, 2016 (Landlord having delivered possession of the Third Expansion Space by January 1, 2015) as a result of which the Premises will then contain 278,534 rentable square feet of space as set forth in the Second Amendment. As set forth in Section 2 above, effective as of the Fifth Expansion Commencement Date, the Premises shall be increased by 93,987 rentable square feet of space so as to consist of 372,521 rentable square comprised of the Current Premises as delineated as hatched area on Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9 and A-10 attached hereto, the Third Expansion Space as delineated as hatched area on Exhibit B-1 attached hereto, and the Fifth Expansion Spaces as delineated as hatched area on Exhibits C-1, C-2 and C-3 (and the definition of Premises under Section 1.19 of the Original Lease shall be correspondingly modified to reflect the foregoing for periods from and after the Fifth Expansion Commencement Date. The parties acknowledge that the reference to 16,687 rentable square feet in Paragraph B of the Preamble of the Second Amendment was incorrect.

B.
Effective for periods from and after the Fifth Expansion Commencement Date, the table in Section 1.11 of the Lease (as such section of the Original Lease was amended by the First Amendment and the Second Amendment) is deleted and the table set forth on Exhibit Rent, attached hereto, shall be the table of Base Rent in Section 1.11 of the Lease.

C.
Effective for periods from and after the Fifth Expansion Commencement Date, the first sentence of Section 5.03 of the Original Lease shall be deleted and the following sentence inserted in lieu thereof:

“Tenant shall pay to Landlord or Landlord’s agent as Additional Rent, a sum (“Adjustment Amount”) equal to the sum of (i) Tenant’s Proportionate Expense Share multiplied by the amount by which (a) Operating Expenses incurred in each Calendar Year exceeds (b) Base Year Operating Expenses plus (ii) Tenant’s Proportionate Tax Share multiplied by the amount by which (a) Taxes payable with respect to each Calendar Year exceeds (b) Base Year Taxes; provided, however, in the event portions of the Premises have an Operating Expense Base Year or Tax Base Year that differs, respectively, from the Operating Expense Base Year or Tax Base Year of other portions of the Premises or the Operating Expense Base Year or Tax Base Year for any portion is a twelve month period other than a Calendar Year, the Proportionate Share assigned to such portion shall be multiplied by the difference between the Operating Expenses or Taxes, as applicable incurred in the relevant Calendar Year and the Operating Expenses or Taxes in the associated Operating Expense Base Year (even though the same may not be a Calendar Year) or Tax Base Year (even though the same may not be a Calendar Year). The sum of all such computations for a particular Calendar Year shall be the Adjustment Amount for that Calendar Year.”

D.	Effective for periods from and after the Fifth Expansion Commencement Date, Section 1.12 of the Lease is amended to read in its entirety:

1.12 Operating Expense Base Year:	As to the Premises other than the Fifth Expansion Spaces, the Calendar Year 2014. As to the Fifth Expansion Spaces, the Calendar Year 2016.

E.	Effective for periods from and after the Fifth Expansion Commencement Date, Section 1.14 of the Lease is amended to read in its entirety:

1.14 Tax Base Year:	As to the Premises other than the Fifth Expansion Spaces, the Calendar Year 2014. As to the Fifth Expansion Spaces, the tax fiscal year July 1, 2016 to June 30, 2017.

F.	Effective for periods from and after the Fifth Expansion Commencement Date, Section 1.16 of the Lease is amended to read in its entirety:

1.16 Tenant’s Proportionate Tax Share:
33.25 % for the Premises (computed on the basis of 95% occupancy) consisting of 278,534 rentable square feet, exclusive of the Fifth Expansion Spaces.
11.22% for the Fifth Expansion Spaces (computed on the basis of 95% occupancy).

G.	Effective for periods from and after the Fifth Expansion Commencement Date, Section 1.17 of the Lease is amended to read in its entirety:

1.17 Tenant’s Proportionate Expense Share:
33.25% for the Premises (computed on the basis of 95% occupancy) consisting of 278,534 rentable square feet, exclusive of the Fifth Expansion Spaces.
11.22% for the Fifth Expansion Spaces Premises (computed on the basis of 95% occupancy).

4.    Status of Expansion Rights and Rights of First Offer. Article 42 of the Original Lease is inapplicable to the Fifth Expansion Spaces. Tenant and Landlord agree that the Sections 42.01, 42.02 and 42.03 of the Original Lease are of no further force or effect and that, as reflected in the First Amendment, the Bentley Space will become part of the Premises in accordance with Section 8 thorough 10, inclusive, of the First Amendment to Section 42.04 of the Original Lease. Tenant acknowledges that the provisions of Article 43.01(iii) of the Original Lease are not applicable to the Fifth Expansion Spaces; accordingly, Tenant shall have no rights under Article 43 with respect to the Fifth Expansion Spaces.
5.    Condition of Fifth Expansion Spaces.

A.
The Fifth Expansion Spaces are being delivered to Tenant as of the date hereof in as-is, where-is condition (subject only to Landlord’s Contributions (as defined in subsection C below) to demolition and construction). Without limitation, Landlord shall have no responsibility for any condition or construction within the Fifth Expansion Spaces or for any condition above the finished ceilings except with regard to utilities and conduits serving premises other than the Premises, except that the foregoing shall not relieve Landlord from its obligations to deliver the Premises with all base Building systems operational at the Premises and to repair and maintain the Building components described in Section 8.02 of the Original Lease (as the same may be amended from time to time) in accordance with and subject to said Section 8.02 of the Original Lease (as the same may be amended from time to time). Subject to the foregoing, the obligations of Landlord under Exhibit B-2 of the Original Lease not be applicable to the Fifth Expansion Spaces nor shall Tenant have any right to any Allowance with respect to the Fifth Expansion Spaces under Article 38 of the Original Lease (except insofar as Article 38 is used in the determination of Landlord’s Contributions as set forth below). Subject only to Landlord’s Contributions, Tenant shall be responsible for the demolition of the Fifth Expansion Spaces and for all construction therein and for installation of telecommunications, business equipment and furniture (all of which shall be subject to the terms and conditions of the Lease regarding Alterations as if the Fifth Expansion Spaces were a part of the Premises) and all costs in connection therewith including without limitation, electricity used incident to such demolition (subject to the demolition electricity allowance described below) and construction therein. Without limiting the generality of the foregoing, all work necessary to prepare the Fifth Expansion Spaces for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense, in accordance with the applicable provisions of this Lease. Furthermore, if any alterations or modifications to the Building are required under applicable Legal Requirements by reason of the density of Tenant’s usage if in excess of ordinary office-related use or the Alterations made by Tenant to the Fifth Expansion Spaces which are not ordinary office leasehold improvements, the cost of such Building modifications (including, without limitation, to bathrooms) shall be paid by Tenant.

B.
Entry by Tenant for demolition and construction shall be at Tenant’s sole risk and without material interference to any work then being performed in the Building by Landlord or to any work then being performed by other tenants in space occupied by such tenants, and all of the covenants and conditions of the Lease as amended hereby shall be binding upon the parties hereto with respect to such whole or part of the Fifth Expansion Spaces as if the same were then a part of the Premises except that Tenant shall have no obligation to pay Base Rent or Additional Rent with respect to Operating Expenses or with respect to Taxes attributable to the Fifth Expansion Premises, except as set forth in Section 3.B and Section 3.C of this Third Amendment. Tenant shall pay for electricity used by Tenant with respect to the Fifth Expansion Spaces following commencement of demolition based upon Landlord’s good-faith, reasonable determination of the usage using sampling meters.

C.
Landlord shall contribute to the cost of demolition of Floors 6 and 7 of the Fifth Expansion Space, an amount equal to $783,400.00 (“Landlord’s Demo Contribution”) and to the cost of Tenant’s improvements to the Fifth Expansion Spaces, an amount equal to $939,870.00 (together with any amount remaining of the Landlord’s Demo Contribution as described below, “Landlord’s Improvement Contribution”). Landlord’s Demo Contribution and Landlord’s Improvement Contribution are referred to in this Third Amendment as “Landlord’s Contributions”. Landlord shall pay to Tenant, from Landlord’s Demo Contribution, within thirty (30) days of Landlord’s receipt of the invoices for the demolition work in the Fifth Floor Expansion Spaces showing payment of the Fifth Floor Expansion Spaces in full, together with the demolition contractor’s waiver of lien with respect to such work, the amount spent by Tenant with respect to demolition and covered by the paid invoices therefor. Any portion of Landlord’s Demo Contribution not requisitioned by Tenant and paid by Landlord shall be automatically added to the amount otherwise available as Landlord’s Improvement Contribution (and shall thereupon correspondingly reduce the amount payable as Landlord’s Demo Contribution) but only if all amounts payable to the demolition contractor have been paid in full as evidenced by paid invoices and unconditional waivers of lien with respect thereto. Payment of Landlord’s Improvement Contribution shall be subject to the procedures of Article 38 of the Original Lease except that (a) “Allowance” under Article 38 shall mean the amount of the Landlord’s Improvement Contribution, (b) “Initial Alterations” shall be the Alterations to the Fifth Floor Expansion Spaces, (c) the date of June 15, 2015 shall be replaced with September 30, 2016. In addition, and notwithstanding the fact that Tenant is generally responsible for the electricity costs from and after the date on which the Landlord delivers the Premises to Tenant to allow Tenant to begin its demolition and construction, Landlord shall be responsible for the first forty-five (45) days of electricity costs associated with Tenant’s demolition of the Fifth Floor Expansion Spaces and shall either pay such costs or, if the same are paid by Tenant, shall reimburse Tenant therefor if Tenant has paid the same. Tenant shall not be required to pay Landlord for the use of elevators and hoists during the making of Alterations to the Fifth Floor Expansion Spaces prior to the Fifth Expansion Commencement Date.

D.
Solely for the purpose of determining Tenant’s obligations with respect to restoration of the Premises at the end of the Term, all Alterations made by Tenant to initially prepare any of the Fifth Floor Expansion Spaces pursuant to the provisions of this Third Amendment shall be deemed “Initial Alterations”; accordingly, Tenant shall not be required to remove or restore any of such Alterations (or Alterations that were comparable replacements thereof) whether or not the same are Specialty Alterations.

6.    Space Reduction Option. Landlord shall have the right to reduce the Premises on each of the 2nd and 3rd floors of Tower One by approximately 400 square feet for use in connection with new Building elevator shafts and during the period of construction, to construct a dust wall around the area of the new shaft of approximately 1500 square feet on each floor to facilitate the construction of the elevator shaft and associated mechanicals. Landlord shall be wholly responsible for the cost of erecting the dust walls (in a manner so as to minimize interference with Tenant’s operations) and for painting the exterior of the dust walls to make the same compatible with the surrounding space of Tenant. Landlord shall be responsible for the cost of relocating any of Tenant’s operations within the area encompassed by the dust walls and, after removal of the dust walls, at Landlord’s expense, for the restoration of the areas impacted by the dust walls. Landlord shall also be responsible for the cost of any restoration of the area impacted by Landlord’s construction and for the relocation to other portions of the Premises leased by Tenant of any part of Tenant’s operations which the parties reasonably agree can no longer be conducted in the areas which have been permanently eliminated from the space for the shaft. Landlord’s restoration and reconstruction shall be to a standard and quality of that which was impacted by Landlord’s construction and by the permanent elimination of the up to 400 square feet on each floor. During the period that Landlord erects the dust walls until the dust walls are removed and the area restored, Tenant’s Base Rent shall be reduced on a per rentable square foot basis to reflect the loss of area encompassed by the dust walls and Tenant’s Proportionate Share of Operating Expenses and of Taxes shall be correspondingly reduced. After the area is restored, Tenant’s Base Rent shall be reduced on a per square foot basis to reflect the loss of rentable square footage in the Premises and the Proportionate Share associated with the space eliminated shall be correspondingly reduced. Landlord and Tenant shall enter into an amendment to the Lease following the restoration to document the permanent reduction in rent resulting from the permanent reduction in the size of the Premises.
7.    Letter of Credit; Guaranty. Tenant agrees, on or before January 1, 2016, to increase the Letter of Credit Amount to $4,407,569.70. Section 1.21 of the Lease is hereby amended accordingly. Tenant acknowledges that its membership interests are now 100% held by Wayfair, Inc., a Delaware corporation.  Simultaneously with the execution and delivery of this Third Amendment, Wayfair, Inc. is entering into a guaranty of the Lease, as amended.
8.    Brokerage. Tenant represents that Tenant has dealt with (and only with) Transwestern/RBJ as broker in connection with this Third Amendment, and that insofar as Tenant knows, no other broker negotiated this Third Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder other than the broker described above for a commission or fee in connection with this Third Amendment or any sublease hereunder (but nothing herein shall be construed as permitting any such sublease) provided that Landlord has not in fact retained such broker or finder. Landlord agrees to indemnify, defend and hold harmless Tenant, its employees and agents from and against any claims made by any broker or finder named above or any other broker claiming to have earned a commission or fee in connection with this Third Amendment, provided Tenant has not in fact retained such broker or finder. In addition, Landlord shall pay the fees of Transwestern/RBJ with respect to this Third Amendment in accordance with a separate agreement with such broker.
9.    Parking. For periods from and after April 1, 2016, Article 37 of the Original Lease shall read in its entirety as follows
“Tenant shall have the right during the Term to use up to twenty-five (25) non-reserved parking spaces in the garage located within and serving the Property (“Copley Garage”) and up to fifteen (15) non-reserved parking spaces in the garage in the property adjacent to the Building and located on Dartmouth Street (“Dartmouth Street Garage”), subject with respect to each garage of payment by Tenant for such use at the prevailing monthly rate therefor generally charged to Office Section tenants by the operator of the respective garage from time to time; provided, however, for every additional 3,500 rentable square feet of space in the Premises, exclusive of the Fifth Expansion Spaces, in excess of 130,000 rentable square feet, Tenant will be entitled to use, at the monthly rate and on the same terms as other spaces used by Tenant therein, one additional non-reserved parking space in the Dartmouth Street Garage. In addition, with respect to the Fifth Expansion Spaces, so long as the same are a part of the Premises, Tenant shall have the right to use up to nine (9) non-reserved parking spaces in the Dartmouth Street Garage subject with respect to the payment by Tenant for such use at the prevailing monthly rate therefor generally charged to Office Section tenants by the operator of the garage in which Tenant has the right to park, from time to time. Notwithstanding the assignment of any spaces to the Dartmouth Street Garage, Landlord shall have the right to designate all or any of such spaces to be for parking in the Copley Garage (at the rates payable therein from time to time). In the event of non-payment of parking charges due hereunder by the Tenant, Landlord shall have the right to terminate Tenant’s rights with respect to parking without any obligation to reinstate such right to parking in the event Tenant attempts to resume payment for parking.
10.     Inapplicability of Certain Lease Provisions. In addition to the provisions referred to above which are modified or deleted, the following provisions of the Lease shall not be applicable with respect to the Fifth Expansion Spaces: Article 3, Sections 3.01, 3.02 and 3.03; Article 7; Article 36.
11.    Miscellaneous.

A.
This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Third Amendment. Exhibits attached hereto are incorporated herein by reference.

B.
Landlord and Tenant hereby agree to execute, acknowledge and deliver, in recordable form, an amended notice of the Lease to reflect all of the Premises leased by Tenant under the Lease, consistent with the provisions of Massachusetts General Laws, Chapter 183, Section 4. Landlord represents and warrants to Tenant that as of the date of Landlord’s execution of this Third Amendment, there is no mortgage on the Building or the Property. Landlord shall request and use reasonable efforts to obtain from the DOT a recognition agreement with respect to this Third Amendment consistent with the provisions of the last paragraph of Article 21 of the Lease.

C.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

D.	In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

E.
Submission of this Third Amendment by Landlord is not an offer to enter into this Third Amendment, but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Third Amendment until such party has executed and delivered the same to the other party.

[Signatures appear on the next succeeding page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed under seal as of the date first above written.

LANDLORD:
COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company

By:	SPG COPLEY ASSOCIATES, LLC, a Delaware limited liability company, managing member

By: /s/ DAVID J. CONTIS
David J. Contis
hereunto duly authorized

TENANT:
WAYFAIR LLC

By:/s/ NICHOLAS MALONE
Its:                 and not individually
hereunto duly authorized

Exhibit A-1
Tower One Floor 4
46,403 rsf

LEASED SPACE 46,403 RSF

M ▲ MCMAHON ARCHITECTS, INC. 535 ALBANY STREET BOSTON, MA 02118 P 617.482.3353 F 617.482.3288	JOB TITLE: WAYFAIR LEASED SPACE		DRAWING NUMBER: LE-T1F4	
	LOCATION: COPLEY PLACE	DATE: 2014-10-15	SCALE: NTS	
	DRAWING TITLE: FOURTH FLOOR TOWER ONE	JOB NUMBER: 14-4001	DRAWN: RJG	CHECK: JEH
	REVISION:

Exhibit A-2
Tower Three Floor 3
5,117 rsf

EXHIBIT FB

TOWER 1
TOWER 2
TOWER 4
TOWER 3
5,117 RSF

MCMAHON ARCHITECTS, INC. 535 ALBANY STREET BOSTON, MA 02118 P 617.482.5353 F 617.482.3288	JOB TITLE: FLOOR 3 LEASING EXHIBIT		DRAWING NUMBER: LE-01	
	LOCATION: COPLEY PLACE	DATE: 2014_02-07	SCALE: NTS	
	DRAWING TITLE: THIRD FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH	CHECK: JEH
	REVISION:

Exhibit A-3
Tower Three Floor 4
8,288 rsf

EXHIBIT FE

TOWER 1
TOWER 2
TOWER 3
TOWER 4
8,288 RSF

MCMAHON ARCHITECTS, INC.
555 ALBANY STREET
BOSTON, MA 02118
P 617.482.5553
F 617.482.3288

JOB TITLE: FLOOR 4 LEASING EXHIBIT		DRAWING NUMBER: LE-01	
LOCATION: COPLEY PLACE	DATE: 2014_02-07	SCALE: NTS	
DRAWING TITLE: FOURTH FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH	CHECK: JEH
REVISION:

Exhibit A-4
Tower Four Floor One
7,392 rsf

EXHIBIT A - SHEET 5 - 1ST FLOOR

7,392 RSF
1ST FLOOR
TOWER FOUR
COPLEY PLACE

Exhibit A-5
Tower Four Floor 2
28,334 rsf

EXHIBIT A - SHEET 2 - "WAYFAIR"

TOWER 1
TOWER 2
28,334 RSF
TOWER 4
TOWER 3

MCMAHON ARCHITECTS, INC.
535 ALBANY STREET
BOSTON, MA 02118
P 617.482.5353
F 617.482.3288

JOB TITLE: FLOOR 2 LEASING EXHIBIT		DRAWING NUMBER: LE-01	
LOCATION: COPLEY PLACE	DATE: 2014_02-06	SCALE: NTS	
DRAWING TITLE: SECOND FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH	CHECK: JEH
REVISION:

Exhibit A-6
Tower Four Floor 3
23,048 rsf

EXHIBIT A - SHEET 4 - 3RD FLOOR

TOWER 4

23,048 RSF
3RD FLOOR
TOWER FOUR
COPLEY PLACE

Exhibit A-7
Tower Four Floor 4
24,520 rsf (3 plans)

EXHIBIT A - SHEET 3 - 4TH FLOOR

15,976 RSF
4TH FLOOR
TOWER FOUR
COPLEY PLACE

TOWER 1
TOWER 2
TOWER 3
TOWER 4
7,677 RSF

MCMAHON ARCHITECTS, INC. 535 ALBANY STREET BOSTON, MA 02116 P 617.482.5353 F 617.482.3288	JOB TITLE: FLOOR 4 LEASING EXHIBIT		DRAWING NUMBER: LE-01
	LOCATION: COPLEY PLACE	DATE: 2014_02-07	SCALE: NTS
	DRAWING TITLE: FOURTH FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH / CHECK: JEH
	REVISION:

Exhibit A-8
Tower Four Floor 5
29,021 rsf

TOWER 1
TOWER 2
29,021 RSF
TOWER 3
TOWER 4

MCMAHON ARCHITECTS, INC.	JOB TITLE: FLOOR 5 LEASING EXHIBIT		DRAWING NUMBER: LE-01	
535 ALBANY STREET BOSTON, MA 02118 P 617.482.5353 F 617.482.3288	LOCATION: COPLEY PLACE	DATE: 2014_02-06	SCALE: NTS	
	DRAWING TITLE: FIFTH FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH	CHECK: JEH
	REVISION:

Exhibit A-9
Tower Four Floor 6
24,104 rsf

EXHIBIT A - SHEET 2 - 6TH FLOOR

TOWER 4

24,104 RSF
6TH FLOOR
TOWER FOUR
COPLEY PLACE

Exhibit A-10
Tower Four Floor 7
35,176 rsf

EXHIBIT A - SHEET 1 - 7TH FLOOR

35,176 RSF
7TH FLOOR
TOWER FOUR
COPLEY PLACE

Exhibit B-1
Tower One Floor 3
47,131 rsf

47,131 RSF
TOWER 1
TOWER 2
TOWER 3
TOWER 4

MCMAHON ARCHITECTS, INC.
535 ALBANY STREET
BOSTON, MA 02118
P 617.482.5333
F 617.482.3288

JOB TITLE: FLOOR 3 LEASING EXHIBIT		DRAWING NUMBER: LE-01	
LOCATION: COPLEY PLACE	DATE: 2014_02-07	SCALE: NTS	
DRAWING TITLE: THIRD FLOOR LEASE EXHIBIT	JOB NUMBER: 13-4001	DRAWN: JEH	CHECK: JEH
REVISION:

Exhibit C-1
Tower One Floor 5
15,647 rsf

LEASED SPACE
15,647 RSF
TOWER 1

MCMAHON ARCHITECTS, INC. 535 ALBANY STREET BOSTON, MA 02118 P 617.482.5353 F 617.482.3288	JOB TITLE: LEASED SPACE		DRAWING NUMBER: LE-01	
	LOCATION: COPLEY PLACE	DATE: 2015_09-03	SCALE: NTS	
	DRAWING TITLE: FIFTH FLOOR TOWER ONE	JOB NUMBER: 14-4001	DRAWN: ACT	CHECK: JEH
	REVISION:

Exhibit C-2
Tower One Floor 6
37,840 rsf

T1
T2
TOWER 1
LEASED SPACE
37,840 RSF
T1
T4

MCMAHON ARCHITECTS, INC.
535 ALBANY STREET
BOSTON, MA 02118
P 617.482.5353
F 617.482.3288

JOB TITLE: LEASED SPACE		DRAWING NUMBER: LE-01	
LOCATION: COPLEY PLACE	DATE: 2015_09-03	SCALE: NTS	
DRAWING TITLE: SIXTH FLOOR TOWER ONE	JOB NUMBER: 14-4001	DRAWN: ACT	CHECK: JEH
REVISION:

Exhibit C-3
Tower One Floor 7
40,500 rsf

T1
T2
LEASED SPACE
40,500 RSF
T1
T4

MCMAHON ARCHITECTS, INC. 635 ALBANY STREET BOSTON, MA 02118 P 617.482.5353 F 617.482.3288	JOB TITLE: LEASED SPACE		DRAWING NUMBER: LE.01
	LOCATION: COPLEY PLACE	DATE: 2015-09-03	SCALE: NTS
	DRAWING TITLE: SEVENTH FLOOR	JOB NUMBER: 14-4001	DRAWN: ACT / CHECK: JEH
	REVISIONS:

Exhibit Rent
Revised Section 1.11 Base Rent Table

Base Rent for any period is the Base Rent payable for the period in Table A plus the Base Rent payable for such period in Table B.

Table A

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent
July 1, 2014 through September 30, 2014, based on 106,563 rsf	$34.65	$3,692,407.95	$307,700.66
October 1, 2014 through December 31, 2014, based on 111,680 rsf	$34.65	$3,869,712.00	$322,476.00
January 1, 2015 through June 30, 2015, based on 119,968 rsf	$34.65	$4,156,891.20	$346,407.60
July 1, 2015 through December 31, 2015, based on 231,403 rsf	$35.65	$8,249,516.95	$687,459.75
January 1, 2016 through June 30, 2016, based on 278,534 rsf	$35.65	$9,929,737.10	$827,478.09
July 1, 2016 through June 30, 2017, based on 278,534 rsf	$36.65	$10,208,271.10	$850,689.26
July 1, 2017 through June 30, 2018, based on 278,534 rsf	$37.65	$10,486,805.10	$873,900.43
July 1, 2018 through June 30, 2019, based on 278,534 rsf	$38.65	$10,765,339.10	$897,111.59
July 1, 2019 through June 30, 2020, based on 278,534 rsf	$39.65	$11,043,873.10	$920,322.76
July 1, 2020 through June 30, 2021, based on 278,534 rsf	$40.65	$11,322,407.10	943,533,93
July 1, 2021 through June 30, 2022, based on 278,534 rsf	$41.65	$11,600,941.10	$966,745.09
July 1, 2022 through June 30, 2023, based on 278,534 rsf	$42.65	$11,879,475.10	$989,956.26
July 1, 2023 through June 30, 2024, based on 278,534 rsf	$43.65	$12,158,009.10	$1,013,167.43
July 1, 2024 through June 30, 2025, based on 278,534 rsf	$44.65	$12,436,543.10	$1,036,378.59

Table B

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent
Prior to January 1, 2017	None	None	None
January 1, 2017 through March 31, 2017, based on 93,987 rsf	$38.00	$3,571,506.00	$297,625.50
April 1, 2017 through March 31, 2018 based on 93,987 rsf	$39.00	$3,665,493.00	$305,457.75
April 1, 2018 through March 31, 2019 based on 93,987 rsf	$40.00	$3,759,480.00	$313,290.00
April 1, 2019 through March 31, 2020 based on 93,987 rsf	$41.00	$3,853,467.00	$321,122.25
April 1, 2020 through March 31, 2021 based on 93,987 rsf	$42.00	$3,947,454.00	$328,954.50
April 1, 2021 through March 31, 2022 based on 93,987 rsf	$43.00	$4,041,441.00	$336,786.75
April 1, 2022 through March 31, 2023 based on 93,987 rsf	$44.00	$4,135,428.00	$344,619.00
April 1, 2023 through March 31, 2024 based on 93,987 rsf	$45.00	$4,229,415.00	$352,451.25
April 1, 2024 through March 31, 2025 based on 93,987 rsf	$46.00	$4,332,402.00	$361,033.50
April 1, 2025 through June 30, 2025 based on 93,987 rsf	$47.00	$4,417,389.00	$368,115.75

FOURTH AMENDMENT TO LEASE
THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into as of the 3 day of February, 2016 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and WAYFAIR LLC, a Delaware limited liability company (the “Tenant”).
Reference is made to the following:
A.That certain lease (“Original Lease”) dated as of April 18, 2013, by and between Landlord and Tenant as amended by a First Amendment to Lease (“First Amendment”) dated as of February 11, 2014 and a Second Amendment to Lease (“Second Amendment”) dated as of October 24, 2014 and a Third Amendment to Lease dated as of October 8, 2015 (“Third Amendment”), by and between Landlord and Tenant (the Original Lease as amended by the First Amendment, the Second Amendment and the Third Amendment is referred to herein as the “Lease”) of space in the Office Section of the Building containing 881,660 rentable square feet, known as Copley Place, in Boston, Suffolk County, Massachusetts consisting of approximately 278,534 rentable square feet of space on the First, Second, Third, Fourth, Fifth, Sixth and Seventh Floors of Four Copley Place and on the Third Floor of Three Copley Place and on the First Floor and Third Floors of One Copley Place (“Current Premises”); and
B.The Premises are scheduled to increase in size by adding to the Current Premises the Fifth Expansion Spaces (as defined in the Third Amendment).
C.Pursuant to Article 43 of the Original Lease, Tenant has a Right of First Offer with respect to space in Tower Three of the Building that is Offering Space that Landlord determines is available for lease to third parties and that is contiguous to the Premises.
D.By a Notice dated January 15, 2016 (erroneously stated as January 15, 2015 therein), Landlord notified Tenant of the availability of Offering Space available for lease on the Second Floor of Tower Three, contiguous to the Premises and Tenant notified Landlord that it exercised its right of first offer with respect to the Offering Space.
E.Each capitalized term used in this Fourth Amendment without definition or reference to a specific amendment to the Original Lease shall have the meaning ascribed to such term in the Original Lease.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease and otherwise agree as follows:

1.Increase in Premises Demised under the Lease. Effective as of the date (“First ROFO Expansion Date”) that is the later to occur of (a) March 1, 2016 and (b) the date on which Landlord is able to deliver the First ROFO Space (as hereinafter defined) to Tenant free and clear of the leasehold rights and occupancy of OpSec Security, Inc., the current tenant thereof, the space consisting of approximately 8,473 rentable square feet of space shown on Exhibit A (“First ROFO Space”, consisting of the space designated by hatched and cross hatched areas as Suite 3204A), shall be added to and for all purposes be a part of the Premises demised under the Lease on the terms and conditions set forth in this Fourth Amendment. Tenant acknowledges that it currently occupies such space as a subtenant of OpSec Security, Inc. under a sublease terminating on February 28, 2016, and, as a result, Landlord’s obligations as to the condition of the First ROFO Space on delivery shall be deemed satisfied. Tenant’s continued occupancy of the First ROFO Space after February 28, 2016 shall not affect the First ROFO Expansion Date. Tenant acknowledges that the First ROFO Space does not include a portion of the space currently leased to OpSec Security, Inc. which Landlord intends to use to construct an elevator shaft (as shown on Exhibit A).
2.Effect of Increase to Premises By Addition of First ROFO Space.

A.
Effective for periods from and after the First ROFO Expansion Date, the Base Rent payable under Section 1.11 of the Lease (as such section of the Original Lease has been amended to date) shall be the sum of (i) the Base Rent otherwise payable under the Lease and (ii) the Base Rent set forth in the table of First ROFO Base Rent attached hereto as Exhibit B (First ROFO Space Base Rent).

A.
Effective for periods from and after the First ROFO Expansion Date, Section 1.16 of the Lease is amended so that Tenant’s Proportionate Tax Share for the Premises shall be increased over the Proportionate Tax Share, otherwise defined in the Lease as amended, by 1.012 % to reflect the addition to the Premises of the First ROFO Space. Such percentage is computed from the ratio of 8,473 rentable square feet to 95% of the approximate square footage of the Building.

B.
Effective for periods from and after the First ROFO Expansion Date, Section 1.16 of the Lease is amended so that Tenant’s Proportionate Expense Share for the Premises shall be increased over the Proportionate Expense Share, otherwise defined in the Lease as amended, by 1.012 % to reflect the addition to the Premises of the First ROFO Space. Such percentage is computed from the ratio of 8,473 rentable square feet to 95% of the approximate square footage of the Building.

3.     Construction of Elevator Shaft. During the period that Landlord is constructing the elevator shaft designated on Exhibit A as a dotted line “X” area surrounded on three sides by the First ROFO Space), Landlord shall have the right to construct an area (“Temporary Shaft Construction Area”) around the elevator shaft for purposes of its construction (shown as the crosshatched area within the First ROFO Space and labeled “Temporary Space Impacts”). The costs of construction of the of the Temporary Shaft Construction Area shall be borne solely by Landlord and the area will not be accessed through the Premises after construction of the temporary walls separating the Temporary Shaft Construction Area from the balance of the First ROFO Space. Upon completion of its work with respect to the construction of the elevator shaft, Landlord will remove at Landlord’s sole cost and expense, the walls surrounding the Temporary Shaft Construction Area and return the same, broom clean to Tenant for its use. During the period commencing on the First ROFO Expansion Date and ending on the date that Landlord redelivers the Temporary Shaft Construction Area to Tenant, all Base Rent and Additional Rent attributable to Tax and Expense shall be proportionately abated to reflect the loss of use of the Temporary Shaft Construction Area by Tenant.
4.    Tenant Improvement Allowance. In accordance with Article 43 of the Original Lease, Tenant shall be entitled to receive from Landlord an improvement allowance to be used for Qualified Costs with respect to the First ROFO Space in the amount of $50 per rentable square foot of the First ROFO Premises, such improvement allowance to be administered on the same terms as the Allowance under Article 38 of the Original Lease.
5.    Letter of Credit. Tenant agrees, on or before January 1, 2016, to increase the Letter of Credit Amount to $4,508,257.10. Section 1.21 of the Lease is hereby amended accordingly.
6.    Alterations. Solely for the purpose of determining Tenant’s obligations with respect to restoration of the Premises at the end of the Term, all Alterations made by Tenant to initially prepare the First ROFO Space shall be deemed “Initial Alterations”; accordingly, Tenant shall not be required to remove or restore any of such Alterations (or Alterations that were comparable replacements thereof) whether or not the same are Specialty Alterations. Tenant shall not be required to pay Landlord for the use of elevators and hoists during the making of initial Alterations to the First ROFO Space.
7.    Brokerage. Tenant represents that Tenant has dealt with (and only with) Transwestern/RBJ as broker in connection with this Fourth Amendment, and that insofar as Tenant knows, no other broker negotiated this Fourth Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder other than the broker described above for a commission or fee in connection with this Fourth Amendment or any sublease hereunder (but nothing herein shall be construed as permitting any such sublease) provided that Landlord has not in fact retained such broker or finder. Landlord agrees to indemnify, defend and hold harmless Tenant, its employees and agents from and against any claims made by any broker or finder named above or any other broker claiming to have earned a commission or fee in connection with this Fourth Amendment, provided Tenant has not in fact retained such broker or finder. In addition, Landlord shall pay the fees of Transwestern/RBJ with respect to this Fourth Amendment in accordance with a separate agreement with such broker.
8.    Inapplicability of Certain Lease Provisions. In addition to the provisions referred to above which are modified or deleted, the following provisions of the Lease shall not be applicable with respect to the First ROFO Space: Article 3, Sections 3.01, 3.02 and 3.03; Article 7; Article 36.
9.    Miscellaneous.

A.
This Fourth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Fourth Amendment. Exhibits attached hereto are incorporated herein by reference.

B.
Landlord and Tenant hereby agree to execute, acknowledge and deliver, in recordable form, an amended notice of the Lease to reflect all of the Premises leased by Tenant under the Lease, consistent with the provisions of Massachusetts General Laws, Chapter 183, Section 4. Landlord represents and warrants to Tenant that as of the date of Landlord’s execution of this Fourth Amendment, there is no mortgage on the Building or the Property. Landlord shall request and use reasonable efforts to obtain from the DOT a recognition agreement with respect to this Fourth Amendment consistent with the provisions of the last paragraph of Article 21 of the Lease.

C.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

D.	In the case of any inconsistency between the provisions of the Lease and this Fourth Amendment, the provisions of this Fourth Amendment shall govern and control.

E.
Submission of this Fourth Amendment by Landlord is not an offer to enter into this Fourth Amendment, but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Fourth Amendment until such party has executed and delivered the same to the other party.

[Signatures appear on the next succeeding page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed under seal as of the date first above written.

LANDLORD:
COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company

By:	SPG COPLEY ASSOCIATES, LLC, a Delaware limited liability company, managing member

By: /s/ DAVID J. CONTIS
David J. Contis
hereunto duly authorized

TENANT:
WAYFAIR LLC

By: /s/ NICHOLAS MALONE
Its:                 and not individually
hereunto duly authorized

Exhibit A
First ROFO Space
8,473 rsf
(dotted line encompasses Temporary Shaft Construction Area)

SUITE 3204A
7,330 RSF
TOWER 3
TEMPORARY SPACE
IMPACTS
1,143 RSF

M MCMAHON ARCHITECTS, INC. 535 ALBANY STREET BOSTON, MA 02118 P 617.482.5353 F 617.482.3288	JOB TITLE: SUITE 3204A EXHIBIT		DRAWING NUMBER: LE-01	
	LOCATION: COPLEY PLACE	DATE: 2016_01-08	SCALE: NTS	
	DRAWING TITLE: SECOND FLOOR TOWER THREE	JOB NUMBER: 15-4053	DRAWN: ACT	CHECK: JEH
	REVISION:

Exhibit B
First ROFO Space Base Rent

Base Rent for the First ROFO Space

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent (proportionately for any partial month
First ROFO Expansion Date through June 30, 2016, based on 8,473 rsf	$35.65	Partial Year	$25,171.87
July 1, 2016 through June 30, 2017, based on 8,473 rsf	$36.65	$310,535.45	$25,877.95
July 1, 2017 through June 30, 2018, based on 8,473 rsf	$37.65	$319,008.45	$26,584.04
July 1, 2018 through June 30, 2019, based on 8,473 rsf	$38.65	$327,481.45	$27,290.12
July 1, 2019 through June 30, 2020, based on 8,473 rsf	$39.65	$335,954.45	$27,996.20
July 1, 2020 through June 30, 2021, based on 8,473 rsf	$40.65	$344,427.45	$28,702.29
July 1, 2021 through June 30, 2022, based on 8,473 rsf	$41.65	$352,900.45	$29,408.37
July 1, 2022 through June 30, 2023, based on 8,473 rsf	$42.65	$361,373.45	$30,114.45
July 1, 2023 through June 30, 2024, based on 8,473 rsf	$43.65	$369,846.45	$30,820.54
July 1, 2024 through June 30, 2025, based on 8,473 rsf	$44.65	$378,319.45	$31,526.62